As filed with the Securities and Exchange Commission on October 2, 2009
Registration No. 333-
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COMMERCIAL BARGE LINE COMPANY
(Exact name of Registrant as specified in its charter)

Delaware	4400	03-0552365
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1701 E. Market Street
Jeffersonville, Indiana 47130
(812) 288-0100
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

AMERICAN COMMERCIAL LINES INC.
(Exact name of Registrant as specified in its charter)

Delaware	4400	75-3177794
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1701 E. Market Street
Jeffersonville, Indiana 47130
(812) 288-0100
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

See Table of Additional Registrants below
Dawn R. Landry
Senior Vice President, General Counsel & Corporate Secretary
American Commercial Lines Inc.
1701 E. Market Street
Jeffersonville, IN 47130
(812) 288-0100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Amy Bowerman Freed, Esq.
Hogan & Hartson LLP
875 Third Avenue
New York, NY 10022
(212) 918-3000

Approximate date of commencement of proposed sale of the securities to the public:  As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting company ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issue Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price	Aggregate	Amount of
Securities to be Registered	Registered	per Unit (1)	Offering Price (1)	Registration Fee
12 1/2% Senior Secured Notes Due 2017	$200,000,000	100%	$200,000,000	$11,160
Guarantees of the 12 1/2% Senior Secured Notes	$200,000,000	(2)	(2)	None
Total	$200,000,000	—	$200,000,000	$11,160

(1)	Estimated pursuant to Rule 457(f) under the Securities Act of 1933, as amended, solely for the purposes of calculating the registration fee.

(2)	Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate consideration will be received for the guarantee.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Table of Additional Registrants (1)(2)

	State or Other	Primary	I.R.S.
	Jurisdiction of	Standard	Employer
	Incorporation or	Classification	Identification
Exact Name of Registrant as Specified in Its Charter	Organization	Code Number	No.

American Commercial Lines LLC	Delaware	4400	52-2106600
ACL Transportation Services LLC	Delaware	4400	52-2106589
Jeffboat LLC	Delaware	4400	52-2106590

(1)	The address and telephone number for each of the Additional Registrants, is 1701 E. Market Street, Jeffersonville, Indiana 47130, (812) 288-0100.

(2)	The name, address, including zip code, and telephone number, including area code, of agent for service for each of the Additional Registrants is Dawn R. Landry, Senior Vice President, General Counsel and Corporate Secretary, American Commercial Lines Inc., 1701 E. Market Street, Jeffersonville, Indiana 47130, (812) 288-0100.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED          , 2009

PROSPECTUS
Commercial Barge Line Company

EXCHANGE OFFER OF
$200,000,000 OF OUR 12 1/2% SENIOR SECURED NOTES DUE 2017

Unconditionally Guaranteed by

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
5:00 P.M., NEW YORK CITY TIME,          , 2009 UNLESS EXTENDED.

Terms of the exchange offer:

•	The exchange notes are being registered with the Securities and Exchange Commission and are being offered in exchange for the original notes that were previously issued in an offering exempt from the Securities and Exchange Commission’s registration requirements. The terms of the exchange offer are summarized below and are more fully described in this prospectus.

•	We will exchange all original notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer.

•	You may withdraw tenders of original notes at any time prior to the expiration of the exchange offer.

•	We believe that the exchange of original notes will not be a taxable event for U.S. federal income tax purposes, but you should see “The Exchange Offer — Tax Consequences of the Exchange Offer” and “Material U.S. Federal Income Tax Considerations” on pages 22 and 81, respectively, of this prospectus for more information.

•	We will not receive any proceeds from the exchange offer.

•	The terms of the exchange notes are substantially identical to the original notes, except that the exchange notes are registered under the Securities Act of 1933, as amended, and the transfer restrictions and registration rights applicable to the original notes do not apply to the exchange notes.

•	The exchange notes will be guaranteed on a senior secured basis by American Commercial Lines Inc., and by each of the following direct wholly owned subsidiaries of Commercial Barge Line Company: American Commercial Lines LLC, ACL Transportation Services LLC and Jeffboat LLC (the “Guarantors”).

•	We do not intend to list the exchange notes on any securities exchange or to have them approved for any automated quotation system.

Investments in these securities involve risks. See Risk Factors beginning on page 7.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2009.

This prospectus, the letter of transmittal and the notice of guaranteed delivery are
first being mailed to all holders of the original notes on          , 2009.

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY COMMERCIAL BARGE LINE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL CREATE UNDER ANY CIRCUMSTANCES AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF AMERICAN COMMERCIAL LINES INC. AND ITS SUBSIDIARIES SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SECURITIES OTHER THAN THOSE SPECIFICALLY OFFERED HEREBY OR AN OFFER TO SELL ANY SECURITIES OFFERED HEREBY IN ANY JURISDICTION WHERE, OR TO ANY PERSON WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. THE INFORMATION CONTAINED IN THIS PROSPECTUS SPEAKS ONLY AS OF THE DATE OF THIS PROSPECTUS UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

Page

Special Note Regarding Forward-Looking Statements	ii
Prospectus Summary	1
Risk Factors	7
The Exchange Offer	14
Ratio of Earnings to Fixed Charges of American Commercial Lines Inc.	23
Use of Proceeds	23
Description of Certain Indebtedness	23
Selected Historical Financial Information of American Commercial Lines Inc.	26
Description of the Notes	28
Material U.S. Federal Income Tax Considerations	81
Book-Entry; Delivery and Form	86
Plan of Distribution	88
Where You Can Find More Information	88
Incorporation of Certain Documents by Reference	89
Legal Matters	89
Experts	89
EX-4.1
EX-4.2
EX-4.3
EX-5.1
EX-10.1
EX-10.2
EX-10.3
EX-10.4
EX-12.1
EX-23.1
EX-25
EX-99.1
EX-99.2
EX-99.3
EX-99.4

This prospectus incorporates important business and financial information about us that is not included in or delivered with this document. This information is available to you at no cost, upon your request. You can request this information by writing or telephoning us at the following address: American Commercial Lines Inc., 1701 East Market Street, Jeffersonville, Indiana 47130, Attention: Investor Relations (telephone number (812) 288-0100).

In order to obtain timely delivery, you must request information no later than          , 2009, which is five business days before the scheduled expiration of the exchange offer.

In this prospectus, unless the context indicates otherwise, the terms “ACL,” the “Company,” “we,” “us” and “our” refer to American Commercial Lines Inc. and all entities owned or controlled by American Commercial Lines Inc., including Commercial Barge Line Company. The term “Issuer” refers solely to Commercial Barge Line Company.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains statements that constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. When used, words such as “anticipate,” “expect,” “believe,” “intend,” “may be,” “will be” and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements. These forward-looking statements are based on management’s present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. American Commercial Lines Inc. is under no obligation to, and expressly disclaims any obligation to, update or alter our forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

Important factors that could cause actual results to differ materially from those reflected in such forward-looking statements and that should be considered in evaluating our outlook include, but are not limited to, the following:

•	The global economic crisis which began in 2008 is likely to have detrimental impacts on our business;

•	Freight transportation rates for the Inland Waterways fluctuate from time to time and may decrease;

•	An oversupply of barging capacity may lead to reductions in freight rates;

•	Yields from North American and worldwide grain harvests could materially affect demand for our barging services;

•	Diminishing demand for new barge construction may lead to a reduction in sales prices for new barges;

•	Volatile steel prices may lead to a reduction in or delay of demand for new barge construction;

•	Higher fuel prices, if not recouped from our customers, could dramatically increase operating expenses and adversely affect profitability;

•	Our operating margins are impacted by certain low margin legacy contracts and by spot rate market volatility for grain volume and pricing;

•	We are subject to adverse weather and river conditions, including marine accidents;

•	Seasonal fluctuations in industry demand could adversely affect our operating results, cash flow and working capital requirements;

•	The aging infrastructure on the Inland Waterways may lead to increased costs and disruptions in our operations;

•	The inland barge transportation industry is highly competitive; increased competition could adversely affect us;

•	Global trade agreements, tariffs and subsidies could decrease the demand for imported and exported goods, adversely affecting the flow of import and export tonnage through the Port of New Orleans and other Gulf-coast ports and the demand for barging services;

•	Our failure to comply with government regulations affecting the barging industry, or changes in these regulations, may cause us to incur significant expenses or affect our ability to operate;

•	Our maritime operations expose us to numerous legal and regulatory requirements, and violation of these regulations could result in criminal liability against us or our officers;

•	The Jones Act restricts foreign ownership of our stock, and the repeal, suspension or substantial amendment of the Jones Act could increase competition on the Inland Waterways and have a material adverse effect on our business;

•	We are named as a defendant in class action lawsuits and we are in receipt of other claims and we cannot predict the outcome of such litigation, which may result in the imposition of significant liability to American Commercial Lines Inc.;

•	We are facing significant litigation which may divert management attention and resources from our business;

•	Our insurance may not be adequate to cover our losses;

•	Our aging fleet of dry cargo barges may lead to increased costs and disruptions in our operations;

•	We may not ultimately be able to drive efficiency to the level to achieve our current forecast of tonnage without investing additional capital or incurring additional costs;

•	Our cash flows and borrowing facilities may not be adequate for our additional capital needs and our future cash flow and capital resources may not be sufficient for payments of interest and principal of our substantial indebtedness;

•	A significant portion of our borrowings are tied to floating interest rates which may expose us to higher interest payments should interest rates increase substantially;

•	We face the risk of breaching covenants in the New Credit Facility and may not be able to comply with certain incurrence tests in the indenture;

•	The loss of one or more key customers, or material nonpayment or nonperformance by one or more of our key customers, could cause a significant loss of revenue and may adversely affect profitability;

•	A major accident or casualty loss at any of our facilities could significantly reduce production;

•	Interruption or failure of our information technology and communications systems, or compliance with requirements related to controls over our information technology protocols, could impair our ability to effectively provide our services or increase our information technology costs and could damage our reputation;

•	Our transportation division employees are covered by federal maritime laws that may subject us to job-related claims in addition to those provided by state laws;

•	We have experienced work stoppages by union employees in the past, and future work stoppages may disrupt our services and adversely affect our operations;

•	The loss of key personnel, including highly skilled and licensed vessel personnel, could adversely affect our business;

•	Failure to comply with environmental, health and safety regulations could result in substantial penalties and changes to our operations; and

•	We are subject to, and may in the future be subject to disputes, or legal or other proceedings that could involve significant expenditures by us.

These forward looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward looking statements. Forward looking statements should, therefore, be considered in light of various factors, including those set forth in this prospectus under “Risk Factors” and elsewhere in this prospectus. In light of such risks and uncertainties, we caution you not to rely on these forward-looking statements in deciding whether to invest in the notes. We do not undertake any obligation to publicly release any revisions to these forward looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL COMMERCIAL BARGE LINE COMPANY ACCEPT SURRENDERS OF ORIGINAL NOTES FOR EXCHANGE FROM, HOLDERS IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information included elsewhere or incorporated by reference in this prospectus. Because this is a summary, it may not contain all the information that may be important to you. You should read the entire prospectus, as well as the information incorporated by reference, before making an investment decision. Unless otherwise indicated or required by the context, the terms “ACL,” “we,” “our,” “us” and the “Company” refer to American Commercial Lines Inc. and all of its subsidiaries that are consolidated under GAAP. References to the “Issuer” refer to Commercial Barge Line Company. Our fiscal year ends on December 31 of each year. When we refer to a year, such as “2008”, we are referring to the fiscal year ended on December 31 of that year.

COMMERCIAL BARGE LINE COMPANY AND AMERICAN COMMERCIAL LINES INC.

Commercial Barge Line Company

Commercial Barge Line Company, a direct wholly owned subsidiary of American Commercial Lines Inc., is an operating company and holding company, which, through its subsidiaries, operates barges and towboats on U.S. inland waterways.

American Commercial Lines Inc.

American Commercial Lines Inc. is one of the largest and most diversified marine transportation and service companies in the United States. ACL provides barge transportation and related services under the provisions of the Jones Act and manufactures barges, towboats and other vessels, including ocean-going liquid tank barges.

American Commercial Lines Inc. currently operates in two primary business segments, transportation and manufacturing.

Commercial Barge Line Company’s and American Commercial Line Inc.’s principal executive offices are located at 1701 East Market Street in Jeffersonville, Indiana. Our mailing address is P.O. Box 610, Jeffersonville, Indiana 47130. The telephone number at that address is (812) 288-0100.

The Exchange Offer

On July 7, 2009, we completed the offering of $200,000,000 aggregate principal amount of 12 1/2% Senior Secured Notes due 2017. The offering was made in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). As part of the offering, we entered into a registration rights agreement with the initial purchasers of the original notes in which we agreed, among other things, to deliver this prospectus and to complete an exchange offer for the original notes. Below is a summary of the exchange offer.

Securities offered	Up to $200,000,000 aggregate principal amount of exchange 12 1/2% Senior Secured Notes due 2017 which have been registered under the Securities Act. The form and terms of these exchange notes are identical in all material respects to those of the original notes. The exchange notes, however, will not contain transfer restrictions and registration rights applicable to the original notes.

The exchange offer	We are offering to exchange $2,000 principal amount of our 12 1/2% Senior Secured Notes due 2017 which have been registered under the Securities Act, for each $2,000 principal amount of our outstanding 12 1/2% Senior Secured Notes due 2017.

In order to be exchanged, an original note must be properly tendered and accepted. All original notes that are validly tendered and not withdrawn will be exchanged. As of the date of this prospectus, there are $200,000,000 principal amount of 12 1/2% original notes outstanding. We will issue exchange notes promptly after the expiration of the exchange offer.

Resales	We are registering the Exchange Offer in reliance on the position enunciated by the Commission in Exxon Capital Holdings Corp., SEC No-Action Letter (April 13, 1988), Morgan Stanley & Co, Inc., SEC No-Action Letter (June 5, 1991), and Shearman & Sterling, SEC No-Action Letter (July 2, 1993). Based on interpretations by the Staff of the Commission, as detailed in a series of no-action letters issued to third parties, we believe that the exchange notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act as long as:

• you are acquiring the exchange notes in the ordinary course of your business;

• you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate, in a distribution of the exchange notes; and

• you are not our affiliate.

Rule 405 under the Securities Act defines “affiliate” as a person that, directly or indirectly, controls or is controlled by, or is under common control with, a specified person. In the absence of an exemption, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the exchange notes. If you fail to comply with these requirements you may incur liabilities under the Securities Act, and we will not indemnify you for such liabilities.

Each broker or dealer that receives exchange notes for its own account in exchange for original notes that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer to resell, resale, or other transfer of the exchange notes issued in the exchange offer.

Expiration date	5:00 p.m., New York City time, on , 2009, unless we extend the expiration date.

Withdrawal rights	You may withdraw tenders of the original notes at any time prior to 5:00 p.m., New York City time, on the expiration date. For more information, see the section entitled “The Exchange Offer” under the heading “Terms of the Exchange Offer.”

Conditions to the exchange offer	The exchange offer is subject to certain customary conditions, which we may waive in our sole discretion. For more information, see the section entitled “The Exchange Offer” under the heading “Conditions to the Exchange Offer.” The exchange offer is not conditioned upon the exchange of any minimum principal amount of original notes.

Procedures for tendering original notes	If you wish to accept the exchange offer, you must (1) complete, sign and date the accompanying letter of transmittal, or a facsimile copy of such letter, in accordance with its instructions and the instructions in this prospectus, and (2) mail or otherwise deliver the executed letter of transmittal, together with the original notes and any other required documentation to the exchange agent at the address set forth in the letter of transmittal. If you are a broker, dealer, commercial bank, trust company or other nominee and you hold original notes through The Depository Trust Company, or DTC, and wish to accept the exchange offer, you must do so pursuant to DTC’s automated tender offer program. By executing or agreeing to be bound by the letter of transmittal, you will represent to us, among other things, (1) that you are, or the person or entity receiving the exchange notes is, acquiring the exchange notes in the ordinary course of business, (2) that neither you nor any such other person or entity has any arrangement or understanding with any person to participate in the distribution of the exchange notes within the meaning of the Securities Act and (3) that neither you nor any such other person or entity is our affiliate within the meaning of Rule 405 under the Securities Act.

If you are a beneficial owner whose original notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender in the exchange offer, we urge you to promptly contact the person or entity in whose name your original notes are registered and instruct that person or entity to tender on your behalf. If you wish to tender in the exchange offer on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your original notes, either make appropriate arrangements to register ownership of your original notes in your name or obtain a properly completed bond power from the person or entity in whose name your original notes are registered. The transfer of registered ownership may take considerable time.

Guaranteed delivery procedures	If you wish to tender your original notes and your original notes are not immediately available or you cannot deliver your original notes, the letter of transmittal or any other documents required to the exchange agent (or comply with the procedures for book-entry transfer) prior to the expiration date, you must tender your original notes according to the guaranteed delivery procedures set forth in the section entitled “The Exchange Offer” under the heading “Guaranteed Delivery Procedures.”

Taxation	The exchange pursuant to the exchange offer will generally not be a taxable event for U.S. federal income tax purposes. For more details, see the sections entitled “The Exchange Offer — Tax Consequences of the Exchange Offer” and “Material U.S. Federal Income Tax Considerations”.

Consequences of failure to exchange	If you do not exchange the original notes, they will remain entitled to all the rights and preferences and will continue to be subject to the limitations contained in the indenture. However, following the exchange offer, all outstanding original notes will still be subject to the same restrictions on transfer, and we will have no obligation to register outstanding original notes under the Securities Act.

Use of proceeds	We will not receive any proceeds from the exchange offer. For more details, see the “Use of Proceeds” section.

Exchange agent	The Bank of New York Mellon is serving as the exchange agent in connection with the exchange offer. The address, telephone number and facsimile number of the exchange agent are listed under the heading “The Exchange Offer — Exchange Agent.”

The Notes

Issuer	Commercial Barge Line Company

Notes Offered	$200,000,000 aggregate principal amount of 12 1/2% senior secured notes due 2017.

Maturity Date	July 15, 2017.

Interest	Interest on the notes will accrue at a rate of 12 1/2% per annum, payable semi-annually in cash in arrears on January 15 and July 15 of each year, commencing January 15, 2010.

Guarantees	The notes are and the exchange notes will be fully and unconditionally guaranteed on a senior secured basis by American Commercial Lines Inc. and by each of the following direct wholly owned subsidiaries of Commercial Barge Line Company: American Commercial Lines LLC, ACL Transportation Services LLC and Jeffboat LLC.

Ranking	The notes will constitute senior secured debt of the Issuer. They will rank:

• equally in right of payment with all of the Issuer’s existing and future senior debt;

• senior in right of payment to all of the Issuer’s existing and future subordinated debt;

• subordinated in right of payment to all of the Issuer’s indebtedness and obligations that are secured by first priority liens under the Issuer’s new senior secured revolving credit facility (the “New Credit Facility”) to the extent of the value of the assets subject to such first priority liens; and

• subordinated in right of payment to all existing and future indebtedness and other liabilities of any of the Company’s subsidiaries that is not also a Guarantor of the notes.

Assuming the Issuer had completed the Transactions and applied the net proceeds as intended, as of March 31, 2009, the Issuer would have had approximately $449.7 million of senior debt outstanding (including the notes offered hereby), of which approximately $249.7 million would have ranked senior to the notes to the extent of the collateral securing such debt. We would have had approximately $96.9 million available for future borrowing under the New Credit Facility, all of which would be senior to the notes offered hereby.

The Guarantees will:

• rank senior in right of payment to all existing and future subordinated indebtedness of the Guarantors;

• rank equally in right of payment with all existing and future senior indebtedness of the Guarantors;

• be effectively subordinated in right of payment to indebtedness under the Issuer’s New Credit Facility to the extent of the collateral securing such indebtedness on a first priority basis; and

• be effectively subordinated in right of payment to all existing and future indebtedness and other liabilities of any subsidiary that is not also a Guarantor of the notes.

Security	The notes and Guarantees will be secured on a second priority basis by all of the assets of the Issuer and Guarantors that secure our obligations under the New Credit Facility described herein, including equipment, fixtures, certain owned real property interests, intellectual property, including trade names, present and future receivables and inventory and related general intangibles and all present and future shares of capital stock or other equity interests of each of our and each Guarantor’s directly owned domestic subsidiaries and up to 65% of the future shares of capital stock or other equity interests of each of our and each Guarantor’s future directly owned foreign subsidiaries, in each case subject to certain exclusions and customary permitted liens. This second priority lien is subject to a first priority lien securing the New Credit Facility. See “Risk Factors — Risks Relating to the Notes — Other secured indebtedness, including indebtedness under the New Credit Facility, which will be secured by all the assets of the Company and the Guarantors on a first priority basis, will be senior to the notes.”

The value of collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers for the collateral. The liens on the collateral may be released without the consent of the holders of notes if collateral is disposed of in a transaction that complies with the indenture and related security documents or in accordance with the provisions of the intercreditor agreement entered into relating to the collateral securing the notes and the New Credit Facility. See “Risk Factors — Risks Relating to the Notes — The value of the collateral securing the notes may not be sufficient to satisfy all our obligations under the notes” and “Description of the Notes — Security” and “— Intercreditor Agreement.”

Optional Redemption	On or after July 15, 2013, the Issuer may redeem some or all of the notes at any time at the redemption prices described in the section “Description of the Notes — Optional Redemption.” In addition, the Issuer may redeem up to 35% of the aggregate principal amount of the notes before July 15, 2012, with the proceeds of certain equity offerings at a redemption price of 112.50% of the principal amount plus accrued and unpaid interest, if any, to the redemption date. The Issuer may also redeem some or all of the notes before July 15, 2013 at a redemption price of 100% of the principal amount plus accrued and unpaid interest, if any, to the redemption date, plus a “make-whole” premium.

Change of Control	If the Issuer experiences certain kinds of changes of control, the Issuer must offer to purchase the notes at 101% of their principal amount, plus any accrued and unpaid interest. For more details, see “Description of the Notes — Change of Control.”

Mandatory Offer to Repurchase Following Certain Asset Sales	If the Issuer sells certain assets, the Issuer under certain conditions must offer to repurchase the notes at the prices listed under “Description of the Notes — Certain Covenants — Limitation on Asset Sales.”

Certain Covenants	The indenture contains covenants that limit, among other things, American Commercial Lines Inc.’s, the Issuer’s and their restricted subsidiaries’ ability to:

• incur debt;

• create liens;

• pay dividends and make other payments affecting restricted subsidiaries;

• sell assets;

• engage in transactions with affiliates;

• enter into sale and leaseback transactions;

• consolidate or merge into other companies, or convey, transfer or lease to other companies; and

• engage in certain business activities.

In addition, the indenture contains a covenant that limits the ability of the Issuer and its restricted subsidiaries to make restricted payments.

These covenants are subject to a number of important exceptions. See “Description of the Notes — Certain Covenants.”

RISK FACTORS

Before you participate in the exchange offer, you should be aware that there are various risks, including the ones listed below. In addition, you should review our risk factors in our annual report on Form 10-K for the year ended December 31, 2008, as amended by Form 10-K/A filed March 27, 2009, and our quarterly reports on Form 10-Q for the periods ended March 31, 2009 and June 30, 2009 before making an investment decision in our common stock. You should carefully consider these risk factors, as well as the other information contained or incorporated by reference in this prospectus, in evaluating your participation in the exchange offer.

Risk Factors Relating to the Notes

Our substantial debt could adversely affect our financial condition and prevent us from fulfilling our obligations under the notes.

We now have and after giving effect to the offering of the notes and related use of proceeds will continue to have a substantial amount of debt, which requires significant interest and principal payments. After giving effect to the Transactions and application of the proceeds, as of March 31, 2009 we would have had $449.7 million of total debt outstanding. Subject to the limits contained in the indenture governing the notes and our other debt instruments, we may be able to incur additional debt from time to time to finance working capital, capital expenditures, investments or acquisitions, or for other purposes. If we do so, the risks related to our high level of debt could intensify. Specifically, our high level of debt could have important consequences to the holders of the notes, including the following:

•	making it more difficult for us to satisfy our obligations with respect to the notes and our other debt;

•	limiting our ability to obtain additional financing to fund future working capital, capital expenditures, or other general corporate requirements;

•	requiring a substantial portion of our cash flows to be dedicated to debt service payments instead of other purposes;

•	increasing our vulnerability to general adverse economic and industry conditions;

•	limiting our flexibility in planning for and reacting to changes in the industry in which we compete;

•	placing us at a disadvantage compared to other, less leveraged competitors; and

•	increasing our cost of borrowing.

We may be unable to service our indebtedness, including the notes.

Our ability to make scheduled payments on and to refinance our indebtedness, including the notes, depends on and is subject to our financial and operating performance, which in turn is affected by general and regional economic, financial, competitive, business and other factors, including the availability of financing in the banking and capital markets as well as the other risks described herein. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to service our debt, including the notes, to refinance our debt or to fund our other liquidity needs. If we are unable to meet our debt obligations or to fund our other liquidity needs, we will need to restructure or refinance all or a portion of our debt, including the notes, which could cause us to default on our debt obligations and impair our liquidity. Any refinancing of our indebtedness could be at higher interest rates and may require us to comply with more onerous covenants which could further restrict our business operations.

The indenture governing the notes and the New Credit Facility impose significant operating and financial restrictions on our company and our subsidiaries, which may prevent us from capitalizing on business opportunities.

The New Credit Facility and the indenture governing the notes impose significant operating and financial restrictions on us. These restrictions will limit our ability, among other things, to:

•	incur additional indebtedness or enter into sale and leaseback obligations;

•	pay dividends or certain other distributions on our capital stock or repurchase our capital stock other than allowed under the indenture;

•	make certain investments or other restricted payments;

•	place restrictions on the ability of subsidiaries to pay dividends or make other payments to us;

•	engage in transactions with stockholders or affiliates;

•	sell certain assets or merge with or into other companies;

•	guarantee indebtedness; and

•	create liens.

As a result of these covenants and restrictions, we will be limited in how we conduct our business and we may be unable to raise additional debt or equity financing to compete effectively or to take advantage of new business opportunities. The terms of any future indebtedness we may incur could include more restrictive covenants. We cannot assure you that we will be able to maintain compliance with these covenants in the future and, if we fail to do so, that we will be able to obtain waivers from the lenders and/or amend the covenants.

We may not be able to finance a change of control offer required by the indenture.

Upon a change of control, as defined under the indenture governing the notes, you will have the right to require us to offer to purchase all of the notes then outstanding at a price equal to 101% of the principal amount of the notes, plus accrued interest. In order to obtain sufficient funds to pay the purchase price of the outstanding notes, we expect that we would have to refinance the notes. We cannot assure you that we would be able to refinance the notes on reasonable terms, if at all. Our failure to offer to purchase all outstanding notes or to purchase all validly tendered notes would be an event of default under the indenture. Such an event of default may cause the acceleration of our other debt. Our future debt also may contain restrictions on repayment requirements with respect to specified events or transactions that constitute a change of control under the indenture.

Failure to comply with covenants in the proposed New Credit Facility or in any future financing agreements could result in cross-defaults under some of such financing agreements, which cross-defaults could jeopardize our ability to satisfy our obligations under the notes.

Various risks, uncertainties and events beyond our control could affect our ability to comply with the covenants, financial tests and ratios required by the New Credit Facility or any future financing agreements we may enter into. Failure to comply with any of the covenants in the proposed New Credit Facility or in any future financing agreements could result in a default under those agreements and under other agreements containing cross-default provisions, including the indenture governing the notes. A default would permit lenders to cease to make further extensions of credit, accelerate the maturity of the debt under these agreements and foreclose upon any collateral securing that debt. Under these circumstances, we might not have sufficient funds or other resources to satisfy all of our obligations, including our ability to repay our senior credit facility and our obligations under the notes. In addition, limitations imposed by any future financing agreements on our ability to incur additional debt and to take other actions could significantly impair our ability to obtain other financing.

Other secured indebtedness, including indebtedness under the New Credit Facility, which will be secured by all the assets of the Company and the Guarantors on a first priority basis, will be senior to the notes.

Obligations under the New Credit Facility are secured by a first-priority lien on all the assets of the Company and Guarantors. The notes and the related Guarantees will be secured by a second-priority lien in the collateral securing indebtedness under the New Credit Facility. Any rights to payment and claims by the holders of the notes will, therefore, be effectively junior to any rights to payment or claims by our creditors under the New Credit Facility with respect to distributions of such collateral. Only when our obligations under the New Credit Facility are satisfied in full will the proceeds of those assets, subject to other permitted liens, be used to satisfy the obligations under the notes and Guarantees. In addition, the indenture permits us to incur additional indebtedness secured by a lien that ranks equally with the notes. Any such indebtedness may further limit the recovery from the realization of the value of such collateral available to satisfy holders of the notes.

As of March 31, 2009, on a pro forma basis after giving effect to the offering of the notes and related use of proceeds, we would have had $449.7 million of long-term senior secured indebtedness and we also would have had an additional approximately $96.9 million available under the New Credit Facility, subject to borrowing base limitations, at that date.

The value of the collateral securing the notes may not be sufficient to satisfy all our obligations under the notes.

Obligations under the notes are secured by a second priority lien on substantially all of the assets of the Issuer and Guarantors that secure our obligations under the New Credit Facility described herein, including equipment, certain owned real property interests and all present and future shares of capital stock or other equity interests of our and each Guarantor’s directly owned domestic subsidiaries and 65% of the present and future shares of capital stock or other equity interests of each of the Guarantors’ directly owned foreign subsidiaries, in each case subject to certain exceptions and customary permitted liens. The value of the collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers for the collateral. By its nature, some or all of the collateral may be illiquid and may have no readily ascertainable market value. The value of the assets pledged as collateral for the notes could be impaired in the future as a result of changing economic conditions, competition or other future trends. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, no assurance can be given that the proceeds from any sale or liquidation of the collateral will be sufficient to pay our obligations under the notes, in full or at all, after first satisfying our obligations in full under first-priority claims. There also can be no assurance that the collateral will be saleable and, even if saleable, the timing of its liquidation would be uncertain. In addition, with respect to certain of our owned real property, we may not obtain title insurance or legal opinions with respect to the mortgages securing the notes offered hereby. To the extent that liens, rights or easements granted to third parties encumber assets located on property owned by us, such third parties have or may exercise rights and remedies with respect to the property subject to such liens that could adversely affect the value of the collateral and the ability of the collateral agent to foreclose on the collateral. In addition, we may not have liens perfected on all of the collateral securing the notes prior to the closing of this offering. Although the indenture will contain a covenant requiring us to use commercially reasonable efforts to perfect the lien on certain of our assets promptly following the issue date of the notes, no assurance can be given that such liens will be perfected on a timely basis. Accordingly, there may not be sufficient collateral to pay all or any of the amounts due on the notes. Any claim for the difference between the amount, if any, realized by holders of the notes from the sale of the collateral securing the notes and the obligations under the notes will rank equally in right of payment with all of our other unsecured unsubordinated indebtedness and other obligations, including trade payables.

With respect to some of the collateral, the collateral agent’s security interest and ability to foreclose will also be limited by the need to meet certain requirements, such as obtaining third-party consents and making additional filings. If we are unable to obtain these consents or make these filings, the security interests may be invalid and the holders will not be entitled to the collateral or any recovery with respect thereto. We cannot assure you that any such required consents can be obtained on a timely basis or at all. These requirements may limit the number of potential bidders for certain collateral in any foreclosure and may delay any sale, either of which events may have an adverse effect on the sale price of the collateral. Therefore, the practical value of realizing on the collateral may, without the appropriate consents and filings, be limited.

The appraisal value of the fleet may not reflect the realizable value of the fleet in the event of the sale of the fleet.

Our fleet, including towboats, tank barges, covered hopper barges, open hopper barges, and inactive vessels was appraised by an independent third party national appraisal firm as of June 2009 to have a fair market valuation of $1.012 billion. This appraisal was initially based on a physical inspection of 10% of our vessels completed in the fourth quarter of 2008, and was updated based on a desktop appraisal of the fleet comprised of various valuation methods, including the cost and sales comparison, which were performed without on-board inspections. The assumptions and methodologies used by the independent third party company may differ from the assumptions and methodologies used by other appraisal companies, which could produce different values for the fleet. Additionally, an appraisal is only an estimate of value and is not necessarily an accurate indication of the value of the fleet in the event of a sale, which depends on market and economic conditions, the availability of buyers, the condition of the fleet and other similar factors.

The terms of the indenture and the intercreditor agreement permit, without the consent of holders of notes, various releases of the collateral securing the notes and subsidiary Guarantees, which could be adverse to holders of notes.

The lenders under the New Credit Facility will, at all times prior to the termination of the New Credit Facility, control all remedies or other actions related to the collateral securing the notes. In addition, if the lenders under the New Credit Facility release the liens securing the obligations thereunder in connection with an enforcement action, then, under the terms of the indenture governing the notes, the holders of the notes will be deemed to have given approval for the release of the second-priority liens on such assets securing the notes. Additionally, the indenture and the security documents for the notes provide that the liens securing the notes on any item of collateral will be automatically released in the event that the Company or any Guarantor sells or otherwise disposes of such collateral in a transaction otherwise permitted by the indenture. Accordingly, substantial collateral may be released automatically without consent of the holders of the notes or the trustee under the indenture governing the notes.

The pledge of the capital stock, other securities and similar items of our subsidiaries that secure the Notes will automatically be released from the lien on them and no longer constitute collateral for so long as the pledge of such capital stock or such other securities would require the filing of separate financial statements with the SEC for that subsidiary.

The notes and the Guarantees will be secured by a pledge of the stock of some of our subsidiaries. Under the SEC regulations in effect as of the issue date of the notes, if the par value, book value as carried by us or market value (whichever is greatest) of the capital stock, other securities or similar items of a subsidiary pledged as part of the collateral is greater than or equal to 20% of the aggregate principal amount of the notes then outstanding, such a subsidiary would be required to provide separate financial statements to the SEC. Therefore, the indenture and the collateral documents provide that any capital stock and other securities of any of our subsidiaries will be excluded from the collateral for so long as the pledge of such capital stock or other securities to secure the notes would cause such subsidiary to be required to file separate financial statements with the SEC pursuant to Rule 3-16 of Regulation S-X (as in effect from time to time).

As a result, holders of the notes could lose a portion or all of their security interest in the capital stock or other securities of those subsidiaries during such period. It may be more difficult, costly and time-consuming for holders of the notes to foreclose on the assets of a subsidiary than to foreclose on its capital stock or other securities, so the proceeds realized upon any such foreclosure could be significantly less than those that would have been received upon any sale of the capital stock or other securities of such subsidiary. See “Description of the Notes — Security.”

Rights of holders of notes in the collateral may be adversely affected by the failure to perfect liens on certain collateral acquired in the future.

Applicable law requires that certain property and rights acquired after the grant of a general security interest, such as real property, equipment subject to a certificate and certain proceeds, can only be perfected at the time such property and rights are acquired and identified. The trustee or the collateral agent may not monitor, or we may not inform the trustee or the collateral agent of, the future acquisition of property and rights that constitute collateral, and necessary action may not be taken to properly perfect the security interest in such after-acquired collateral. The collateral agent for the notes has no obligation to monitor the acquisition of additional property or rights that constitute collateral or the perfection of any security interest in favor of the notes against third parties. Such failure may result in the loss of the security interest therein or the priority of the security interest in favor of the notes against third parties.

We will in most cases have control over the collateral, and the sale of particular assets by us could reduce the pool of assets securing the notes and the Guarantees.

The collateral documents allow us to remain in possession of, retain exclusive control over, freely operate, and collect, invest and dispose of any income from, the collateral securing the notes and the Guarantees.

In addition, we may not be required to comply with all or any portion of Section 314(d) of the Trust Indenture Act of 1939, or “Trust Indenture Act,” if we determine, in good faith based on advice of counsel, that, under the terms of that Section and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or such portion of Section 314(d) of the Trust Indenture Act is inapplicable to the released collateral. For example, so long as no default or event of default under the indenture would result therefrom and such transaction would not violate the Trust Indenture Act, we may, among other things, without any release or consent by the indenture trustee, conduct ordinary course activities with respect to collateral, such as selling, factoring, abandoning or otherwise disposing of collateral and making ordinary course cash payments (including repayments of indebtedness). See “Description of the Notes.”

Pledges of equity interests of certain of our foreign subsidiaries may not be enforceable under the laws of the jurisdictions where such foreign subsidiaries are organized.

Part of the security for the repayment of the notes consists of a pledge of up to 65% of the equity interests of foreign subsidiaries that may be owned by us and the Guarantors in the future. Although such pledges of equity interests will be granted under United States security documents, many foreign jurisdictions may not recognize such security interests as being enforceable. Consequently, the collateral agent may be unable to exercise remedies against the equity interests of the Guarantors and our foreign subsidiaries.

Rights of holders of notes in the collateral may be adversely affected by bankruptcy proceedings and holders of notes may not be entitled to post-petition interest in any bankruptcy proceeding.

The right of the collateral agent for the notes to repossess and dispose of the collateral securing the notes upon acceleration is likely to be significantly impaired by federal bankruptcy law if bankruptcy proceedings are commenced by or against us prior to or possibly even after the collateral agent has repossessed and disposed of the collateral. Under the U.S. Bankruptcy Code, a secured creditor, such as the collateral agent for the notes, is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from a debtor, without bankruptcy court approval. Moreover, bankruptcy law permits the debtor to continue to retain and to use collateral, and the proceeds, products, rents, or profits of the collateral, even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances, but it is intended in general to protect the value of the secured creditor’s interest in the collateral and may include cash payments or the granting of additional security, if and at such time as the court in its discretion determines, for any diminution in the value of the collateral as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. In view of the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the notes could be delayed following commencement of a bankruptcy case, whether or when the collateral agent would repossess or dispose of the collateral, or whether or to what extent holders of the notes would be compensated for any delay in payment or loss of value of the collateral through the requirements of “adequate protection.” Furthermore, in the event the bankruptcy court determines that the value of the collateral is not sufficient to repay all amounts due on the notes, the holders of the notes would have “undersecured claims” as to the difference. Federal bankruptcy laws do not permit the payment or accrual of interest, costs, and attorneys’ fees for “undersecured claims” during the debtor’s bankruptcy case.

The presence of conditions impacting title to the real properties that are intended to constitute collateral for the notes has not been independently verified by current surveys.

We are not required to provide current surveys with respect to our owned real properties that are intended to constitute collateral for the notes at the time of the consummation of this offering. As a result, there will be no independent verification that, among other things, (i) the legal descriptions attached to the mortgages accurately describe the real property intended to be mortgaged as security for the notes and, therefore, the mortgages may not encumber the real property intended to be mortgaged and (ii) no easements, encroachments, encumbrances, rights of way, adverse possession claims, zoning or other restrictions exist with respect to such real properties which could result in a material adverse effect on the value or utility of such real properties.

The assets of our subsidiaries that are not Guarantors will be subject to prior claims by creditors of those subsidiaries.

You will not have a claim as a creditor against our subsidiaries that are not Guarantors of the notes. Our existing and future foreign and certain domestic subsidiaries will not guarantee the notes. Therefore, the assets of our non-guarantor subsidiaries will be subject to prior claims by creditors of those subsidiaries, whether secured or unsecured. Unrestricted subsidiaries under the indenture are also not subject to the covenants in the indenture. The indenture will permit our restricted subsidiaries that are not Guarantors of the notes to incur significant debt. See “Description of the Notes — Certain Covenants — Limitation on Incurrence of Debt.” Our non-guarantor subsidiaries generated $14.2 million, or approximately 3.4%, of our revenues for the six months ended June 30, 2009. Our non-guarantor subsidiaries in the aggregate had $29.2 million of assets at June 30, 2009 and currently have $1.0 million of indebtedness.

The notes and the Guarantees could be deemed fraudulent conveyances under certain circumstances and a court may try to subordinate or void them.

Under the fraudulent conveyance statutes, if a court were to find that, at the time the notes were issued:

•	we issued the notes with the intent to hinder, delay or defraud any present or future creditor; or

•	we contemplated insolvency with a design to favor one or more creditors to the exclusion of others; or

•	we did not receive fair consideration or reasonably equivalent value for issuing the notes and, at the time we issued the notes, we:

•	were insolvent or became insolvent as a result of issuing the notes;

•	were engaged or about to engage in a business or transaction for which our remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that we would incur, debts beyond our ability to pay those debts as they matured (as all of the foregoing terms are defined or interpreted under the relevant fraudulent transfer or conveyance statutes);

the court could void or subordinate the obligations evidenced by the notes. The opinions of counsel relating to the matters described immediately above in connection with the offering of the notes and any opinions of counsel received in connection with the issuance of the notes will specifically exclude fraudulent conveyance considerations.

On the basis of historical financial information, recent operating history and other factors, we believe that, after giving effect to the indebtedness incurred in this offering and the application of the proceeds therefrom, we are not insolvent, we are neither engaged nor about to engage in a business or transaction for which our remaining assets constitute unreasonably small capital, and we do not intend to incur, or believe that we will incur, obligations beyond our ability to pay as those obligations mature. We cannot predict what standard a court would apply in making such determinations or whether that court would agree with our conclusions in this regard.

The amount that can be collected under the Guarantees will be limited.

Each of the Guarantees will be limited to the maximum amount that can be guaranteed by a particular guarantor without rendering the Guarantee, as it relates to that Guarantor, voidable. See “Risk Factors — Risks Relating to the Notes — The notes and the subsidiary Guarantees could be deemed fraudulent conveyances under certain circumstances and a court may try to subordinate or void them.” In general, the maximum amount that can be guaranteed by a particular Guarantor may be significantly less than the principal amount of the notes.

Transfers of the notes will be restricted.

We are offering the notes in reliance upon exemptions from registration under the Securities Act and applicable state securities laws. As a result, you may transfer or resell the notes only in a transaction registered in accordance with, or exempt from, these registration requirements. Pursuant to the registration rights agreement described herein, we have agreed to file a registration statement with the SEC to register resales of the notes and to use our reasonable efforts to cause this registration statement to become effective. However, we cannot assure you that the registration statement will become or remain effective or that there will be an active trading market for the notes. If the registration statement does not become or remain effective, this could adversely affect the liquidity and price of the notes. If we do not comply with our registration obligations with respect to the notes, we will be obligated to pay additional interest to holders of the notes. Selling securityholders who sell notes pursuant to a shelf registration statement may be subject to certain restrictions and potential liability under the Securities Act. See “Registration Rights” and “Transfer Restrictions.”

An active trading market for the notes may not develop, and the absence of an active trading market and other factors may adversely impact the price of the notes.

The notes are a new issue of securities for which there is currently no public market, and no active trading market might ever develop. To the extent that an active trading market does not develop, the liquidity and trading prices for the notes may be adversely affected. If the notes are traded after their initial issuance, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, the price, and volatility in the price of our shares of common stock, our performance and other factors. In addition, a downgrade of our credit ratings by any credit rating agencies could impact the price at which the notes trade. Our credit ratings have been and continue to be subject to regular review.

We have no plans to list the notes on a securities exchange. We have been advised by the initial purchasers that they presently intend to make a market in the notes. However, the initial purchasers are not obligated to do so. Any market-making activity, if initiated, may be discontinued at any time, for any reason or for no reason, without notice. If the initial purchasers cease to act as market maker for the notes, we cannot assure you that another firm or person will make a market in the notes.

The liquidity of any market for the notes will depend upon the number of holders of the notes, our results of operations and financial condition, the market for similar securities, the interest of securities dealers in making a market in the notes and other factors. An active or liquid trading market for the notes may not develop.

An adverse rating of the notes may cause their trading price to fall.

If a rating agency rates the notes, it may assign a rating that is lower than expected. Ratings agencies also may lower ratings on the notes in the future. If rating agencies assign a lower-than-expected rating or reduce, or indicate that they may reduce, their ratings in the future, the trading price of the notes could significantly decline.

Holders of notes who take possession of vessels through a foreclosure proceeding will be subject to certain citizenship requirements under federal cabotage law for vessels operating in the coastwise trade in the United States.

Under U.S. law, owners of vessels operating in the coastwise trade of the United States must meet certain U.S. citizenship requirements, which include having 75% of their equity interests owned and controlled by U.S. citizens. While mortgagees of these vessels are not required to be U.S. citizens, if a mortgagee becomes an owner of coastwise vessels through a foreclosure proceeding, the mortgagee must meet the citizenship tests if it wants to either operate the vessels or enter into an arrangement with another person to operate the vessels on its behalf. If a mortgagee does not qualify as a United States citizen for the purpose of operating vessels in the coastwise trade, the mortgagee is only entitled to hold the vessels for resale and the vessels may not be used pending such sale.

There is an exception to this requirement for passive owners who meet certain minimal citizenship and other requirements if they bareboat charter their vessels for a period of at least three years to persons who are coastwise citizens.

You may be required to include original issue discount on the notes in your gross income for United States federal income tax purposes in advance of the receipt of cash payments attributable to that income.

United States Holders are required to include the original issue discount in gross income for United States federal income tax purposes in advance of the receipt of cash payments attributable to that income. See “Material U.S. Federal Income Tax Considerations — Consequences to U.S. Holders.”

If we file a bankruptcy petition, or if a bankruptcy petition is filed against us, you may receive a lesser amount for your claim under the notes than you would have been entitled to receive under the indenture governing the notes.

If we file a bankruptcy petition under the United States Bankruptcy Code after the issuance of the notes, or if such a bankruptcy petition is filed against us, your claim against us for the principal amount of your notes may be limited to an amount equal to:

•	the original issue price for the notes; and

•	the portion of original issue discount that does not constitute “unmatured interest” for purposes of the United States Bankruptcy Code.

Any original issue discount that was not amortized as of the date of any bankruptcy filing would constitute unmatured interest. Accordingly, under these circumstances, you may receive a lesser amount than you would have been entitled to receive under the terms of the indenture governing the notes, even if sufficient funds are available.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

The exchange offer is designed to provide holders of original notes with an opportunity to acquire exchange notes (the “Exchange Notes”) which, unlike the original notes, will not be restricted securities and will be freely transferable at all times, subject to any restrictions on transfer imposed by state “blue sky” laws and provided that the holder is not our affiliate within the meaning of the Securities Act and represents that the Exchange Notes are being acquired in the ordinary course of the holder’s business and the holder is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes. Capitalized terms used herein and otherwise not defined are defined in the indenture.

The outstanding original 12 1/2% Senior Secured Notes in the aggregate principal amount of $200,000,000 were originally issued and sold on July 7, 2009, the issue date, to Banc of America Securities LLC, as representative of the several initial purchasers, pursuant to the purchase agreement dated as of July 1, 2009. The original notes were issued and sold in a transaction not registered under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act. The concurrent resale of the original notes by the initial purchaser to investors was also done in reliance upon the exemption provided by Rule 144A promulgated under the Securities Act. The original notes are restricted securities and may not be reoffered, resold or transferred other than pursuant to a registration statement filed pursuant to the Securities Act or unless an exemption from the registration requirements of the Securities Act is available. Pursuant to Rule 144A promulgated under the Securities Act, the original notes may generally be resold (a) commencing six months after the issue date, in an amount up to, for any three-month period, the greater of 1% of the original notes then outstanding or the average weekly trading volume of the original notes during the four calendar weeks preceding the filing of the required notice of sale with the Commission so long as American Commercial Lines Inc. remains current in its periodic filing obligations and (b) commencing one year after the issue date, in any amount and otherwise without restriction by a holder who is not, and has not been for the preceding three months, our affiliate. Certain other exemptions may also be available under other provisions of the federal securities laws for the resale of the original notes.

In connection with the original issuance and sale of the original notes, we entered into the registration rights agreement, dated July 7, 2009 (the “Registration Rights Agreement”), pursuant to which we agreed to file with the Commission a registration statement covering the exchange by us of the exchange notes for the original notes, or the “Exchange Offer.” The Registration Rights Agreement provides that we and the Guarantors will file with the Commission an exchange offer registration statement (the “Exchange Offer Registration Statement”) on an appropriate form under the Securities Act, with respect to an offer to exchange the original notes for the Exchange Notes and to offer to holders of original notes who are able to make certain representations the opportunity to exchange their original notes for Exchange Notes.

The Registration Rights Agreement provides that if:

(i) the Issuer is not required to file a registration statement or to consummate the exchange offer solely because the exchange offer is not permitted by applicable law or SEC policy;

(ii) for any reason the exchange offer is not consummated by the Exchange Date (as defined in the Registration Rights Agreement); or

(iii) prior to the Exchange Date:

(A) the initial purchasers request from the Issuer with respect to notes not eligible to be exchanged for exchange notes in the exchange offer;

(B) with respect to any holder of notes such holder notifies the Issuer that (i) such holder is prohibited by applicable law or SEC policy from participating in the exchange offer, (ii) such holder may not resell the exchange notes acquired by it in the exchange offer to the public without delivering a prospectus and that the prospectus contained in the registration statement is not appropriate or available for such resales by such holder, or (iii) such holder is a broker-dealer and holds notes acquired directly from the Issuer or one of its affiliates; or

(C) in the case of any initial purchaser, such initial purchaser notifies the Issuer it will not receive exchange notes in exchange for notes constituting any portion of such initial purchaser’s unsold allotment;

then the Issuer and the Guarantors will promptly file with the SEC a shelf registration statement covering resales of the notes and use its reasonable best efforts to cause the shelf registration statement to be declared effective within 30 days of the date the obligation to file a shelf registration statement arose (the “Registration Statement Date”) and use its reasonable best efforts to keep the shelf registration statement effective until the earlier of the expiration of the one-year period referred to in Rule 144 under the Securities Act applicable to securities held by non-affiliates and the date all notes covered by the shelf registration statement have been sold as contemplated in the shelf registration statement. The Issuer will, in the event of the filing of the shelf registration statement, provide to each holder of the notes copies of the prospectus which is a part of the shelf registration statement, notify each such holder when the shelf registration statement has become effective and take certain other actions as are required to permit unrestricted resales of the notes. A holder of notes that sells its notes pursuant to the shelf registration statement generally (1) will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, (2) will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and (3) will be bound by the provisions of the Registration Rights Agreement that are applicable to such a holder (including certain indemnification rights and obligations thereunder). In addition, each holder of the notes will be required to deliver information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the registration rights agreement to have their notes included in the shelf registration statement and to benefit from the provisions regarding liquidated damages described in the following paragraph.

Pursuant to the Registration Rights Agreement, we will be required to pay additional interest if a registration default exists. In the event that (i) the exchange offer has not been consummated, (ii) any shelf registration statement, if required pursuant to the terms of the registration rights agreement, has not been declared effective by the SEC or (iii) any registration statement required by the registration rights agreement has been declared effective but ceases to be effective at any time at which it is required to be effective under the registration rights agreement (each such event referred to in clauses (i) through (iii), a “registration default”), the interest rate borne by the notes will be increased by 0.25 percent per annum for the first 90 day period and thereafter it will be increased by an additional 0.25 percent per annum for each 90 day period that elapses, provided that the aggregate increase in such annual interest rate may in no event exceed 1.0 percent, until the cure of all of the registration defaults set forth above. Upon the cure of all of the registration defaults set forth above, the interest rate borne by the notes will be reduced to the original interest rate if the Issuer is otherwise in compliance with this paragraph; provided, however, that if, after any such reduction in interest rate, certain events occur with respect to a different registration default, the interest rate may again be increased pursuant to the foregoing provisions.

Under existing interpretations by the Staff of the Commission, the Exchange Notes, in general, would not be restricted securities and would be freely transferable after the Exchange Offer without further registration under the Securities Act; provided, however, that in the case of broker-dealers participating in the Exchange Offer, a prospectus meeting the requirements of the Securities Act must be delivered by such broker-dealers in connection with resales of the Exchange Notes. Each of the Company and the Guarantors has agreed to use its best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the Registration Rights Agreement to the extent necessary to ensure that it is available for resales of Transfer Restricted Securities acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of the Registration Rights Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period ending on the earlier of (i) first anniversary of the date on which the Exchange Offer Registration Statement is declared effective and (ii) the date on which a Broker-Dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities.

The Company has agreed to provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon request at any time during such one-year (or shorter as provided in the foregoing sentence) period in order to facilitate such resales. A broker-dealer that delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the Registration Rights Agreement (including certain indemnification rights and obligations).

Each holder of original notes that wishes to exchange such original notes for Exchange Notes in the Exchange Offer will be required to make certain representations, including representations that (i) any Exchange Notes to be received by it will be acquired in the ordinary course of its business, (ii) it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of Exchange Notes and (iii) it is not our affiliate as defined in Rule 405 under the Securities Act.

If the holder is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of Exchange Notes. If the holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for original notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.

We have agreed to pay all expenses incident to the Exchange Offer and will indemnify the initial purchasers against certain liabilities, including liabilities under the Securities Act.

This summary of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, which is listed as an exhibit to the registration statement of which this prospectus is a part.

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all original notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. Subject to the minimum denomination requirements of the Exchange Notes, the Exchange Notes are being offered in exchange for a like principal amount of original notes. Original notes may be exchanged only in integral multiples of $2,000 principal amount. Holders may tender some or all of their original notes pursuant to the Exchange Offer.

The form and terms of the Exchange Notes will be identical in all material respects to the form and terms of the original notes except that (i) the Exchange Notes will be registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, and (ii) holders of the Exchange Notes will not be entitled to certain rights of holders of original notes under the Registration Rights Agreement. The Exchange Notes will evidence the same debt as the original notes and will be entitled to the benefits of the indenture. The Exchange Notes will be treated as a single class under the indenture with any original notes that remain outstanding. The Exchange Offer is not conditioned upon any minimum aggregate principal amount of original notes being tendered for exchange.

As of          , 2009, $200,000,000 aggregate principal amount of original 12 1/2% notes were outstanding. This prospectus, the letter of transmittal and notice of guaranteed delivery are being sent to all registered holders of original notes as of          , 2009. Tendering holders will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of original notes pursuant to the Exchange Offer. We will pay all charges and expenses, other than certain transfer taxes that may be imposed, in connection with the Exchange Offer. See “— Payment of Expenses.”

Holders of original notes do not have any appraisal or dissenters’ rights under the Delaware General Corporation Law in connection with the Exchange Offer.

Expiration Date; Extensions; Termination

The Exchange Offer will expire at 5:00 p.m., New York City time, on          , 2009 (30 calendar days following the date notice of the Exchange Offer was mailed to the holders). We reserve the right to extend the Exchange Offer at our discretion, in which event the term expiration date shall mean the time and date on which the Exchange Offer as so extended shall expire. We shall notify the exchange agent of any extension by oral or written notice and shall mail to the registered holders of original notes an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

We reserve the right to extend or terminate the Exchange Offer and not accept for exchange any original notes if any of the events set forth below under the caption “Conditions to the Exchange Offer” occur and are not waived by us, by giving oral or written notice of such delay or termination to the exchange agent. See “— Conditions to the Exchange Offer.” The rights reserved by us in this paragraph are in addition to our rights set forth below under the caption “— Conditions to the Exchange Offer.”

Procedures for Tendering

The tender to us of original notes by a holder pursuant to one of the procedures set forth below and the acceptance thereof by us will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal.

Except as set forth below, a holder who wishes to tender original notes for exchange pursuant to the Exchange Offer must transmit an agent’s message or a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal, to the exchange agent at the address set forth below under “Exchange Agent” on or prior to the expiration date. In addition, either (i) certificates for such original notes must be received by the exchange agent along with the letter of transmittal, (ii) a timely confirmation of a book-entry transfer (a book-entry confirmation) of such original notes, if such procedure is available, into the exchange agent’s account at DTC pursuant to the procedure of book-entry transfer described below, must be received by the exchange agent prior to the expiration date, or (iii) the holder must comply with the guaranteed delivery procedures described below. LETTERS OF TRANSMITTAL AND ORIGINAL NOTES SHOULD NOT BE SENT TO US.

The term agent’s message means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgement from the tendering participant, which acknowledgment states that such participant has received and agrees to be bound by the letter of transmittal and that we may enforce such letter of transmittal against such participant.

Signatures on a letter of transmittal must be guaranteed unless the original notes tendered pursuant thereto are tendered (i) by a registered holder of original notes who has not completed the box entitled “Special Issuance and Delivery Instructions” on the letter of transmittal or (ii) for the account of any firm that is a member of a registered national securities exchange or a commercial bank or trust company having an office in the United States, each an eligible institution. In the event that signatures on a letter of transmittal are required to be guaranteed, such guarantee must be by an eligible institution.

The method of delivery of original notes and other documents to the exchange agent is at the election and risk of the holder, but if delivery is by mail it is suggested that the mailing be made sufficiently in advance of the expiration date to permit delivery to the exchange agent before the expiration date.

If the letter of transmittal is signed by a person other than a registered holder of any original notes tendered therewith, such original notes must be endorsed or accompanied by appropriate bond powers, in either case signed exactly as the name of the registered holder appears on the original notes.

If the letter of transmittal or any original notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted.

All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tendered original notes will be resolved by us, and our determination will be final and binding. We reserve the absolute right to reject any or all tenders that are not in proper form or the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any irregularities or conditions of tender as to particular original notes. Our interpretation of the terms and conditions of the Exchange Offer (including the instructions in the letter of transmittal) will be final and binding. Unless waived, any irregularities in connection with tenders must be cured within such time as we shall determine. Neither we nor the exchange agent shall be under any duty to give notification of defects in such tenders or shall incur liabilities for failure to give such notification. Tenders of original notes will not be deemed to have been made until such irregularities have been cured or waived. Any original notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

Our acceptance for exchange of original notes tendered pursuant to the Exchange Offer will constitute a binding agreement between the tendering person and us upon the terms and subject to the conditions of the Exchange Offer.

Book-Entry Transfer

The exchange agent will make a request to establish an account with respect to the original notes at DTC for purposes of the Exchange Offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC’s book-entry transfer facility systems may make book-entry delivery of original notes by causing DTC to transfer those original notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. However, although delivery of original notes may be effected through book-entry transfer into the exchange agent’s account at DTC, an agent’s message or a duly executed letter of transmittal, including all other documents required by such letter of transmittal, must in any case, be transmitted to and received by the exchange agent at one of the addresses set forth below under the caption “Exchange Agent” on or prior to the expiration date or the guaranteed delivery procedures described below must be complied with.

DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC’S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

Guaranteed Delivery Procedures

Holders who wish to tender their original notes and (i) whose original notes are not immediately available, or (ii) who cannot deliver their original notes, the letter of transmittal or any other required documents to the exchange agent prior to the expiration date, may effect a tender if:

(a) the tender is made through an eligible institution;

(b) prior to the expiration date, the exchange agent receives from an eligible institution a properly completed and duly executed letter of transmittal, or a facsimile of the letter of transmittal, and notice of guaranteed delivery by facsimile transmission, mail or hand delivery setting forth the name and address of the holder of the original notes, the certificate number or numbers of the original notes and the amount of original notes being tendered, stating that the tender is being made and guaranteeing that, within three NASDAQ Stock Market trading days after the expiration date, the properly completed and duly executed letter of transmittal (or facsimile thereof) together with the certificates for all physically tendered original notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

(c) a properly completed and executed letter of transmittal (or facsimile thereof), as well as the certificates representing all tendered original notes in proper form for transfer, or a book-entry confirmation, as the case may be, and all other documents required by the letter of transmittal, are received by the exchange agent within three NASDAQ Stock Market trading days after the expiration date.

Conditions to the Exchange Offer

Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, we will not be required to accept for exchange, or to issue Exchange Notes in exchange for, any original notes and may terminate the Exchange Offer (whether or not any original notes have been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions have occurred or exists or have not been satisfied:

•	there is threatened, instituted or pending any action or proceeding before, or any statute, rule, regulation, injunction, order or decree issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission:

(1) seeking to restrain or prohibit the making or completion of the Exchange Offer or any other transaction contemplated by the Exchange Offer, or assessing or seeking any damages as a result of this transaction; or

(2) resulting in a material delay in our ability to accept for exchange or exchange some or all of the original notes in the Exchange Offer; or

•	any action has been taken, proposed or threatened, by any governmental authority, domestic or foreign, that in our sole judgment might directly or indirectly result in any of the consequences referred to in clauses (1) or (2) above or, in our sole judgment, might result in the holders of Exchange Notes having obligations with respect to resales and transfers of Exchange Notes which are greater than those described in the interpretation of the Commission referred to above, or would otherwise make it inadvisable to proceed with the Exchange Offer; or

•	the following has occurred:

(1) any general suspension of or general limitation on prices for, or trading in, securities on any national securities exchange or in the over-the-counter market; or

(2) any limitation by a governmental authority, which may adversely affect our ability to complete the transactions contemplated by the Exchange Offer; or

(3) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit; or

(4) a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the preceding events existing at the time of the commencement of the Exchange Offer, a material acceleration or worsening of these calamities; or

•	any change, or any development involving a prospective change, has occurred or been threatened in our business, financial condition, operations or prospects and those of our subsidiaries taken as a whole that is or may be adverse to us, or we have become aware of facts that have or may have an adverse impact on the value of the original notes or the Exchange Notes, which in our sole judgment in any case makes it inadvisable to proceed with the Exchange Offer and/or with such acceptance for exchange or with such exchange; or

•	there shall occur a change in the current interpretation by the Staff of the Commission which permits the Exchange Notes issued pursuant to the Exchange Offer in exchange for original notes to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is our affiliate within the meaning of Rule 405 promulgated under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders’ business and such holders have no arrangement or understanding with any person to participate in the distribution of such Exchange Notes; or

•	any law, statute, rule or regulation shall have been adopted or enacted which, in our judgment, would reasonably be expected to impair our ability to proceed with the Exchange Offer; or

•	a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the registration statement, or proceedings shall have been initiated or, to our knowledge, threatened for that purpose, or any governmental approval has not been obtained, which approval we shall, in our sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby; or

•	we have received an opinion of counsel experienced in such matters to the effect that there exists any actual or threatened legal impediment (including a default or prospective default under an agreement, indenture or other instrument or obligation to which we are a party or by which we are bound) to the consummation of the transactions contemplated by the Exchange Offer.

If we determine in our sole and absolute discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, we may, subject to applicable law, terminate the Exchange Offer (whether or not any original notes have been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, we will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the original notes and will extend the Exchange Offer to the extent required by Rule 14e-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

These conditions are for our sole benefit and we may assert them regardless of the circumstances giving rise to any of these conditions, or we may waive them, in whole or in part, in our sole discretion. Any determination made by us concerning an event, development or circumstance described or referred to above will be final and binding on all parties.

Acceptance of Original Notes for Exchange; Delivery of Exchange Notes

Upon the terms and subject to the conditions of the Exchange Offer, we will accept all original notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. We will issue Exchange Notes in exchange for original notes promptly following the expiration date.

Subject to the conditions set forth under the caption “— Conditions to the Exchange Offer,” issuance of Exchange Notes in exchange for original notes tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the exchange agent of certificates for original notes or a book-entry confirmation of a book-entry transfer of original notes into the exchange agent’s account at DTC, including an agent’s message if the tendering holder does not deliver a letter of transmittal, a completed letter of transmittal, or, in the case of a book-entry transfer, an agent’s message in lieu of the letter of transmittal and any other documents required by such letter of transmittal. Accordingly, the delivery of Exchange Notes might not be made to all tendering holders at the same time, and will depend upon when certificates for original notes, book-entry confirmations with respect to original notes and other required documents are received by the exchange agent.

Subject to the terms and conditions of the Exchange Offer, we will be deemed to have accepted for exchange, and thereby to have exchanged, original notes validly tendered and not withdrawn as, if and when we give oral or written notice to the exchange agent of our acceptance of such original notes for exchange pursuant to the Exchange Offer. The exchange agent will act as agent for us for the purpose of receiving tenders of original notes, letters of transmittal and related documents, and as agent for tendering holders for the purpose of receiving original notes, letters of transmittal and related documents and transmitting Exchange Notes which will not be held in global form by DTC or a nominee of DTC to validly tendered holders. Such exchange will be made promptly after the expiration date. If for any reason whatsoever, acceptance for exchange or the exchange of any original notes tendered pursuant to the Exchange Offer is delayed (whether before or after our acceptance for exchange of original notes) or we extend the Exchange Offer or are unable to accept for exchange or exchange any original notes tendered pursuant to the Exchange Offer, then, without prejudice to our rights set forth herein, the exchange agent may, nevertheless, on our behalf and subject to Rule 14e-l promulgated under the Exchange Act, retain tendered original notes and such original notes may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under the caption “— Withdrawal Rights.”

Pursuant to an agent’s message or a letter of transmittal, a holder of original notes will represent, warrant and agree in the letter of transmittal that it has full power and authority to tender, exchange, sell, assign and transfer original notes, that we will acquire good, marketable and unencumbered title to the tendered original notes, free and clear of all liens, restrictions, charges and encumbrances, and the original notes tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by us or the exchange agent to be necessary or desirable to complete the exchange, sale, assignment and transfer of the original notes tendered pursuant to the Exchange Offer.

If any tendered original notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, any such unaccepted original notes will be returned, at our expense, to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

Withdrawal Rights

Tenders of original notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date. For a withdrawal to be effective, the exchange agent must receive a written notice of withdrawal at the address, or in the case of eligible institutions, at the facsimile number, set forth below under the caption “— Exchange Agent” before 5:00 p.m., New York City time, on the expiration date. Any notice of withdrawal must specify the name of the person having tendered the original notes to be withdrawn, identify the original notes to be withdrawn (including the certificate number or numbers and the principal amount of the original notes), and (where certificates for original notes have been transmitted) specify the name in which such original notes are registered, if different from that of the withdrawing holder. If certificates for original notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution unless such holder is an eligible institution. If original notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn original notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by us, and our determination shall be final and binding on all parties. Any original notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any original notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or in the case of original notes tendered by book-entry transfer into the exchange agent’s account at DTC pursuant to the book-entry transfer procedures described above, such original notes will be credited to an account maintained with DTC for the original notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn original notes may be retendered by following one of the procedures described above under the caption “— Procedures for Tendering” at any time on or prior to the expiration date.

Exchange Agent

We have appointed The Bank of New York Mellon as the exchange agent for the Exchange Offer. You should direct all executed letters of transmittal to the exchange agent at the address indicated below. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery to the exchange agent addressed as follows:

By Registered or Certified Mail, or
Hand Delivery or Overnight Delivery
[          ]

By Facsimile Transmission:
(Eligible Institutions Only)
[          ]

Confirm by Telephone:
[          ]

If you deliver the letter of transmittal to an address other than any address indicated above or transmit instructions by facsimile to a facsimile number other than any facsimile number indicated above, then your delivery or transmission will not constitute a valid delivery of the letter of transmittal.

Payment of Expenses

We have not retained any dealer-manager or similar agent in connection with the Exchange Offer. We will not make any payment to brokers, dealers or others for soliciting acceptances of the Exchange Offer. However, we will pay the reasonable and customary fees and reasonable out-of-pocket expenses to the exchange agent in connection therewith. We will also pay the cash expenses to be incurred in connection with the Exchange Offer, including accounting, legal, printing and other related fees and expenses.

Consequences of Failure to Exchange

Upon consummation of the Exchange Offer, certain rights under the Registration Rights Agreement, including registration rights and the right to receive the contingent increases in the interest rate, will terminate. The original notes that are not exchanged for Exchange Notes pursuant to the Exchange Offer will remain restricted securities within the meaning of Rule 144 promulgated under the Securities Act. Accordingly, such original notes may be resold only (i) to us or our subsidiaries, (ii) to a qualified institutional buyer in compliance with Rule 144A promulgated under the Securities Act, (iii) to an institutional accredited investor that, prior to such transfer, furnishes to the trustee (which is The Bank of New York Mellon) a signed letter containing certain representations and agreements relating to the restrictions on transfer of the original notes (the form of which letter can be obtained from the trustee) and, if requested by us and the trustee, an opinion of counsel acceptable to us that such transfer is in compliance with the Securities Act, (iv) pursuant to the exemption from registration provided by Rule 144 promulgated under the Securities Act (if available) or (v) pursuant to an effective registration statement under the Securities Act. The liquidity of the original notes could be adversely affected by the Exchange Offer.

Tax Consequences of the Exchange Offer

The exchange of original notes for Exchange Notes will not be treated as a taxable transaction for U.S. federal income tax purposes because the Exchange Notes will not be considered to differ materially in kind or in extent from the original notes. Rather, the Exchange Notes received by a holder of original notes will be treated as a continuation of such holder’s investment in the original notes. As a result, there will be no material U.S. federal income tax consequences to holders exchanging original notes for Exchange Notes.

PERSONS CONSIDERING THE EXCHANGE OF THE ORIGINAL NOTES FOR EXCHANGE NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE TAX CONSEQUENCES ARISING UNDER FEDERAL, STATE, LOCAL OR FOREIGN LAWS OF SUCH AN EXCHANGE.

Accounting Treatment

The Exchange Notes will be recorded at the same carrying value as the original notes, as reflected in our accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized.

RATIO OF EARNINGS TO FIXED CHARGES OF AMERICAN COMMERCIAL LINES INC.

The following table sets forth the ratio of earnings to fixed charges for the periods indicated:

	Fiscal Year Ended December 31,
Six Months Ended June 30, 2009	2008	2007	2006	2005	2004

0.4(1)	3.0	2.3	6.0	1.3	0.8	(2)

(1)	For the six months ended June 30, 2009, earnings were inadequate to cover fixed charges due to a deficiency of approximately $14.0 million.

(2)	For the year ended December 31, 2004, earnings were inadequate to cover fixed charges due to a deficiency of approximately $8.1 million.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the Exchange Notes in the Exchange Offer. In consideration for issuing the Exchange Notes, we will receive in exchange the original notes of like principal amount. The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the original notes, except for certain transfer restrictions and registration rights relating to the original notes and except for certain provisions providing for an increase in the interest rate on the original notes under certain circumstances relating to the timing of the Exchange Offer. The original notes surrendered in exchange for the Exchange Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in any increase in our outstanding debt or in the obligations of the Guarantor.

On July 7, 2009, we issued and sold the original notes. The net proceeds from the sale of the notes were used, together with borrowings under the Issuer’s New Credit Facility, to repay all amounts outstanding under, and terminate, the existing revolving credit facility, to pay certain related transaction costs and expenses and for general corporate purposes.

DESCRIPTION OF CERTAIN INDEBTEDNESS

Senior Secured Revolving Credit Facility

Overview.  Concurrently with the closing of the notes offering, the Issuer, Jeffboat, American Commercial Lines LLC (“ACL LLC”) and ACL Transportation Services LLC (“ACLTS”), entered into a credit agreement and related security and other agreements for a new senior secured revolving credit facility with Bank of America, N.A. as administrative agent, collateral agent and security trustee.

The new senior secured revolving credit facility provides senior secured financing of up to $350 million, subject to the borrowing base. The borrowing base at any time will equal the lesser of (a) $350 million (or such additional amount pursuant to a commitment increase as described below) or (b) the sum of (i) 85% of the net amount of eligible accounts; plus (ii) the sum of (A) the lesser of (I) 75% of the net book value of eligible inventory consisting of steel raw material inventory and (II) 85% of the net liquidation value of eligible inventory consisting of steel raw material inventory, plus (B) 50% of the net book value of eligible inventory consisting of fuel plus (iii) the lesser of (A) 75% (during the first year of the facility, which percentage will be reduced by 2% on each of the first three anniversary dates of the facility) of the net forced liquidation value of all eligible vessels and (B) 110% of the net book value of all eligible vessels minus (iv) certain reserves. The new senior secured revolving credit facility includes borrowing capacity available for letters of credit.

The new senior secured revolving credit facility provides that ACL LLC will have the right at any time except when a default exists to request up to $50 million of additional commitments under this facility. The lenders under this facility will not be under any obligation to provide any such additional commitments under this facility, and any increase in commitments will be subject to customary conditions precedent. If ACL LLC were to request any such additional commitments and the existing lenders or new lenders were to agree to provide such commitments, the facility size could be increased to up to $400 million, but the ability of the Issuer, Jeffboat, ACL LLC and ACLTS to borrow under this facility would still be limited by the amount of the borrowing base.

Interest Rate and Fees.  Borrowings under the new senior secured revolving credit facility bear interest at a rate equal to, at the option of ACL LLC, either (a) a base rate determined by reference to the highest of (1) the prime rate of Bank of America, N.A. in Charlotte, North Carolina, (2) the federal funds rate plus 1/2 of 1% and (3) LIBOR for an interest period of one month commencing on such date plus 1% or (b) a LIBOR rate determined by reference to the costs of funds for U.S. dollar deposits for the interest period relevant to such borrowing adjusted for certain additional costs, in each case plus an applicable margin. The initial applicable margin for borrowings under the new senior secured revolving credit facility will be 3.00% with respect to base rate borrowings and 4.00% with respect to LIBOR borrowings. The applicable margin for borrowings under the new senior secured revolving credit facility will be subject to adjustment based on the historical availability under the new senior secured revolving credit facility.

In addition to paying interest on outstanding principal under the new senior secured revolving credit facility, we are required to pay an unused line fee. If the average revolving loan utilization thereunder is less than 33% for such period, the unused line fee will be 1.00% per annum in respect of the unutilized commitments thereunder. If the average revolving loan utilization thereunder exceeds 33% but is less than or equal to 66% of the maximum revolver amount for any applicable period, the unused line fee will be reduced to 0.75% for such period. If the average loan utilization thereunder exceeds 66% of the maximum revolver amount for any applicable period, the unused line fee will be reduced to 0.50%. The Issuer, Jeffboat, ACL LLC and ACLTS must also pay customary letter of credit fees and agency fees.

Mandatory Repayments.  If at any time the aggregate amount of outstanding loans, unreimbursed letter of credit drawings and undrawn letters of credit under the new senior secured revolving credit facility exceeds the borrowing base, the Issuer, Jeffboat, ACL LLC and ACLTS will be required to repay outstanding loans in an aggregate amount equal to such excess, with no reduction of the commitment amount. The Issuer, Jeffboat, ACL LLC and ACLTS must also pay to the administrative agent, subject to certain reinvestment rights, for the account of the lenders, the net cash proceeds from any asset sale of any collateral (other than sales of inventory in the ordinary course of business), the net casualty proceeds of insurance in excess of a certain amount or net condemnation proceeds and if an event of default exists and is continuing, the net cash proceeds from any equity issuance, with no reduction of the commitment amount.

Voluntary Repayments.  The Issuer, Jeffboat, ACL LLC and ACLTS may voluntarily reduce the unutilized portion of the commitment amount and repay outstanding loans at any time without premium or penalty other than customary “breakage” costs with respect to LIBOR loans.

Amortization and Final Maturity.  There is no scheduled amortization under the new senior secured revolving credit facility. The principal amount of the loans outstanding under the new senior secured asset-based revolving credit facility will be due and payable in full at maturity, four years from the date of the closing.

Guarantees and Security.  All obligations under the new senior secured revolving credit facility are unconditionally guaranteed by American Commercial Lines Inc. and certain existing and future domestic subsidiaries.

All obligations under the new senior secured revolving credit facility, and the Guarantees of those obligations, are secured, subject to certain exceptions, by substantially all of the assets of the Issuer, Jeffboat, ACL LLC and ACLTS and the assets of American Commercial Lines Inc. including:

•	a first-priority security interest in all now owned and hereafter acquired accounts receivable, documents, equipment, fixtures, general intangibles, inventory, cash and currency, deposit accounts, investment property, instruments, all other personal property of whatever type or description and certain related assets and proceeds of the foregoing;

•	a first-priority pledge of 100% of the capital stock of the Issuer, Jeffboat, ACL LLC and ACLTS and certain of the capital stock held by them (which pledge, in the case of any foreign subsidiary shall be limited to 100% of the non-voting stock (if any) and 65% of the voting stock of such foreign subsidiary); and

•	a first-priority security interest in, and mortgages on, substantially all other tangible and intangible assets of the Issuer, Jeffboat, ACL LLC and ACLTS and American Commercial Lines Inc., including a significant portion of owned and leased real property and equipment.

Certain Covenants and Events of Default.  The new senior secured revolving credit facility contains a number of covenants that, among other things and subject to certain exceptions, will restrict the ability of the Issuer, Jeffboat, ACL LLC and ACLTS and the ability of their subsidiaries to:

•	incur additional indebtedness;

•	pay dividends on their capital stock or redeem, repurchase or retire capital stock or indebtedness;

•	make investments, loans, advances and acquisitions;

•	create restrictions on the payment of dividends or other amounts to the Issuer, Jeffboat, ACL LLC and ACLTS from their subsidiaries;

•	engage in transactions with its affiliates;

•	sell assets, including capital stock of their subsidiaries;

•	consolidate or merge;

•	create liens; and

•	enter into sale and lease back transactions.

The covenants limiting dividends and other restricted payments and prepayments or redemptions of certain other indebtedness, will each permit the restricted actions in an unlimited amount, subject to the satisfaction of certain payment conditions, principally that the Issuer, Jeffboat, ACL LLC and ACLTS must have an amount equal to at least 25% of the borrowing base in unused availability under the senior secured revolving credit facility and that the pro forma ratio of Consolidated EBITDA minus Consolidated Capital Expenditures minus federal, state, local and foreign cash income taxes to Consolidated Fixed Charges is not less than 1.20 to 1.0 (as such terms are defined in the credit agreement).

The Issuer, Jeffboat, ACL LLC and ACLTS must also comply with the following financial covenant: If, during any 45 consecutive calendar day period, unused availability under the new senior secured revolving credit facility is less than the greater of (i) 17.5% of the borrowing base and (ii) $50,000,000, the Consolidated First Lien Leverage Ratio (as defined in the credit agreement) cannot exceed certain ratios detailed in the credit agreement and the Fixed Charge Coverage Ratio (as such term is defined in the credit agreement) cannot be less than 1.10 to 1.0.

The credit agreement governing the new senior secured revolving credit facility also contains certain customary affirmative covenants and events of default.

SELECTED HISTORICAL FINANCIAL INFORMATION OF AMERICAN COMMERCIAL LINES INC.

American Commercial Lines Inc. derived the unaudited information presented as of, and for, the six-month periods ended June 30, 2009 and 2008 from American Commercial Lines’ Quarterly Report on Form 10-Q, filed August 7, 2009, reporting results for the quarterly period ended June 30, 2009. The selected historical financial information for the fiscal years 2004 through 2008 was derived from the Audited Consolidated Financial Statements of American Commercial Lines contained in its Annual Report on Form 10-K, filed March 11, 2009, as amended by Form 10-K/A filed March 27, 2009.

This information is only a summary and should be read in conjunction with American Commercial Lines’ consolidated financial statements and accompanying notes and management’s discussion and analysis of results of operations and financial condition contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009, each of which is incorporated by reference into this registration statement. The selected financial data for the six months ended June 30, 2009 and 2008 has been derived from American Commercial Lines’ unaudited consolidated financial statements which, in the opinion of management, contains all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the financial condition, results of operations and cash flows for these periods. Historical results of operations may not be indicative of results to be expected for any future period.

						Six Months
	Fiscal Years Ended December 31,					Ended June 30,
	Predecessor
	Company
	2004	2005	2006	2007	2008	2008	2009
	(In thousands, except per share data)

Statement of Operating Data:
Transportation and Services revenue	$506,968	$594,200	$787,348	$810,443	$942,011	$433,539	$315,390
Manufacturing revenue	97,988	120,741	155,204	239,917	254,794	159,671	106,150

Total revenue	604,956	714,941	942,552	1,050,360	1,196,805	593,210	421,540
Operating expenses:
Materials, supplies and other	200,843	212,532	249,500	279,359	304,858	154,819	111,501
Rent	21,621	19,910	22,445	24,595	23,345	11,936	10,955
Labor and fringe benefits	79,504	82,541	90,294	111,617	118,737	56,037	58,243
Fuel	89,341	126,893	157,070	169,178	227,489	119,510	63,918
Depreciation and amortization(a)	48,100	45,255	45,489	46,694	47,255	24,139	24,554
Taxes, other than income taxes	19,096	16,793	17,667	16,594	14,855	7,909	7,179
(Gain) Loss on Property Dispositions	247	(4,538)	(194)	(3,390)	(954)	(284)	(2,297)
Cost of goods sold — services	—	—	—	590	34,116	7,670	11,701
Cost of goods sold — manufacturing	94,343	112,232	141,589	228,190	242,309	147,904	90,325

Cost of sales	553,095	611,618	723,860	873,427	1,012,010	529,640	376,079
Selling, general and administrative expenses	31,709	47,654	66,280	68,727	81,907	40,504	39,854
Goodwill impairment	—	—	—	—	1,124	—	—

Total operating expenses	584,804	659,272	790,140	942,154	1,095,041	570,144	415,933

Operating income	20,152	55,669	152,412	108,206	101,764	23,066	5,607
Other income	3,179	1,801	3,799	2,532	2,345	1,146	481
Interest expense	39,023	31,590	18,354	20,578	26,864	12,720	20,353
Debt retirement expenses	—	11,732	1,437	23,938	2,379	2,379	—

Income (loss) before reorganization items, fresh-start adjustments, income taxes, discontinued operations and extraordinary items	(15,692)	14,148	136,420	66,222	74,866	9,113	(14,265)
Reorganization items and fresh-start adjustments(b)	142,108	—	—	—	—	—	—
Income taxes (benefit)	—	4,144	49,822	21,855	27,340	3,446	(5,211)

Net income (loss) before discontinued operations and extraordinary items	(157,800)	10,004	86,598	44,367	47,526	5,667	(9,054)

Discontinued operations, net of tax(c)	11,045	1,809	5,654	(6)	485	303	(172)
Extraordinary item(d)	(151,149)	—	—	—	—	—	—

Net income (loss)	$4,394	$11,813	$92,252	$44,361	$48,011	$5,970	$(9,226)

						Six Months
	Fiscal Years Ended December 31,					Ended June 30,
	Predecessor
	Company
	2004	2005	2006	2007	2008	2008	2009
	(In thousands, except per share data)

Statement of Financial Position Data:
Cash, restricted cash and cash equivalents(e)	$55,827	$13,959	$5,113	$5,021	$1,217	$14,010	$1,914
Accounts receivable, net	77,997	96,526	102,228	114,921	138,695	126,062	94,643
Inventory	46,357	44,976	61,504	70,890	69,635	87,930	60,042
Working capital(f)(g)	91,890	46,204	44,251	70,434	75,735	(348,478)	59,262
Property and equipment, net	436,682	425,741	455,710	511,832	554,580	510,974	539,972
Total assets	667,677	623,284	671,003	760,811	839,251	801,549	774,645
Long-term debt, including current portion(g)	406,433	200,000	119,500	439,760	419,970	1,450	407,070
Stockholders’ equity	100,098	253,701	358,653	125,391	158,709	139,237	158,194
Other Data:
Net cash provided by operating activities	$36,197	$71,259	$136,921	$115,766	$122,830	$42,619	$57,464
Net cash provided by (used in) investing activities	$27,228	$(27,493)	$(63,899)	$(131,291)	$(104,207)	$(32,864)	$(9,917)
Net cash (used in) provided by financing activities	$(52,055)	$(76,452)	$(81,868)	$15,433	$(22,427)	$(766)	$(46,850)
EBITDA(h)(i)	$82,028	$110,949	$211,811	$159,758	$156,567	$50,720	$33,348
Capital expenditures	$12,520	$47,279	$90,042	$109,315	$97,892	$25,001	$12,423
Towboats (at period end)(j)	165	155	148	162	152	160	148
Barges (at period end)(j)	3,369	3,300	3,010	2,828	2,645	2,722	2,555
Ton-miles from continuing operations affreightment	43,140,000	40,038,964	41,797,859	39,271,112	35,361,326	17,385,765	17,125,150
Ton-miles from continuing operations non-affreightment(k)		2,705,200	3,317,000	4,326,404	4,100,050	2,280,070	1,519,448

(a)	Fresh-start accounting was adopted on emergence from bankruptcy on January 1, 2005 and is reflected in the basis of our properties and related depreciation since that date.

(b)	We filed a petition for reorganization under Chapter 11 of the U.S. Bankruptcy Court on January 31, 2003. Items related to the reorganization are presented separately in accordance with the American Institute of Certified Public Accountants (AICPA) Statement of Position 90-7, “Financial Reporting by Entities in Reorganization under the Bankruptcy Code.” In 2004, we recorded a loss of $35,206 from the sale of Argentina assets and other reorganization items of $21,715. In the fourth quarter 2004, we recorded $85,187 in fresh-start accounting adjustments due to the emergence from bankruptcy.

(c)	In all periods presented the operations of the Dominican Republic and Venezuela businesses, on a net of tax basis, have been presented as discontinued operations. Included in 2006 is the $4.8 million, net of tax, gain on the sale of the Venezuela business. Included in 2004 is a gain on the discharge of debt related to the discontinued operation of $2.2 million.

(d)	In the fourth quarter 2004 we recorded a gain on discharge of debt of our continuing operations of $151,149 due to our emergence from bankruptcy.

(e)	Includes $9,182 at December 31, 2004 in restricted cash held in escrow to repay the bonds guaranteed by MARAD.

(f)	We define working capital as total current assets minus total current liabilities.

(g)	At June 30, 2008 long-term debt excluded the revolving credit facility balance of $445,000 which was classified as short term.

(h)	EBITDA represents net income before interest, income taxes, depreciation and amortization. EBITDA provides useful information to investors about us and our financial condition and results of operations for the following reasons: (i) it is one of the measures used by our board of directors and management team to evaluate our operating performance, (ii) it is one of the measures used by our management team to make day-to-day operating decisions, (iii) certain management compensation is based upon performance metrics which use EBITDA as a component and (iv) it is used by securities analysts, investors and other interested parties as a common performance measure to compare results across companies in our industry. For these reasons, we believe EBITDA is a useful measure to present to our investors.

The following table reconciles net income to EBITDA on an historical basis:

						Six Months
	Fiscal Years Ended December 31,					Ended June 30,
	2004	2005	2006	2007	2008	2008	2009

EBITDA:
Net income	$4,394	$11,813	$92,252	$44,361	$48,011	$5,970	$(9,226)
Interest income	(944)	(1,037)	(697)	(295)	(194)	(94)	(12)
Interest expense	39,023	43,322	19,791	44,516	29,243	15,099	20,353
Depreciation and Amortization	53,175	49,121	48,806	49,371	51,876	26,134	27,274
Income Taxes	1,787	7,730	51,659	21,805	27,631	3,611	(5,041)
Reorganization items	56,921	—	—	—	—	—	—
Fresh start accounting	83,030	—	—	—	—	—	—
Gain on discharge of debt	(155,358)	—	—	—	—	—	—

EBITDA	$82,028	$110,949	$211,811	$159,758	$156,567	$50,720	$33,348

(i)	For the year ended December 31, 2004, EBITDA excludes an extraordinary gain of $155,358 from the discharge of debt according to the Plan of Reorganization and a nonrecurring expense of $139,951 for reorganization items and fresh-start adjustments.

(j)	Includes equipment operated by foreign subsidiaries through date of disposal.

(k)	Unavailable prior to 2005.

DESCRIPTION OF THE NOTES

Commercial Barge Line Company will issue the Notes under the indenture (the “Indenture”) among Commercial Barge Line Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”). For purposes of this section of this prospectus, references to the “Company,” the “Issuer,” “we,” “us,” “our” or similar terms shall mean Commercial Barge Line Company, together with its successors and assigns but without its subsidiaries.

The statements under this caption relating to the Indenture, the Notes, the Intercreditor Agreement and the Security Documents are summaries and are not a complete description thereof, and where reference is made to particular provisions, such provisions, including the definitions of certain terms, are qualified in their entirety by reference to all of the provisions of the Indenture and those terms made a part of the Indenture by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), the Notes, the Intercreditor Agreement and the Security Documents. The definitions of certain capitalized terms used in the following summary are set forth below under “— Certain Definitions.” Copies of the Indenture, the Intercreditor Agreement, the Security Documents and the Registration Rights Agreement are available upon request from the Company. We urge you to read these documents carefully because they, and not the following description, govern your rights as a holder of the Notes.

General

The initial offering of the Notes will be for $200,000,000 in aggregate principal amount of 12 1/2% senior secured notes due 2017 (the “Notes”). The Company may issue additional notes under the Indenture (the “Additional Notes”), subject to the limitations described below under the covenant “Limitation on Incurrence of Debt” and “Limitation on Liens” (including the “Permitted Additional Pari Passu Obligations” definition). The Notes and any Additional Notes subsequently issued under the Indenture would be treated as a single class for all purposes of the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase, and, except as otherwise specified herein, all references to the “Notes” include any Additional Notes. The Additional Notes will be secured, equally and ratably with the Notes, by the Liens on the Collateral described below under the caption “— Security.”

Interest on the Notes will be payable at a rate of 12 1/2% per annum. Interest on the Notes will be payable semi-annually in cash in arrears on January 15 and July 15 of each year, commencing on January 15, 2010. The Company will make each interest payment to the Holders of record of the Notes on the immediately preceding January 1 and July 1, respectively. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest will be calculated based on a 360 day year consisting of 12 months of 30 days.

Principal of and premium, if any, and interest on the Notes will be payable, and the Notes will be transferable, at the office or agency of the Company maintained for such purposes, which, initially, will be the corporate trust office of the Trustee or an agent thereof; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto as shown on the security register. The Notes will be issued only in fully registered form without coupons, in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. No service charge will be made for any registration of transfer, exchange or redemption of Notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith. As described under “— Registration Rights; Additional Interest,” Additional Interest may accrue and be payable under the circumstances set forth therein. References herein to “interest” shall be deemed to include any such Additional Interest.

Guarantees

The Notes will be guaranteed (the “Note Guarantees”), on a joint and several basis, by the Guarantors. On the Issue Date, our direct parent, American Commercial Lines Inc. (“American Commercial Lines”), and each of our direct wholly owned subsidiaries, American Commercial Lines LLC, ACL Transportation Services LLC and Jeffboat LLC, but not our indirect subsidiaries, will be Guarantors. The Note Guarantees will be senior secured obligations of each Guarantor and will rank equal with all existing and future senior Debt of such Guarantor and senior to all subordinated Debt of such Guarantor as described below under “— Ranking of the Note Guarantees.” The obligations of a Guarantor that is a Subsidiary of the Company under its Note Guarantee will be limited to the maximum amount as will result in the obligations of such Guarantor under the Note Guarantee not to be deemed to constitute a fraudulent conveyance or fraudulent transfer under federal or state law. The Note Guarantees will be secured by Liens on the Collateral described below under “— Security.”

As of the date of the Indenture, all of American Commercial Lines’ Subsidiaries will be “Restricted Subsidiaries.” Under the circumstances described below under the subheading “— Certain Covenants — Limitation on Creation of Unrestricted Subsidiaries,” any of American Commercial Lines’ other Subsidiaries may be designated in the future as “Unrestricted Subsidiaries.” Unrestricted Subsidiaries will not be subject to most of the restrictive covenants in the Indenture and will not guarantee the Notes. Claims of creditors of non-guarantor Subsidiaries, including trade creditors, and claims of minority stockholders (other than the Company and the Guarantors) of those Subsidiaries will have priority with respect to the assets and earnings of those Subsidiaries over the claims of creditors of the Company and the Guarantors, including holders of the Notes.

The Indenture provides that the Note Guarantee of a Subsidiary Guarantor will be automatically and unconditionally released:

(a) in the event of a sale or other transfer of Capital Interests in such Subsidiary Guarantor in compliance with the terms of the Indenture following which such Subsidiary Guarantor ceases to be a Subsidiary;

(b) upon the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary in compliance with the provisions described under the subheading “— Certain Covenants — Limitation on Creation of Unrestricted Subsidiaries”; or

(c) in connection with a legal defeasance or covenant defeasance or discharge of the Indenture.

Upon any release of a Subsidiary Guarantor from its Note Guarantee, such Subsidiary Guarantor shall also be automatically and unconditionally released from its obligations under the Security Documents.

Not all of our Subsidiaries will guarantee the Notes. The Notes will be effectively subordinated in right of payment to all Debt and other liabilities (including trade payables and lease obligations) of Subsidiaries that do not provide Note Guarantees. As of December 31, 2008, our Subsidiaries which will not be Guarantors had approximately $1.0 million of Debt and approximately $39.2 million of assets and for the three month period ended March 31, 2009, our Subsidiaries that will not be Guarantors generated approximately $6.1 million, or approximately 3% of our consolidated revenues.

Ranking

Ranking of the Notes

The Notes will be senior secured obligations of the Company and will rank:

•	equally in right of payment with all existing and future senior Debt of the Company;

•	senior in right of payment to all existing and future subordinated Debt of the Company;

•	effectively subordinated to the ABL Obligations and other secured obligations that are secured by assets not constituting Collateral, to the extent of the Collateral securing the ABL Obligations and other obligations; and

•	structurally subordinated to any Debt or Obligations of any non-Guarantor Subsidiaries.

The Notes will be secured by second-priority security interests in the Collateral (subject as to priority and otherwise, in each case, to certain exceptions and Permitted Liens). As a result, the Notes will be effectively (a) junior to any Debt of the Company and the Guarantors which either is (i) secured by the ABL Liens or (ii) secured by assets which are not part of the Collateral securing the Notes, in each case, to the extent of the value of such assets and (b) equal in rank with any Permitted Additional Pari Passu Obligations. The Debt Incurred under the Credit Agreement will be secured by a first-priority security interest in the Collateral. Accordingly, while the Notes rank equally in right of payment with the Debt Incurred under the Credit Agreement and all other liabilities not expressly subordinated by their terms to the Notes, the Notes are effectively subordinated to the Debt outstanding under the Credit Agreement, to the extent of the value of the Collateral.

After giving effect to the offering and the transactions contemplated hereby, as of March 31, 2009, the Company and its Subsidiaries would have had approximately $449.7 million of senior Debt outstanding on a consolidated basis, of which approximately $249.7 million would have ranked senior to the notes offered hereby to the extent of the collateral securing the obligations under the Credit Agreement. In addition, the Company and its Subsidiaries would have had approximately $96.9 million of additional availability under the Credit Agreement.

Ranking of the Note Guarantees

Each Note Guarantee is a senior secured obligation of the Guarantors. As such each Note Guarantee will rank:

•	equally in right of payment with all existing and future senior Debt of the Guarantors;

•	senior in right of payment to all existing and future subordinated Debt of the Guarantors, if any;

•	effectively subordinated to the ABL Obligations guaranteed by the Guarantors and other secured obligations that are secured by assets not constituting Collateral, to the extent of the Collateral of the Guarantors securing the ABL Obligations and other obligations; and

•	structurally junior to any Debt or Obligations of any non-Guarantor Subsidiaries.

Sinking Fund

There are no mandatory sinking fund payment obligations with respect to the Notes.

Security

The obligations of the Company with respect to the Notes, the obligations of the Guarantors under the Note Guarantees, and the performance of all other obligations of the Company and the Guarantors under or relating to the Senior Secured Note Documents will (together with any other Permitted Additional Pari Passu Obligations), be secured equally and ratably, by second-priority security interests in substantially all assets of the Company and the Guarantors, whether now owned or hereafter acquired, including, without limitation, the following assets, in each case to the extent not constituting Excluded Assets (the “Collateral”):

(i) all right, title and interest of the Company and the Guarantors in and to any and all equipment, machinery, furniture, furnishings, inventory, deposit accounts, accounts receivable, investment property, intercompany notes, general intangibles, instruments, contract rights, chattel paper, promissory notes, leases and fixtures, together with all additions, accessions, improvements, alterations, replacements and repairs thereto;

(ii) all right, title and interest of the Company and the Guarantors in and to any and all Vessels and Related Assets, together with all additions, accessions, improvements, alterations, replacements and repairs thereto;

(iii) all right, title and interest, including without limitation all right, title and interests of the Company and the Guarantors, in substantially all parcels of owned real property, together with all fixtures, easements, and appurtenances relating thereto and all other improvements, accessions, alterations, replacements and repairs thereto and all leases, rents and other income, issues or profits derived therefrom or relating thereto and fixtures located thereon;

(iv) intellectual property;

(v) the Collateral Account and all Trust Monies;

(vi) the Capital Interests held by the Company and the Guarantors; and

(vii) all supporting obligations and proceeds and products of any and all of the foregoing.

In addition, with respect to clause (vi) above, to the extent necessary and for so long as required for such Subsidiary not to be subject to any requirement pursuant to Rule 3-16 of Regulation S-X under the Securities Act to file separate financial statements with the SEC (or any other governmental agency), the Capital Stock of any Subsidiary of the Company shall not be included in the Collateral with respect to the Notes so affected and shall not be subject to the Liens securing such Notes and the Notes Obligations.

The Collateral will not include any Excluded Assets and the security interests in Collateral will be subject to additional exceptions and limitations set forth in the Security Documents.

“Excluded Assets” will include, among other things:

(i) assets of the Company and the Guarantors located outside the United States to the extent a lien on such assets cannot be perfected by the filing of UCC financing statements in the jurisdictions of organization of the Company and the Guarantors;

(ii) assets of the Company and the Guarantors and any proceeds thereof that are subject to a Lien securing Purchase Money Debt or Capital Lease Obligations permitted to be incurred pursuant to clause (m) or (o) of the definition of “Permitted Liens” if the contract or other agreement in which such Lien is granted (or the documentation providing for such indebtedness in respect of purchase money financing) prohibits the creation of any other Lien on such assets and proceeds;

(iii) the voting capital stock of controlled foreign corporations (as defined in the Code) in excess of 65% of the voting rights of such corporations;

(iv) any leasehold interest of American Commercial Lines or any of its Restricted Subsidiaries, as tenant, in real property;

(v) interests in joint ventures to the extent and for so long as the documents governing such joint venture interests prohibit the granting of a security interest therein;

(vi) contract, lease, license or other agreement to the extent that the grant of a security interest therein would result in the invalidation thereof or provide any party thereto with a right of termination with respect thereto (in each case, after giving effect to applicable provisions of the UCC;

(vii) work-in-progress and associated property of the Company or its Guarantors that is subject to any contract for the manufacture and sale of a Vessel to a customer, to the extent such customer contract prohibits or would be violated by the grant of a lien securing other indebtedness of the Company or such Guarantor;

(viii) any permit or license issued by a Governmental Authority to the Company or any Guarantor or any agreement to which the Company or any Guarantor is a party, in each case, only to the extent and for so long as the terms of such permit, license or agreement or any Requirement of Law applicable thereto, prohibit the creation by the Company or such Guarantor, as applicable, of a security interest in such permit, license or agreement in favor of the Collateral Agent (after giving effect to Sections 9-406(d), 9-407(a), 9-408(a) or 9-409 of the UCC (or any successor provision or provisions) or any other applicable law (including the Bankruptcy Code) or principles of equity);

(ix) any intent-to-use trademark application to the extent and for so long as creation by the Company or a Guarantor of a security interest therein would result in the loss by the Company or such Guarantor of any material rights therein;

(x) any assets sold pursuant to a Qualified Receivables Transaction;

(xi) any property of a person existing at the time such person is acquired or merged with or into or consolidated with the Company or any Guarantor that is subject to a Lien permitted by clause (g) of the definition of “Permitted Liens” (and any refinancing thereof permitted by clause (j) of the definition of “Permitted Liens”) to the extent and for so long as the contract or other agreement in which such Lien is granted validly prohibits the creation of any other Lien on such property;

(xii) the Hall Street terminal; and

(xiii) proceeds and products of any and all of the foregoing excluded assets described in clause (i) through (xii) above only to the extent such proceeds and products would constitute property or assets of the type described in clause (i) through (xii) above.

The Collateral will be pledged pursuant to the Security Agreement, the Pledge Agreement, the Fleet Mortgages, and one or more fee mortgages, deeds of trust or deeds to secure debt (the “Mortgages”) or other grants or transfers for security executed and delivered by the Company or the applicable Guarantor to the Collateral Agent for the benefit of the Collateral Agent, the Trustee, the Holders of the Notes and the holders of any Permitted Additional Pari Passu Obligations. For the avoidance of doubt, no assets of any Subsidiary that is not a Guarantor (including any Capital Interests owned by any such Subsidiary) shall constitute Collateral.

So long as no Event of Default and no event of default under any Permitted Additional Pari Passu Obligations shall have occurred and be continuing, and subject to certain terms and conditions, the Company and the Guarantors are entitled to remain in possession and retain exclusive control over the Collateral (other than as set forth in the Security Documents), to operate the Collateral, to alter or repair the Collateral and to collect, invest and dispose of any income thereon. Upon the occurrence and during the continuance of an Event of Default or an event of default under any Permitted Additional Pari Passu Obligations, to the extent permitted by law and, subject to the provisions of the Security Documents and the Intercreditor Agreement, the Collateral Agent may take possession of and sell the Collateral or any part thereof in accordance with the terms of the Security Documents.

In the case of an Event of Default or an event of default under any Permitted Additional Pari Passu Obligations, the Collateral Agent will only be permitted, subject to applicable law and the terms of the Intercreditor Agreement described below under “— Intercreditor Agreement”, to exercise remedies and sell the Collateral under the Security Documents at the direction of the holders of a majority of the aggregate principal amount of the Notes and any Permitted Additional Pari Passu Obligations.

The Indenture and the Security Documents will require that the Company and the Guarantors grant to the Collateral Agent, for the benefit of the Trustee and the Holders of the Notes, a second-priority lien on all property acquired after the Issue Date of the kinds described above as Collateral.

Perfection and Non-Perfection of Security Interests in Collateral

The security interest of the Collateral Agent in certain of the Collateral may not be in place on the Issue Date. Although the Indenture will require the Company and the Guarantors to use commercially reasonable efforts in order to grant a security interest to the Collateral Agent in such Collateral promptly following the Issue Date and to take certain actions in order to perfect such security interest, no assurance can be given that such security interest will be granted or perfected on a timely basis.

Certain Limitations on the Collateral

There can be no assurance that the proceeds of any sale of Collateral following an Event of Default or an event of default under any Permitted Additional Pari Passu Obligations would be sufficient to satisfy, or would not be substantially less than, amounts due on the Notes and the other obligations secured by the Collateral. The value of the Collateral in the event of a liquidation will depend upon market and economic conditions, the availability of buyers and similar factors. By its nature, some or all of the Collateral will be illiquid and may have no readily ascertainable market value. There also can be no assurance that the Collateral will be saleable and, even if saleable, the timing of its liquidation is uncertain. If the proceeds of any sale of the Collateral were not sufficient to repay all amounts due on the Notes and the other indebtedness secured by the Collateral, the Holders of the Notes (to the extent not repaid from the proceeds of the sale of the Collateral) would have only an unsecured claim against the remaining assets of the Company and the Guarantors.

In addition, under U.S. law, owners of vessels operating in the coastwise trade of the United States must meet certain U.S. citizenship requirements, which include having 75% of their equity interests owned and controlled by U.S. citizens. While mortgagees of these vessels are not required to be U.S. citizens, if a mortgagee becomes an owner of coastwise vessels through a foreclosure proceeding, the mortgagee must meet the citizenship tests if it wants to either operate the vessels or enter into an arrangement with another person to operate the vessels on its behalf. If a mortgagee does not qualify as a United States citizen for the purpose of operating vessels in the coastwise trade, the mortgagee is only entitled to hold the vessels for resale and the vessels may not be used pending such sale. There is an exception to this requirement for passive owners who meet certain minimal citizenship and other requirements if they bareboat charter their vessels for a period of at least three years to persons who are coastwise citizens. These requirements may limit the number of potential bidders for the Vessels constituting Collateral in any foreclosure and may delay any sale, either of which events may have an adverse effect on the proceeds realized in respect of the Collateral.

Intercreditor Agreement

The Collateral Agent, on behalf of the Trustee, on behalf of the Holders of Notes, and the Holders of any Permitted Additional Pari Passu Obligations, the ABL Facility Collateral Agent, on behalf of the holders of the ABL Obligations, the Company and the Guarantors will enter into an intercreditor agreement (the “Intercreditor Agreement”) that sets forth the relative priority of the ABL Liens and the Note Liens, as well as certain other rights, priorities and interests of the Holders of the Notes and any Permitted Additional Pari Passu Obligations and the holders of the ABL Obligations. The Intercreditor Agreement will provide, among other things:

•	Lien Priority and Similar Liens. Notwithstanding the time, manner, order or method of grant, creation, attachment or perfection of any ABL Liens or the Note Liens, the ABL Liens on the Collateral will rank senior to any Note Liens on the Collateral. The Collateral for the ABL Obligations, the Notes and any Permitted Additional Pari Passu Obligations will at all times be the same.

•	Prohibition on Contesting Liens and Obligations. No holder of any Note or Permitted Additional Pari Passu Obligations will contest the validity or enforceability of the ABL Liens and no holder of any ABL Obligations will contest the validity or enforceability of the Note Liens.

•	Exercise of Remedies and Release of Liens. For a period of 180 days (subject to extension for any period during which the ABL Facility Collateral Agent has commenced and is diligently pursuing remedies against the Collateral or shall have sought or requested relief from a modification of the automatic stay or any other stay in any insolvency proceeding to enable the commencement and pursuit thereof) commencing on the later of (a) the date that the ABL Facility Collateral Agent receives notice from the Collateral Agent of a payment default with respect to the Note Obligations or any Permitted Additional Pari Passu Obligations which results in an Event of Default under the indenture or any agreement governing the Permitted Additional Pari Passu Obligations, (b) an Event of Default and the acceleration by the holders of the Notes or any Permitted Additional Pari Passu Obligations of the maturity of all then outstanding Note Obligations or any Permitted Additional Pari Passu Obligations in accordance with the terms of the Indenture or any agreement governing the Permitted Additional Pari Passu Obligations, and (c) the commencement of an insolvency proceeding with respect to the Company or any Guarantor which results in an Event of Default under the Indenture or an event of default under any agreement governing Additional Pari Passu Obligations, the ABL Facility Collateral Agent will have the sole power to exercise remedies against the Collateral (subject to the right of the Collateral Agent and the holders of Notes and Permitted Additional Pari Passu Obligations to take limited protective measures with respect to the Note Liens and to take certain actions that would be permitted to be taken by unsecured creditors) and to foreclose upon and dispose of the Collateral. Upon any sale of any Collateral in connection with any enforcement action consented to by the ABL Facility Collateral Agent which results in the release of the ABL Lien on such item of Collateral, the Note Lien on such item of Collateral will be automatically released. Upon any disposition of collateral subject to an ABL Lien and a Note Lien (regardless of whether or not an Event of Default has occurred and is continuing under the indenture at that time) in accordance with the terms of the Credit Agreement and the indenture, the Note Lien on such Collateral will be released in accordance with the terms of the applicable agreements; provided that in the case of a disposition in connection with a foreclosure upon or other exercise of right and remedies with respect to such collateral, the proceeds of any such disposition received by the ABL Facility Collateral Agent shall be applied to repay the ABL Obligations and the Note Lien shall remain in full force and effect with respect to any proceeds of such disposition that remain after satisfaction in full of the ABL Obligations.

•	Application of Proceeds and Turn-Over Provisions. In connection with any enforcement action with respect to the Collateral or any insolvency or liquidation proceeding, all proceeds of Collateral will first be applied to the repayment of all ABL Obligations before being applied to any obligations under the Notes or any Permitted Additional Pari Passu Obligations. If any holder of a Note or Permitted Additional Pari Passu Obligation receives any proceeds of collateral in contravention of the foregoing, such proceeds will be turned over to the ABL Facility Collateral Agent for application in accordance with the foregoing.

•	Amendment and Refinancings. The ABL Obligations, on the one hand, and the Notes or any Permitted Additional Pari Passu Obligations, on the other hand, may be refinanced or amended in accordance with the terms of the Indenture or the Credit Agreement, respectively, as in effect on the Issue Date (or, if less restrictive, on the date of such amendment or refinancing); provided that the holders of the indebtedness (and the Liens securing such indebtedness) resulting from any such refinancing, or a duly authorized agent on their behalf, shall have agreed in writing to be bound by the terms of the Intercreditor Agreement.

•	Certain Matters in Connection with Liquidation and Insolvency Proceedings.

•	Debtor-in-Possession Financings and Adequate Protection. The Collateral Agent may consent to certain debtor-in-possession financings secured by a Lien on the Collateral ranking prior to the Note Lien on such Collateral or to the use of cash collateral constituting proceeds of the Collateral without the consent of any holder of Notes or Permitted Additional Pari Passu Obligations and no holder of a Note or Permitted Additional Pari Passu Obligation shall be entitled to object to such use of cash collateral or debtor-in-possession financing or seek “adequate protection” in connection therewith (other than in the form of a junior Lien on any additional items of collateral for the ABL Obligations which are granted in connection with such debtor-in possession financing or use of cash collateral); provided that such limitations shall only apply with respect to any debtor-in-possession financing (“DIP Financing”) to the extent (i) the amount of such DIP Financing plus (ii) the aggregate outstanding principal amount of all Obligations under the Credit Agreement as of the date of such DIP Financing (excluding any Bank Products as described in the Intercreditor Agreement) does not exceed $450.0 million;

•	Plans of Reorganization. If, in any insolvency proceeding, debt obligations of the reorganized debtor secured by liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization, on account of both the ABL Obligations, Notes and any Permitted Additional Pari Passu Obligations, then, to the extent the debt obligations distributed on account of the ABL Obligations, Notes and any Permitted Additional Pari Passu Obligations are secured by Liens upon the same assets or property, the provisions of the Intercreditor Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

Use and Release of Collateral

Unless an Event of Default shall have occurred and be continuing, the Company will have the right to remain in possession and retain exclusive control of the Collateral, to freely operate the Collateral and to collect, invest and dispose of any income thereon.

The Indenture and the Security Documents provide that the Liens securing the Notes will automatically and without the need for any further action by any Person be released:

(1) in whole or in part, as applicable, as to all or any portion of property subject to such Liens which has been taken by eminent domain, condemnation or other similar circumstances;

(2) in whole upon:

(a) satisfaction and discharge of the Indenture as set forth below under “— Satisfaction and Discharge of the Indenture; Defeasance”; or

(b) a legal defeasance or covenant defeasance of the Indenture as set forth below under “— Satisfaction and Discharge of the Indenture; Defeasance”;

(3) in part, as to any property that (a) is sold, transferred or otherwise disposed of by the Company or any Guarantor (other than to the Company or another Guarantor) in a transaction not prohibited by the Indenture at the time of such transfer or disposition, (b) is owned or at any time acquired by a Guarantor that has been released from its Guarantee, concurrently with the release of such Guarantee or (c) at any time becomes an Excluded Asset pursuant to a transaction not prohibited by the Indenture;

(4) as described under “— Amendment, Supplement and Waiver” below; and

(5) in part, in accordance with the applicable provisions of the Security Documents and the Intercreditor Agreement.

A release of the Collateral pursuant to the provisions of the Indenture and the Security Documents shall not be deemed to impair the security under the lien of the Collateral.

Notwithstanding anything to the contrary herein, the Company and the Guarantors will not be required to comply with all or any portion of Section 314(d) of the Trust Indenture Act if they determine, in good faith based on advice of counsel, that under the terms of that section and/or any interpretation or guidance as to the meaning thereof of the Commission and its staff, including “no action” letters or exemptive orders, all or any portion of Section 314(d) of the Trust Indenture Act is inapplicable to the released Collateral. Without limiting the generality of the foregoing, certain no-action letters issued by the Commission have permitted an indenture qualified under the Trust Indenture Act to contain provisions permitting the release of collateral from Liens under such indenture in the ordinary course of the Company’s business without requiring the Company to provide certificates and other documents under Section 314(d) of the Trust Indenture Act.

If any Collateral is released in accordance with any of the Security Documents (other than as permitted by the Indenture) and if the Company or the applicable Guarantor has delivered the certificates and documents required by the Security Documents, the Trustee will determine whether it has received all documentation required by Section 314(d) of the Trust Indenture Act (to the extent applicable) in connection with such release.

In addition, to the extent necessary and for so long as required for such Subsidiary not to be subject to any requirement pursuant to Rule 3-16 of Regulation S-X under the Securities Act to file separate financial statements with the SEC (or any other governmental agency), the Capital Stock of any Subsidiary of the Company shall not be included in the Collateral with respect to the Notes so affected and shall not be subject to the Liens securing such Notes and the Notes Obligations.

Optional Redemption

The Notes may be redeemed, in whole or in part, at any time prior to July 15, 2013, at the option of the Company upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to but not including, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

In addition, the Notes are subject to redemption, at the option of the Company, in whole or in part, at any time on or after July 15, 2013, upon not less than 30 nor more than 60 days’ notice mailed by first-class mail to each Holder’s registered address at the redemption prices (expressed as percentages of the principal amount to be redeemed) set forth below, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of Holders of record on the relevant regular record date to receive interest due on an interest payment date), if redeemed during the 12-month period beginning on July 15 of the years indicated:

Redemption
Year	Price

2013	106.250%
2014	103.125%
2015 and thereafter	100.00%

In addition to the optional redemption of the Notes in accordance with the provisions of the preceding paragraphs, prior to July 15, 2012, the Company may, with the net proceeds of one or more Qualified Equity Offerings, redeem up to 35% of the aggregate principal amount of the outstanding Notes (including Additional Notes) at a redemption price equal to 112.50% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that at least 65% of the principal amount of Notes then outstanding (including Additional Notes) remains outstanding immediately after the occurrence of any such redemption (excluding Notes held by American Commercial Lines or its Subsidiaries) and that any such notice of redemption occurs within 90 days following the closing of any such Qualified Equity Offering.

If less than all of the Notes are to be redeemed, the Trustee will select the Notes or portions thereof to be redeemed by lot, pro rata or by any other method the Trustee shall deem fair and appropriate (subject to the Depository Trust Company’s procedures as applicable).

No Notes of $2,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail (and, to the extent permitted by applicable procedures or regulations, electronically) at least 30 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

The Company may at any time, and from time to time, purchase Notes in the open market or otherwise, subject to compliance with applicable securities laws.

Change of Control

Upon the occurrence of a Change of Control, the Company will make an Offer to Purchase all of the outstanding Notes at a purchase price (the “Purchase Price”) in cash equal to 101% of the principal amount tendered, together with accrued interest, if any, to but not including the Purchase Date. For purposes of the foregoing, an Offer to Purchase shall be deemed to have been made if (i) within 30 days following the date of the consummation of a transaction or series of transactions that constitutes a Change of Control, the Company commences an Offer to Purchase all outstanding Notes at the Purchase Price and (ii) all Notes properly tendered pursuant to the Offer to Purchase are purchased on the terms of such Offer to Purchase.

The phrase “all or substantially all,” as used in the definition of “Change of Control,” has not been interpreted under New York law (which is the governing law of the Indenture) to represent a specific quantitative test. As a consequence, in the event the Holders of the Notes elected to exercise their rights under the Indenture and the Company elects to contest such election, there could be no assurance how a court interpreting New York law would interpret such phrase. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Notes may require the Company to make an Offer to Purchase the Notes as described above.

The provisions of the Indenture may not afford Holders protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction affecting the Company that may adversely affect Holders, if such transaction is not the type of transaction included within the definition of Change of Control. A transaction involving the management of the Company or its Affiliates, or a transaction involving a recapitalization of the Company, will result in a Change of Control only if it is the type of transaction specified in such definition. The definition of Change of Control may be amended or modified with the written consent of a majority in aggregate principal amount of outstanding Notes. See “— Amendment, Supplement and Waiver.”

The Company will be required to comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws or regulations in connection with any Offer to Purchase as described above and no Default or Event of Default shall be deemed to have occurred as a result of such compliance.

The Company will not be required to make an Offer to Purchase upon a Change of Control if (i) a third party makes such Offer to Purchase contemporaneously with or upon a Change of Control in the manner, at the times and otherwise in compliance with the requirements of the Indenture and purchases all Notes validly tendered and not withdrawn under such Offer to Purchase or (ii) a notice of redemption has been given pursuant to the Indenture as described above under the caption ‘‘— Optional Redemption.”

In addition, an Offer to Purchase may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of launching the Offer to Purchase.

The agreements governing the Company’s other Debt contain, and future agreements may contain, restrictions on certain actions, including actions that would constitute a Change of Control or an Asset Sale and including repurchases of or other prepayments in respect of the Notes. The exercise by the holders of Notes of their right to require the Company to repurchase the Notes upon a Change of Control or an Asset Sale could cause a default under these other agreements, even if the Change of Control or Asset Sale itself does not, due to the financial effect of such repurchases on the Company. In the event a Change of Control or Asset Sale occurs at a time when the Company is prohibited from purchasing Notes, the Company could seek the consent of its senior lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain a consent or repay those borrowings, the Company will remain prohibited from purchasing Notes. In that case, the Company’s failure to purchase tendered Notes would constitute an Event of Default under the Indenture which could, in turn, constitute a default under the other debt. Finally, the Company’s ability to pay cash to the holders of Notes upon a repurchase may be limited by the Company’s then existing financial resources. See “Risk Factors — We may not be able to finance a change of control offer required by the indenture.”

Certain Covenants

Set forth below are certain covenants contained in the Indenture:

Limitation on Incurrence of Debt

American Commercial Lines will not, and will not permit any of its Restricted Subsidiaries (including the Company) to, Incur any Debt (including Acquired Debt); provided, that American Commercial Lines, the Company and any of American Commercial Lines’ Restricted Subsidiaries may Incur Debt (including Acquired Debt) if, immediately after giving effect to the Incurrence of such Debt and the receipt and application of the proceeds therefrom, (a) the Consolidated Fixed Charge Coverage Ratio of American Commercial Lines would be greater than 2.50 to 1.0 and (b) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the Incurrence of such Debt; provided, however, that (A) the amount of Debt (excluding Acquired Debt permitted pursuant to clause (B) below) that may be Incurred pursuant to the foregoing by Restricted Subsidiaries that are not Guarantors of the Notes shall not exceed $10.0 million at any one time outstanding and (B) the amount of Acquired Debt that may be Incurred pursuant to the foregoing by Restricted Subsidiaries that are not Guarantors of the Notes shall not exceed $20.0 million at any one time outstanding (clauses (A) and (B) collectively, the “Non-Guarantor Exceptions”).

Notwithstanding the first paragraph above, the Company and its Restricted Subsidiaries may Incur Permitted Debt.

For purposes of determining compliance with this “Limitation on Incurrence of Debt” covenant, (x) Debt Incurred under the Credit Agreement on the Issue Date shall initially be treated as Incurred pursuant to clause (i) of the definition of “Permitted Debt,” and may not later be re-classified, (y) Guarantees or obligations with respect to letters of credit supporting Debt otherwise included in the determination of such particular amount shall not be included and (z) except as provided above, in the event that an item of Debt meets the criteria of more than one of the types of Debt described above, including categories of Permitted Debt and the first paragraph of this “Limitation on Incurrence of Debt” covenant, American Commercial Lines, in its sole discretion, shall classify, and from time to time may reclassify, all or any portion of such item of Debt.

The accrual of interest, the accretion or amortization of original issue discount and the payment of interest on Debt in the form of additional Debt or payment of dividends on Capital Interests in the forms of additional shares of Capital Interests with the same terms in each case will not be deemed to be an Incurrence of Debt or issuance of Capital Interests for purposes of this covenant.

The Company and any Guarantor will not Incur any Debt that pursuant to its terms is subordinate or junior in right of payment to any Debt unless such Debt is subordinated in right of payment to the Notes and the Note Guarantees to the same extent; provided that Debt will not be considered subordinate or junior in right of payment to any other Debt solely by virtue of being unsecured or secured to a greater or lesser extent or with greater or lower priority.

Limitation on Restricted Payments

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment unless, at the time of and after giving effect to the proposed Restricted Payment:

(a) no Event of Default shall have occurred and be continuing or will occur as a consequence thereof;

(b) on a pro forma basis, American Commercial Lines would be permitted to Incur at least $1.00 of additional Debt (other than Permitted Debt) pursuant to the provisions described in the first paragraph under the “Limitation on Incurrence of Debt” covenant; and

(c) on a pro forma basis, the aggregate amount expended or declared for all Restricted Payments made on or after the Issue Date (excluding Restricted Payments permitted by clauses (ii), (iii), (iv), (v), (vi) (vii), (viii), (ix), (x) and (xi) of the next succeeding paragraph), shall not exceed the sum (without duplication) of

(1) 50% of the Consolidated Net Income (or, if Consolidated Net Income shall be a deficit, minus 100% of such deficit) of the Company accrued on a cumulative basis during the period (taken as one accounting period) from and including July 1, 2009 and ending on the last day of the fiscal quarter for which consolidated financial statements are available immediately preceding the date of such proposed Restricted Payment, plus

(2) 100% of the aggregate net proceeds (including the Fair Market Value of property other than cash) received by the Company subsequent to the initial issuance of the Notes either (i) as a contribution to its common equity capital or (ii) from the issuance and sale (other than to a Restricted Subsidiary) of its Qualified Capital Interests, including Qualified Capital Interests issued upon the conversion of Debt or Redeemable

Capital Interests of the Company, and from the exercise of options, warrants or other rights to purchase such Qualified Capital Interests (other than, in each case, Capital Interests or Debt sold to a Subsidiary of the Company), plus

(3) 100% of the net reduction in Investments (other than Permitted Investments), subsequent to the date of the initial issuance of the Notes, in any Person, resulting from (x) payments of interest on Debt, dividends, distributions or cash repayments of Investments or other transfers of assets or repayments of loans or advances (but only to the extent such interest, dividends or repayments were made in cash and are not included in the calculation of Consolidated Net Income), in each case to the Company or any Restricted Subsidiary from any Person (including, without limitation, an Unrestricted Subsidiary) or (y) from the net proceeds from the sale of any such investment or the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary, in each case, not to exceed in the case of any Person the amount of Investments (other than Permitted Investments) previously made by American Commercial Lines or any Restricted Subsidiary in such Person.

Notwithstanding the foregoing provisions, the Company and its Restricted Subsidiaries may take the following actions, provided that, in the case of clauses (iv) or (x) immediately after giving effect to such action, no Event of Default has occurred and is continuing:

(i) the payment of any dividend or other distribution on Capital Interests in the Company or a Restricted Subsidiary or the consummation of any irrevocable redemption within 60 days after declaration or giving notice thereof if at the declaration date such payment would not have been prohibited by the foregoing provisions of this covenant;

(ii) the retirement of any Qualified Capital Interests of the Company by conversion into, or by or in exchange for, Qualified Capital Interests, or out of net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other Qualified Capital Interests of the Company;

(iii) the redemption, defeasance, repurchase or acquisition or retirement for value of any Debt of the Company or a Guarantor that is subordinate in right of payment to the Notes or the applicable Note Guarantee out of the net cash proceeds of a substantially concurrent issue and sale (other than to a Subsidiary of the Company) of (x) new subordinated Debt of the Company or Guarantor, as the case may be, Incurred in accordance with the Indenture or (y) of Qualified Capital Interests of the Company;

(iv) the declaration and payment of dividends or distributions to the Company that are used by the Company for the purchase, redemption, retirement or other acquisition for value of Capital Interests in the Company held by employees or former employees of the Company or any of its Restricted Subsidiaries (or their estates or beneficiaries under their estates) upon death, disability, retirement or termination of employment; provided that the aggregate consideration paid for such purchase, redemption, retirement or other acquisition of such Capital Interests does not exceed $5.0 million in any calendar year;

(v) repurchase of Capital Interests deemed to occur upon the exercise of stock options, warrants or other convertible or exchangeable securities to the extent such Capital Interests represent a portion of the exercise price and applicable withholding taxes of those stock options, warrants or other convertible or exchangeable securities;

(vi) the prepayment of intercompany Debt, the Incurrence of which was permitted pursuant to the covenant described under “— Limitation on Incurrence of Debt”;

(vii) cash payment, in lieu of issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for the Capital Interests of the Company or a Restricted Subsidiary;

(viii) the declaration and payment of dividends to holders of any class or series of Redeemable Capital Interests of the Company or any Restricted Subsidiary issued or Incurred in compliance with the covenant described above under “— Limitation on Incurrence of Debt” to the extent such dividends are included in the definition of Consolidated Fixed Charges;

(ix) upon the occurrence of a Change of Control or an Asset Sale, the defeasance, redemption, repurchase or other acquisition of any subordinated Debt pursuant to provisions substantially similar to those described under “— Change of Control” and “— Limitation on Asset Sales” at a purchase price not greater than 101% of the principal amount thereof (in the case of a Change of Control) or at a percentage of the principal amount thereof not higher than 100% of the principal amount thereof (in the case of an Asset Sale), plus any accrued and unpaid interest thereon; provided that prior to or contemporaneously with such defeasance, redemption, repurchase or other acquisition, the Company has made an Offer to Purchase with respect to the Notes and has repurchased all Notes validly tendered for payment and not withdrawn in connection therewith;

(x) other Restricted Payments not in excess of $20.0 million in the aggregate;

(xi) any payment, dividend or distribution with respect to its equity interests made pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Company and its Restricted Subsidiaries, including, without limitation, pursuant to any severance packages for management or employees of the Company and Guarantors and their respective Restricted Subsidiaries and approved by the Board of Directors (or other governing body) of the Company and its Restricted Subsidiaries making such distribution; and

(xii) any distribution or dividend payable solely in membership interests or shares of common stock of the Company or any of its Restricted Subsidiaries.

For purposes of the covenant described above, if any Investment or Restricted Payment would be permitted pursuant to one or more provisions described above and/or one or more of the exceptions contained in the definition of “Permitted Investments,” the Company may classify such Investment or Restricted Payment in any manner that complies with this covenant and may later reclassify any such Investment or Restricted Payment so long as the Investment or Restricted Payment (as so reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such reclassification.

If any Person in which an Investment is made, which Investment constitutes a Restricted Payment when made, thereafter becomes a Restricted Subsidiary in accordance with the Indenture, all such Investments previously made in such Person shall no longer be counted as Restricted Payments for purposes of calculating the aggregate amount of Restricted Payments pursuant to clause (c) of the first paragraph under this “Limitation on Restricted Payments” covenant or clause (x) above, in each case to the extent such Investments would otherwise be so counted.

If the Company or a Restricted Subsidiary transfers, conveys, sells, leases or otherwise disposes of an Investment in accordance with the “— Limitation on Asset Sales” covenant, which Investment was originally included in the aggregate amount expended or declared for all Restricted Payments pursuant to clause (c) of the first paragraph under this “Limitation on Restricted Payments” covenant or clause (x) above, the aggregate amount expended or declared for all Restricted Payments shall be reduced by the lesser of (i) the Net Cash Proceeds from the transfer, conveyance, sale, lease or other disposition of such Investment or (ii) the amount of the original Investment, in each case, to the extent originally included in the aggregate amount expended or declared for all Restricted Payments pursuant to clause (c) of the first paragraph under this “Limitation on Restricted Payments” covenant.

For purposes of this covenant, if a particular Restricted Payment involves a non-cash payment, including a distribution of assets, then such Restricted Payment shall be deemed to be an amount equal to the cash portion of such Restricted Payment, if any, plus an amount equal to the Fair Market Value of the non-cash portion of such Restricted Payment.

Limitation on Liens

American Commercial Lines will not, and will not permit any of its Restricted Subsidiaries (including the Company), directly or indirectly, to enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to the Collateral except Permitted Collateral Liens. Subject to the immediately preceding sentence, American Commercial Lines will not, and will not permit any of its Restricted Subsidiaries (including the Company), directly or indirectly, to enter into, create, incur, assume or suffer to exist any Liens of any kind with respect to any property, other than Permitted Liens, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom with respect to property other than Collateral without securing the Notes and all other amounts due under the Indenture and the Security Documents (for so long as such Lien exists) equally and ratably with (or prior to) the obligation or liability secured by such Lien.

Limitation on Dividends and Other Payments Affecting Restricted Subsidiaries

American Commercial Lines will not, and will not permit any of its Restricted Subsidiaries (including the Company) to, directly or indirectly, cause or suffer to exist or become effective or enter into any encumbrance or restriction (other than pursuant to the Indenture, law, rules or regulation) on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Interests owned by American Commercial Lines or any Restricted Subsidiary or pay any Debt or other obligation owed to American Commercial Lines or any Restricted Subsidiary, (ii) make loans or advances to American Commercial Lines or any Restricted Subsidiary thereof or (iii) transfer any of its property or assets to American Commercial Lines or any Restricted Subsidiary.

However, the preceding restrictions will not apply to the following encumbrances or restrictions existing under or by reason of:

(a) any encumbrance or restriction in existence on the Issue Date, including those required by the Credit Agreement or any future Debt incurred in compliance with the Credit Agreement (so long as such restrictions are not materially more restrictive, taken as a whole, than the Credit Agreement) and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, refinancings thereof, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings, in the good faith judgment of the Company, are not materially more restrictive, taken as a whole, with respect to such dividend or other payment restrictions than those contained in these agreements on the Issue Date or refinancings thereof;

(b) any encumbrance or restriction pursuant to an agreement relating to an acquisition of property, so long as the encumbrances or restrictions in any such agreement relate solely to the property so acquired (and are not or were not created in anticipation of or in connection with the acquisition thereof);

(c) any encumbrance or restriction which exists with respect to a Person that becomes a Restricted Subsidiary after the Issue Date, which is in existence at the time such Person becomes a Restricted Subsidiary, but not created in connection with or in anticipation of such Person becoming a Restricted Subsidiary, and which is not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person becoming a Restricted Subsidiary;

(d) any encumbrance or restriction pursuant to an agreement effecting a permitted renewal, refunding, replacement, refinancing or extension of Debt issued pursuant to an agreement containing any encumbrance or restriction referred to in the foregoing clauses (a) through (c), so long as the encumbrances and restrictions contained in any such refinancing agreement are no less favorable in any material respect to the Holders than the encumbrances and restrictions contained in the agreements governing the Debt being renewed, refunded, replaced, refinanced or extended in the good faith judgment of the Board of Directors of American Commercial Lines;

(e) customary provisions restricting subletting or assignment of any lease, contract, or license of the Company or any Restricted Subsidiary or provisions in agreements that restrict the assignment of such agreement or any rights thereunder;

(f) any restriction on the sale or other disposition of assets or property securing Debt as a result of a Permitted Lien on such assets or property;

(g) any encumbrance or restriction by reason of applicable law, rule, regulation or order;

(h) any encumbrance or restriction under the Indenture, the Notes and the Note Guarantees;

(i) restrictions on cash and other deposits or net worth imposed by customers under contracts entered into the ordinary course of business;

(j) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into the ordinary course of business;

(k) any instrument governing Debt or Capital Interests of a Person acquired by the Company or any of the Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Debt or Capital Interests was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(l) Liens securing Debt otherwise permitted to be incurred under the Indenture, including the provisions of the covenant described above under the caption “— Limitation on Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(m) customary provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements otherwise permitted by the Indenture, which limitation is applicable only to the assets (including Capital Interests of Subsidiaries) that are the subject of such agreements;

(n) agreement for the sale or disposition of a Restricted Subsidiary that restricts distributions prior to the sale; and

(o) Debt or other contractual requirements of a Receivables Subsidiary in connection with a Qualified Receivables Transaction, provided that such restrictions apply only to such Receivables Subsidiary.

Limitation on Asset Sales

American Commercial Lines will not, and will not permit any of its Restricted Subsidiaries (including the Company) to, consummate an Asset Sale unless:

(1) American Commercial Lines (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Capital Interests issued or sold or otherwise disposed of;

(2) at least 75% of the consideration received in the Asset Sale by American Commercial Lines or such Restricted Subsidiary is in the form of cash or Eligible Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(a) any liabilities, as shown on the most recent consolidated balance sheet of American Commercial Lines, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary assignment and assumption agreement that releases American Commercial Lines or the Company or Restricted Subsidiary, as the case may be, from further liability; and

(b) any securities, notes or other obligations received by American Commercial Lines or the Company or any Restricted Subsidiary from such transferee that are converted by American Commercial Lines or the Company or Restricted Subsidiary, as the case may be, into cash within 365 days of their receipt to the extent of the cash received in that conversion; and

(3) if such Asset Sale involves the disposition of Collateral, American Commercial Lines, the Company or Subsidiary has complied with the provisions of the Indenture and the Security Documents; and

(4) if such Asset Sale involves the disposition of Collateral, the Net Cash Proceeds thereof shall be paid directly by the purchaser of the Collateral to the Collateral Agent for deposit into the Collateral Account, and, if any property other than Cash or Cash Equivalents is included in such Net Cash Proceeds, such property shall be made subject to the Lien of the Indenture and the applicable Security Documents.

Within 365 days after the receipt of any Net Cash Proceeds from an Asset Sale, American Commercial Lines (or the Company or Restricted Subsidiary, as the case may be) may apply such Net Cash Proceeds at its option:

(i) to the extent such Net Cash Proceeds constitute proceeds from the sale of Collateral, to permanently repay Obligations under the Credit Agreement and permanently reduce the related loan commitment thereunder;

(ii) to acquire assets constituting, or any Capital Interests of, a Permitted Business, if, after giving effect to any such acquisition of Capital Interests, such assets are owned by American Commercial Lines or the Company or a Restricted Subsidiary or the Person owning such Permitted Business is or becomes a Restricted Subsidiary of American Commercial Lines (or in the case of an Asset Sale of Collateral, to acquire additional Collateral);

(iii) to make a capital expenditure in or that is used or useful in or an Investment in a Permitted Business or to make expenditures for maintenance, repair or improvement of existing properties and assets in accordance with the provisions of the Indenture;

(iv) to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business;

(v) to permanently repay Obligations under other Debt ranking pari passu with the Notes if the Asset Sale involves assets that are not Collateral; or

(vi) any combination of the foregoing; provided, that, to the extent such Asset Sale involves the sale of Collateral, the consideration received therefor, together with any asset or property in which such consideration is invested pursuant to clause (ii), (iii) or (iv) above shall constitute Collateral subject to the Lien of the Security Documents;

provided that if during such 365-day period American Commercial Lines or a Restricted Subsidiary enters into a definitive binding agreement committing it to apply such Net Cash Proceeds in accordance with the requirements of clause (ii), (iii) or (iv), or any combination thereof, of this paragraph, such 365-day period will be extended with respect to the amount of Net Cash Proceeds so committed until such Net Cash Proceeds are required to be applied in accordance with such agreement (or, if earlier, until termination of such agreement).

Pending the final application of any Net Cash Proceeds, American Commercial Lines (or the Company or Restricted Subsidiary, as the case may be) may temporarily reduce borrowings under the Credit Agreement.

Subject to the next succeeding paragraph, any Net Cash Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph of this covenant will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $25.0 million (it being understood that the Company may, in its sole discretion, make an Offer to Purchase pursuant to this covenant prior to the time that the aggregate amount of Excess Proceeds exceeds $25.0 million), within thirty days thereof, the Company will make an Offer to Purchase to all Holders of Notes and to all holders of other Debt ranking pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to asset sales, in each case, equal to the Excess Proceeds. The offer price in any Offer to Purchase will be equal to 100% of the principal amount plus accrued and unpaid interest to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Offer to Purchase, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture and such remaining amount shall not be added to any subsequent Excess Proceeds for any purpose under the Indenture. If the aggregate principal amount of Notes and other Permitted Additional Pari Passu Obligations and other Debt ranking pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to asset sales tendered into such Offer to Purchase exceeds the amount of Excess Proceeds, the Trustee will select the Notes and other Permitted Additional Pari Passu Obligations and other Debt (to the extent the Debt permits such a selection) to be purchased on a pro rata basis. Upon completion of each Offer to Purchase, the amount of Excess Proceeds will be reset at zero.

American Commercial Lines and its Restricted Subsidiaries will comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the Indenture, American Commercial Lines and its Restricted Subsidiaries will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such compliance.

Events of Loss

In the event of an Event of Loss resulting in Net Loss Proceeds in excess of $25.0 million, American Commercial Lines, the Company or the affected Restricted Subsidiary of American Commercial Lines, as the case may be, may (and to the extent required pursuant to the terms of any lease encumbered by a mortgage shall) apply the Net Loss Proceeds from such Event of Loss to either (i) the rebuilding, repair, replacement, construction or improvement to the property affected by such Event of Loss or other property constituting Collateral (the “Subject Property”) or (ii) to permanently repay Obligations under the Credit Agreement and permanently reduce the related loan commitment thereunder, with no concurrent obligation to offer to purchase any of the Notes; provided, however, that in the case of clause (i) above the Company delivers to the Trustee within 90 days of such Event of Loss, an Officer’s Certificate certifying that the Company has applied (or will apply after receipt of any anticipated insurance or similar proceeds) the Net Loss Proceeds or other sources in accordance with clause (i) or (ii) above.

Any Net Loss Proceeds that are not reinvested or not permitted to be reinvested or used to permanently repay obligations under the Credit Agreement as provided in the first sentence of this covenant will be deemed “Excess Loss Proceeds.” When the aggregate amount of Excess Loss Proceeds exceeds $25.0 million, the Company will make an offer (an “Event of Loss Offer”) to all Holders and to the holders of any other Permitted Additional Pari Passu Obligations containing provisions similar to those set forth in the Indenture with respect to events of loss to purchase or repurchase the Notes and such other Permitted Additional Pari Passu Obligations with the proceeds from the Event of Loss in an amount equal to the maximum principal amount of Notes and such other Permitted Additional Pari Passu Obligations that may be purchased out of the Excess Loss Proceeds. The offer price in any Event of Loss Offer will be equal to 100% of the principal amount plus accrued and unpaid interest if any, to the date of purchase, and will be payable in cash. If any Excess Loss Proceeds remain after consummation of an Event of Loss Offer, American Commercial Lines, the Company or the affected Restricted Subsidiary of American Commercial Lines, as the case may be, may use such Excess Loss Proceeds for any purpose not otherwise prohibited by the Indenture and the Security Documents and such remaining amount shall not be added to any subsequent Excess Loss Proceeds for any purpose under the Indenture; provided that any remaining Excess Loss Proceeds shall remain subject to the Lien of the Security Documents. If the aggregate principal amount of Notes and other Permitted Additional Pari Passu Obligations and other Debt ranking pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to events of loss tendered pursuant to an Event of Loss Offer exceeds the Excess Loss Proceeds, the Trustee will select the Notes and such other Permitted Additional Pari Passu Obligations and other Debt (to the extent such other Debt permits such a selection) to be purchased on a pro rata basis based on the principal amount tendered.

American Commercial Lines and its Restricted Subsidiaries will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Event of Loss Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with the Event of Loss provisions of the Indenture, American Commercial Lines and its Restricted Subsidiaries will comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under the Event of Loss provisions of the Indenture by virtue of such compliance.

Limitation on Transactions with Affiliates

American Commercial Lines will not, and will not permit any of its Restricted Subsidiaries (including the Company) to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of related transactions, contract, agreement, loan, advance or guarantee with, or for the benefit of, any Affiliate of American Commercial Lines (each of the foregoing, an “Affiliate Transaction”) unless:

(i) such Affiliate Transaction is on terms that are not materially less favorable to American Commercial Lines or the relevant Restricted Subsidiary than those that could reasonably have been obtained in a comparable arm’s length transaction by American Commercial Lines or such Restricted Subsidiary with an unaffiliated party; and

(ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, American Commercial Lines delivers to the Trustee a resolution adopted in good faith by the majority of the Board of Directors of American Commercial Lines approving such Affiliate Transaction and set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (i) above; and

(iii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, American Commercial Lines must obtain and deliver to the Trustee a written opinion of a nationally recognized investment banking, accounting or appraisal firm (an “Independent Financial Advisor”) stating that the transaction is fair to American Commercial Lines or such Subsidiary, as the case may be, from a financial point of view.

The foregoing limitation does not limit, and shall not apply to:

(1) Restricted Payments that are permitted by the provisions of the Indenture described above under “— Limitation on Restricted Payments” and Permitted Investments;

(2) the payment of reasonable and customary fees and indemnities to members of the Board of Directors of American Commercial Lines or a Restricted Subsidiary;

(3) any employment agreement, arrangement or plan or similar arrangement entered into by the Company or a Restricted Subsidiary in the ordinary course of business, including the payment of reasonable and customary compensation and other benefits (including retirement, health, option, deferred compensation and other benefit plans) and indemnities to officers and employees of American Commercial Lines or any Restricted Subsidiary;

(4) transactions between or among American Commercial Lines and/or its Restricted Subsidiaries;

(5) the issuance of Capital Interests (other than Redeemable Capital Interests) of American Commercial Lines otherwise permitted hereunder;

(6) any agreement or arrangement as in effect on the Issue Date and any amendment or modification thereto so long as such amendment or modification is not more disadvantageous to the holders of the Notes in any material respect;

(7) transactions in which American Commercial Lines delivers to the Trustee a written opinion from an Independent Financial Advisor to the effect that the transaction is fair, from a financial point of view, to American Commercial Lines and any relevant Restricted Subsidiaries;

(8) any contribution of capital to the Company;

(9) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case, in the ordinary course of business and consistent with past practice and on terms that are not materially less favorable to American Commercial Lines or such Restricted Subsidiary, as the case may be, as determined in good faith by American Commercial Lines, than those that could be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate of American Commercial Lines;

(10) Permitted Sale-Leaseback Transactions; and

(11) transactions in connection with a Permitted JV Transaction.

Limitation on Sale and Leaseback Transactions

American Commercial Lines will not, and will not permit any of its Restricted Subsidiaries (including the Company) to, enter into any Sale and Leaseback Transaction (other than a Permitted Sale and Leaseback Transaction or a Sale and Leaseback Transaction between the Company and one or more Restricted Subsidiaries or among Restricted Subsidiaries) unless:

(i) the gross cash proceeds received in such Sale and Leaseback Transaction is at least equal to the lesser of fair market value or net tax basis value of the property sold, as determined by a board resolution of the Board of Directors of American Commercial Lines or by an Officers’ Certificate,

(ii) prior to and after giving effect to the Attributable Debt in respect of such Sale and Leaseback Transaction, American Commercial Lines and such Restricted Subsidiary comply with the “Limitation on Incurrence of Debt” covenant contained herein, and

(iii) at or after such time American Commercial Lines and such Restricted Subsidiary also comply with the “Limitation on Asset Sales” covenant contained herein.

Provision of Financial Information

Whether or not required by the rules and regulations of the Securities and Exchange Commission (the “Commission”), so long as any Notes are outstanding, the Company or American Commercial Lines will, subject to the second succeeding paragraph, file with the Commission, within the time periods specified in the Commission’s rules and regulations that would then be applicable to the Company or American Commercial Lines, as applicable:

(1) all quarterly and annual reports that would be required to be filed with the Commission on Forms 10-Q and 10-K if the Company or American Commercial Lines, as applicable, was required to file such reports; and

(2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company or American Commercial Lines, as applicable, was required to file such reports;

provided that any such reports filed by American Commercial Lines shall only be deemed to satisfy the requirements of this “Provision of Financial Information” covenant if, in addition to the other requirements set forth herein, American Commercial Lines is a Guarantor at the time of such filing.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the consolidated financial statements of the Company or American Commercial Lines, as applicable, by the certified independent accountants of the Company or American Commercial Lines, as applicable.

If, at any time, the Company and American Commercial Lines are no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company or American Commercial Lines (subject to the proviso in the first paragraph of this “Provision of Financial Information” covenant) will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the Commission within the time periods specified above unless the Commission will not accept such filings. Neither the Company nor American Commercial Lines will take any action for the purpose of causing the Commission not to accept any such filings. If, notwithstanding the foregoing, the Commission will not accept the filings of the Company and American Commercial Lines for any reason, the Company or American Commercial Lines (subject to the proviso in the first paragraph of this “Provision of Financial Information” covenant) will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if the Company or American Commercial Lines, as applicable, was required to file those reports with the Commission.

In addition, the Company and the Guarantors agree that, for so long as any Notes remain outstanding, if at any time they are not required to file with the Commission the reports required by the preceding paragraphs, they will furnish to the Holders of Notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Additional Note Guarantees

On the Issue Date, each of the Guarantors will guarantee the Notes in the manner and on the terms set forth in the Indenture.

After the Issue Date, American Commercial Lines will cause each of its Restricted Subsidiaries (other than (w) any Foreign Subsidiary, (x) any Restricted Subsidiary that is prohibited by law from guaranteeing the Notes or that would experience adverse regulatory consequences as a result providing a guarantee of the Notes (so long as, in the case of this clause (x), such Restricted Subsidiary has not provided a guarantee of any other Debt of the Company or any Guarantor) and (y) any Receivable Subsidiary) that (A) Incurs any Debt in an aggregate principal amount in excess of $10.0 million (other than Debt permitted to be Incurred pursuant to the Non-Guarantor Exceptions or clauses (v), (viii), (ix), (x), (xi), (xii), (xiii), (xvi), (xvii) and (xix) of the definition “Permitted Debt”) at any time outstanding or (B) guarantees any Debt (other than pursuant to the Non-Guarantor Exceptions and the Permitted Debt clauses referred to above) of the Company or the Guarantors, in each case, to guarantee the Notes.

Each Note Guarantee by a Guarantor will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Restricted Subsidiary without rendering the Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. The Obligations of any Person that is or becomes a Guarantor after the Issue Date will be secured equally and ratably by a second-priority security interest in the Collateral granted to the Collateral Agent for the benefit of the Holders of the Notes and the holders of Permitted Additional Pari Passu Obligations. Such Guarantor will enter into a joinder agreement to the applicable Security Documents defining the terms of the security interests that secure payment and performance when due of the Notes and take all actions advisable in the opinion of the Company, as set forth in an Officers’ Certificate accompanied by an opinion of counsel to American Commercial Lines to cause the Note Liens created by the Security Agreement to be duly perfected to the extent required by such agreement in accordance with all applicable law, including the filing of financing statements in the jurisdictions of incorporation or formation of the Company and the Guarantors.

Further Assurances

American Commercial Lines will, and will cause each of its existing and future Restricted Subsidiaries (including the Company) to, execute and deliver such additional instruments, certificates or documents, and take all such actions as may be reasonably required from time to time in order to:

(1) carry out more effectively the purposes of the Security Documents;

(2) create, grant, perfect and maintain the validity, effectiveness and priority of any of the Security Documents and the Liens created, or intended to be created, by the Security Documents; and

(3) ensure the protection and enforcement of any of the rights granted or intended to be granted to the Trustee under any other instrument executed in connection therewith.

Limitation on Creation of Unrestricted Subsidiaries

American Commercial Lines may designate any Subsidiary (other than the Company) of American Commercial Lines to be an “Unrestricted Subsidiary” as provided below, in which event such Subsidiary and each other Person that is a Subsidiary of such Subsidiary will be deemed to be an Unrestricted Subsidiary.

“Unrestricted Subsidiary” means:

(1) any Subsidiary designated as such by the Board of Directors of the Company as set forth below; and

(2) any Subsidiary of an Unrestricted Subsidiary.

American Commercial Lines may designate any Subsidiary to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Interests of, or owns or holds any Lien on any property of, any other Restricted Subsidiary of American Commercial Lines, provided that either:

(x) the Subsidiary to be so designated has total assets of $1,000 or less; or

(y) (i) immediately after giving effect to such designation, American Commercial Lines could Incur at least $1.00 of additional Debt (other than Permitted Debt) pursuant to the first paragraph under the “Limitation on Incurrence of Debt” covenant or (ii) the Consolidated Fixed Charge Coverage Ratio for American Commercial Lines and its Restricted Subsidiaries would be greater than such ratio for American Commercial Lines and its Restricted Subsidiaries immediately prior to such transaction, and provided further that American Commercial Lines could make a Restricted Payment or a Permitted Investment in an amount equal to the greater of the Fair Market Value or book value of such Subsidiary pursuant to the “— Limitation on Restricted Payments” covenant and such amount is thereafter treated as a Restricted Payment or a Permitted Investment for the purpose of calculating the amount available in connection with such covenant.

An Unrestricted Subsidiary may be designated as a Restricted Subsidiary if (i) all the Debt of such Unrestricted Subsidiary could be Incurred under the “— Limitation on Incurrence of Debt” covenant and (ii) all the Liens on the property and assets of such Unrestricted Subsidiary could be incurred pursuant to the “— Limitation on Liens” covenant.

American Commercial Lines may not designate the Company as an Unrestricted Subsidiary.

Consolidation, Merger, Conveyance, Transfer or Lease

Neither the Company nor American Commercial Lines will, in any transaction or series of transactions, consolidate with or merge into any other Person (other than a merger of a Restricted Subsidiary (other than the Company) into American Commercial Lines or the Company in which American Commercial Lines or the Company, as applicable, is the continuing Person or the merger of a Restricted Subsidiary (other than the Company) into or with another Restricted Subsidiary or another Person that as a result of such transaction becomes or merges into a Restricted Subsidiary), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the assets of American Commercial Lines and its Restricted Subsidiaries (determined on a consolidated basis), taken as a whole, to any other Person, unless:

(i) either: (a) the Company or American Commercial Lines, as applicable, shall be the continuing Person or (b) the Person (if other than the Company or American Commercial Lines, as applicable) formed by such consolidation or into which the Company or American Commercial Lines, as applicable, is merged, or the Person that acquires, by sale, assignment, conveyance, transfer, lease or other disposition, all or substantially all of the property and assets of the Company or American Commercial Lines, as applicable (such Person, the “Surviving Entity”), (1) shall be a corporation, partnership, limited liability company or similar entity organized and validly existing under the laws of the United States, any political subdivision thereof or any state thereof or the District of Columbia, (2) shall expressly assume, by a supplemental indenture, the due and punctual payment of all amounts due in respect of the principal of (and premium, if any) and interest on all the Notes and the performance of the covenants and obligations of the Company or American Commercial Lines, as applicable, under the Indenture and (3) shall expressly assume, by documentation specified by, and executed and delivered to, the Trustee (and otherwise acceptable to the Collateral Agent), the due and punctual performance of the covenants and obligations of the Company or American Commercial Lines, as applicable, under the Security Documents; provided that at any time the Company or its successor is not a corporation, there shall be a co-issuer of the Notes that is a corporation;

(ii) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Debt Incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(iii) immediately after giving effect to any such transaction or series of transactions on a pro forma basis (including, without limitation, any Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions) as if such transaction or series of transactions had occurred on the first day of the determination period, the Company or American Commercial Lines, as applicable (or the Surviving Entity if the Company or American Commercial Lines, as applicable, is not continuing), either (x) could Incur $1.00 of additional Debt (other than Permitted Debt) under the first paragraph of the

“— Limitation on Incurrence of Debt” covenant or (y) the Consolidated Fixed Charge Coverage Ratio for American Commercial Lines and its Restricted Subsidiaries would be greater than such ratio for American Commercial Lines and its Restricted Subsidiaries immediately prior to such transaction; and

(iv) the Company or American Commercial Lines, as applicable, delivers, or causes to be delivered, to the Trustee, in form and substance satisfactory to the Trustee, an Officers’ Certificate and an opinion of counsel, each stating that such consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition complies with the requirements of the Indenture;

(v) the Surviving Entity causes such amendments, supplements or other instruments to be executed, delivered, filed and recorded, as applicable, in such jurisdictions as may be required by applicable law to preserve and protect the Lien of the Security Documents on the Collateral owned by or transferred to the Surviving Entity;

(vi) the Collateral owned by or transferred to the Surviving Entity shall (a) continue to constitute Collateral under the Indenture and the Security Documents, (b) be subject to the Lien in favor of the Collateral Agent for the benefit of the Trustee and the Holders of the Notes, and (c) not be subject to any Lien other than Permitted Collateral Liens, in each case except as otherwise permitted by the Indenture; and

(vii) the property and assets of the Person which is merged or consolidated with or into the Surviving Entity, to the extent that they are property or assets of the types which would constitute Collateral under the Security Documents, shall be treated as after-acquired property and the Surviving Entity shall take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in the Indenture.

The preceding clause (iii) will not prohibit a merger between the Company and an Affiliate incorporated solely for the purpose of converting the Company into a corporation organized under the laws of the United States or any political subdivision or state thereof so long as, the amount of Debt of American Commercial Lines and its Restricted Subsidiaries is not increased thereby, except for Debt incurred in the ordinary course of business to pay fees, expenses and other costs associated with such transaction.

No Subsidiary Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person, unless:

(1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2) either (a) the Person acquiring the property in any such sale or disposition of the Person formed by or surviving any such consolidation or merger assumes all the obligations of such Parent Guarantor under the Indenture, pursuant to a supplemental indenture satisfactory to the Trustee or (b) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture.

For all purposes of the Indenture and the Notes, Subsidiaries of any Surviving Entity will, upon such transaction or series of transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to the Indenture and all Debt, and all Liens on property or assets, of the Surviving Entity and its Subsidiaries that was not Debt, or were not Liens on property or assets, of American Commercial Lines and its Subsidiaries immediately prior to such transaction or series of transactions shall be deemed to have been Incurred upon such transaction or series of transactions.

Upon any transaction or series of transactions involving the Company or American Commercial Lines that are of the type described in, and are effected in accordance with, conditions described in the immediately preceding paragraphs in which the Company or American Commercial Lines is not the Surviving Entity, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company or American Commercial Lines, as applicable, under the Indenture with the same effect as if such Surviving Entity had been named as the Company or American Commercial Lines, as applicable, therein; and when a Surviving Person duly assumes all of the obligations and covenants of the Company or American Commercial Lines, as applicable, pursuant to the Indenture and the Notes, except in the case of a lease, the predecessor Person shall be relieved of all such obligations.

Limitation on Business Activities

American Commercial Lines will not, and will not permit any Restricted Subsidiary (including the Company) to, engage in any business other than a Permitted Business, except to such extent as would not be material to American Commercial Lines and its Restricted Subsidiaries taken as whole.

Events of Default

Each of the following is an “Event of Default” under the Indenture:

(1) default in the payment in respect of the principal of (or premium, if any, on) any Note at its maturity (whether at Stated Maturity or upon repurchase, acceleration, optional redemption or otherwise);

(2) default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days;

(3) failure to perform or comply with the Indenture provisions described under “Consolidation, Merger, Conveyance, Transfer or Lease”;

(4) except as permitted by the Indenture, any Note Guarantee of any Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary), shall for any reason cease to be, or it shall be asserted by any Guarantor or Issuer not to be, in full force and effect and enforceable in accordance with its terms (except as specifically provided in the Indenture);

(5) default in the performance, or breach, of (i) any covenant or agreement of the Company or any Guarantor in the Indenture (other than (x) a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clauses (1), (2), (3) or (4) above or (y) a covenant or agreement described under “— Provision of Financial Information” above), and continuance of such default or breach for a period of 60 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes or (ii) any covenant or agreement described under “— Provision of Financial Information” above and continuance of such default or breach for a period of 120 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes;

(6) a default or defaults under any bonds, debentures, notes or other evidences of Debt (other than the Notes) by American Commercial Lines or any Restricted Subsidiary of American Commercial Lines (including the Company) having, individually or in the aggregate, a principal or similar amount outstanding of at least $35.0 million, whether such Debt now exists or shall hereafter be created, which default or defaults shall have resulted in the acceleration of the maturity of such Debt prior to its express maturity or shall constitute a failure to pay at least $35.0 million of such Debt when due and payable after the expiration of any applicable grace period with respect thereto;

(7) the entry against American Commercial Lines or any Restricted Subsidiary of American Commercial Lines that is a Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) of a final non-appealable judgment or final non-appealable judgments for the payment of money in an aggregate amount in excess of $35.0 million (other than any judgments covered by indemnities or insurance policies as to which liability coverage has not been denied by the insurance company or indemnifying party), by a court or courts of competent jurisdiction, which judgments remain undischarged, unwaived, unstayed, unbonded or unsatisfied for a period of 90 consecutive days;

(8) certain events in bankruptcy, insolvency or reorganization affecting American Commercial Lines or any Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary); or

(9) unless all of the Collateral has been released from the Note Liens in accordance with the provisions of the Security Documents, default by American Commercial Lines or any of its Restricted Subsidiaries or Guarantors in the performance of the Security Documents which adversely affects in any material respect the enforceability, validity, perfection or priority of the Note Liens on a material portion of the Collateral, the repudiation or disaffirmation by American Commercial Lines or any of its Restricted Subsidiaries or Guarantors of its material obligations under the Security Documents or the determination in a judicial proceeding that the Security Documents are unenforceable or invalid against American Commercial Lines or any of its Restricted Subsidiaries or Guarantors party thereto for any reason with respect to a material portion of the Collateral (which default, repudiation, disaffirmation or determination is not rescinded, stayed, or waived by the Persons having such authority pursuant to the Security Documents) or otherwise cured within 60 days after the Company receives written notice thereof specifying such occurrence from the Trustee or the Holders of at least 66 2/3% of the outstanding principal amount of the Note Obligations and demanding that such default be remedied.

If an Event of Default (other than an Event of Default specified in clause (8) above with respect to the Company) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the principal of the Notes and any accrued interest on the Notes to be due and payable immediately by a notice in writing to the Company (and to the Trustee if given by Holders); provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal of or interest on the Notes, have been cured or waived as provided in the Indenture.

In the event of a declaration of acceleration of the Notes solely because an Event of Default described in clause (6) above has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically rescinded and annulled if the event of default or payment default triggering such Event of Default pursuant to clause (6) shall be remedied or cured by American Commercial Lines or a Restricted Subsidiary of American Commercial Lines or waived by the holders of the relevant Debt within 20 business days after the declaration of acceleration with respect thereto and if the rescission and annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction obtained by the Trustee for the payment of amounts due on the Notes.

If an Event of Default specified in clause (8) above occurs with respect to the Company, the principal of and any accrued interest on the Notes then outstanding shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. For further information as to waiver of defaults, see “— Amendment, Supplement and Waiver.” The Trustee may withhold from Holders notice of any Default (except Default in payment of principal of, premium, if any, and interest) if the Trustee determines that withholding notice is in the interests of the Holders to do so.

No Holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless also the Holders of at least 25% in aggregate principal amount of the outstanding Notes shall have made written request to the Trustee, and provided indemnity reasonably satisfactory to the Trustee, to institute such proceeding as Trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. Such limitations do not apply, however, to a suit instituted by a Holder of a Note directly (as opposed to through the Trustee) for enforcement of payment of the principal of (and premium, if any) or interest on such Note on or after the respective due dates expressed in such Note.

The Company will be required to furnish to the Trustee annually a statement as to the performance of certain obligations under the Indenture and as to any default in such performance. The Company also is required to notify the Trustee if it becomes aware of the occurrence of any Default or Event of Default.

Amendment, Supplement and Waiver

Without the consent of any Holders, the Company, the Guarantors and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture, the Guarantees and the Security Documents for any of the following purposes:

(1) to evidence the succession of another Person to the Company or any Guarantor and the assumption by any such successor of the covenants of the Company or such Guarantor in the Indenture, the Guarantees and the Security Documents and in the Notes;

(2) to add to the covenants of the Company or the Guarantors for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or the Guarantors;

(3) to add additional Events of Default;

(4) to provide for uncertificated Notes in addition to or in place of the certificated Notes;

(5) to evidence and provide for the acceptance of appointment under the Indenture and the Security Documents by a successor Trustee or Collateral Agent;

(6) to provide for or confirm the issuance of Additional Notes in accordance with the terms of the Indenture;

(7) to add to the Collateral securing the Notes, to add a Guarantor or to release a Guarantor in accordance with the Indenture;

(8) to cure any ambiguity, defect, omission, mistake or inconsistency;

(9) to make any other provisions with respect to matters or questions arising under the Indenture, provided that such actions pursuant to this clause shall not adversely affect the interests of the Holders in any material respect, as determined in good faith by the Board of Directors of American Commercial Lines; or

(10) to conform the text of the Indenture, the Security Documents or the Notes to any provision of this “Description of the Notes” to the extent that the Trustee has received an Officers’ Certificate stating that such text constitutes an unintended conflict with the description of the corresponding provision in this “Description of the Notes”;

(11) to mortgage, pledge, hypothecate or grant any other Lien in favor of the Collateral Agent for the benefit of the Trustee on behalf of the Holders of the Notes, as additional security for the payment and performance of all or any portion of the Note Obligations under the Indenture and the Notes, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted to or for the benefit of the Trustee or the Collateral Agent pursuant to the Indenture, any of the Security Documents or otherwise;

(12) to provide for the release of Collateral from the Lien of the Indenture and the Security Documents when permitted or required by the Security Documents, the Intercreditor Agreement or the Indenture; or

(13) to secure any Permitted Additional Pari Passu Obligations under the Security Documents and to appropriately include the same in the Intercreditor Agreement.

With the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes, the Company, the Guarantors and the Trustee may enter into an indenture or indentures supplemental to the Indenture or amend the Security Documents and the Intercreditor Agreement (together with the other consents required thereby) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or the Notes or of modifying in any manner the rights of the Holders of the Notes under the Indenture, including the definitions therein; provided, however, that no such supplemental indenture or amendment shall, without the consent of the Holder of each outstanding Note affected thereby:

(1) change the Stated Maturity of any Note or of any installment of interest on any Note, or reduce the amount payable in respect of the principal thereof or the rate of interest thereon or any premium payable thereon, or reduce the amount that would be due and payable on acceleration of the maturity thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor,

(2) reduce the percentage in aggregate principal amount of the outstanding Notes, the consent of whose Holders is required for any such supplemental indenture or amendment, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture,

(3) modify the obligations of the Company to make Offers to Purchase upon a Change of Control or from the Excess Proceeds of Asset Sales or Excess Loss Proceeds from an Event of Loss if such modification was done after the occurrence of such Change of Control, Asset Sale or Event of Loss, as applicable,

(4) subordinate, in right of payment, the Notes to any other Debt of the Company,

(5) modify any of the provisions of this paragraph or provisions relating to waiver of defaults or certain covenants, except to increase any such percentage required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby, or

(6) release any Guarantees required to be maintained under the Indenture (other than in accordance with the terms of the Indenture).

In addition, any amendment to, or waiver of, the provisions of the Indenture or any Security Document that has the effect of releasing all or substantially all of the Collateral from the Liens securing the Notes or otherwise modify the Intercreditor Agreement in any manner adverse in any material respect to the Holders of the Notes will require the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding.

The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may on behalf of the Holders of all the Notes waive any past default under the Indenture and its consequences, except a default:

(1) in any payment in respect of the principal of (or premium, if any) or interest on any Notes (including any Note which is required to have been purchased pursuant to an Offer to Purchase which has been made by the Company), or

(2) in respect of a covenant or provision hereof which under the Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

Satisfaction and Discharge of the Indenture; Defeasance

The Company and the Guarantors may terminate the obligations under the Indenture and the Security Documents (a “Discharge”) when:

(1) either: (A) all Notes theretofore authenticated and delivered have been delivered to the Trustee for cancellation, or (B) all such Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable or (ii) will become due and payable within one year or are to be called for redemption within one year under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Notes, not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest to the Stated Maturity or date of redemption;

(2) the Company or any Guarantor has paid or caused to be paid all other sums then due and payable under the Indenture by the Company;

(3) the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument (other than the Indenture) to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(4) the Company has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be; and

(5) the Company has delivered to the Trustee an Officers’ Certificate and an opinion of counsel reasonably acceptable to the Trustee, each stating that all conditions precedent under the Indenture relating to the Discharge have been complied with.

The Company may elect, at its option, to have its obligations discharged with respect to the outstanding Notes (“legal defeasance”). Such defeasance means that the Company will be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, except for:

(1) the rights of Holders of such Notes to receive payments in respect of the principal of and any premium and interest on such Notes when payments are due,

(2) the Company’s obligations with respect to such Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust,

(3) the rights, powers, trusts, duties and immunities of the Trustee,

(4) the Company’s right of optional redemption, and

(5) the defeasance provisions of the Indenture.

In addition, the Company may elect, at its option, to have its obligations released with respect to certain covenants, including, without limitation, its obligation to make Offers to Purchase in connection with Asset Sales and any Change of Control, in the Indenture (“covenant defeasance”) and any omission to comply with such obligation shall not constitute a Default or an Event of Default with respect to the Notes. In the event covenant defeasance occurs, certain events (not including non-payment, bankruptcy and insolvency events) described under “Events of Default” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either legal defeasance or covenant defeasance with respect to outstanding Notes:

(1) the Company must irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the Holders of such Notes: (A) money in an amount, or (B) U.S. government obligations, which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount or (C) a combination thereof, in each case sufficient without reinvestment, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the entire indebtedness in respect of the principal of and premium, if any, and interest on such Notes on the Stated Maturity thereof or (if the Company have made irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Company) the redemption date thereof, as the case may be, in accordance with the terms of the Indenture and such Notes;

(2) in the case of legal defeasance, the Company shall have delivered to the Trustee an opinion of counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable United States federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Notes will not recognize gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge to be effected with respect to such Notes and will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, defeasance and discharge were not to occur;

(3) in the case of covenant defeasance, the Company shall have delivered to the Trustee an opinion of counsel to the effect that the Holders of such outstanding Notes will not recognize gain or loss for United States federal income tax purposes as a result of the deposit and covenant defeasance to be effected with respect to such Notes and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and covenant defeasance were not to occur;

(4) no Default or Event of Default with respect to the outstanding Notes shall have occurred and be continuing at the time of such deposit after giving effect thereto (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien to secure such borrowing);

(5) such legal defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Notes are in default within the meaning of such Act);

(6) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or material instrument (other than the Indenture) to which the Company is a party or by which the Company is bound; and

(7) the Company shall have delivered to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.

In the event of a legal defeasance or a Discharge, under current law a Holder whose taxable year straddles the deposit of funds and the distribution in redemption to such Holder would generally be subject to tax on any gain (whether characterized as capital gain or market discount) in the year of deposit rather than in the year of receipt. In connection with a Discharge, in the event the Company becomes insolvent within the applicable preference period after the date of deposit, monies held for the payment of the Notes may be part of the bankruptcy estate of the Company, disbursement of such monies may be subject to the automatic stay of the Bankruptcy Code and monies disbursed to Holders may be subject to disgorgement in favor of the Company’s estate. Similar results may apply upon the insolvency of the Company during the applicable preference period following the deposit of monies in connection with legal defeasance.

Notwithstanding the foregoing, the opinion of counsel required by clause (2) above with respect to a legal defeasance need not to be delivered if all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable, or (y) will become due and payable at Stated Maturity within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

The Trustee

The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, will be the initial paying agent and registrar for the Notes and the Collateral Agent under the Security Documents. The Trustee from time to time may extend credit to the Company in the normal course of business. Except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the continuance of an Event of Default that has not been cured or waived, the Trustee will exercise such of the rights and powers vested in it by the Indenture and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

The Indenture and the Trust Indenture Act contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise.

The Holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Subject to such provisions, the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders pursuant to the Indenture, unless such Holders shall have provided to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

The Indenture provides that neither the Trustee nor the Collateral Agent shall be responsible for the existence, genuineness, value or protection of any Collateral (except for the safe custody of Collateral in its possession and the accounting for Trust Monies actually received), for the legality, effectiveness or sufficiency of any Security Document, or for the creation, perfection, priority, sufficiency or protection of any Note Lien.

No Personal Liability of Stockholders, Partners, Officers or Directors

No director, officer, employee, stockholder, general or limited partner or incorporator, past, present or future, of American Commercial Lines, the Company, the Guarantors or any of their Subsidiaries, as such or in such capacity, shall have any personal liability for any obligations of the Company’s or the Guarantor’s under the Notes, any Note Guarantee or the Indenture by reason of his, her or its status as such director, officer, employee, stockholder, general or limited partner or incorporator. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

Governing Law

The Indenture, the Notes, the Intercreditor Agreement and the Security Agreement are governed by, and will be construed in accordance with, the laws of the State of New York.

Registration Rights; Additional Interest

See “The Exchange Offer — Purpose of the Exchange Offer” appearing elsewhere in this prospectus.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any capitalized term used herein for which no definition is provided.

“ABL Facility Collateral Agent” means Bank of America, N.A., as administrative agent and collateral agent under the Credit Agreement, its successors and/or assigns in such capacity.

“ABL Liens” means all Liens in favor of the ABL Facility Collateral Agent on Collateral securing the ABL Obligations.

“ABL Obligations” means (i) the Debt and other obligations incurred under clause (b) of the definition of “Permitted Liens” which are secured by a Permitted Collateral Lien on the Collateral and (ii) certain Hedging Obligations and cash management obligations owed to a lender or an affiliate of a lender under the Credit Agreement and more particularly described in the Intercreditor Agreement.

“Acquired Debt” means Debt of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person.

“Additional Interest” means all additional interest owing on the Notes pursuant to the Registration Rights Agreement.

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings that correspond to the foregoing. For purposes of this definition, any Person who owns at least 20% of the outstanding Voting Interests of American Commercial Lines or any of its Restricted Subsidiaries (including the Company) shall be deemed to be an affiliate for purposes of the indenture.

“Applicable Premium” means, with respect to any Note on any applicable redemption date, the greater of:

(1) 1.0% of the then outstanding principal amount of the Note; and

(2) the excess of:

(a) the present value at such redemption date of (i) the redemption price of the Note at , 2013 (such redemption price being set forth in the table appearing above under the caption “— Optional Redemption”) plus (ii) all required interest payments due on the Note through          , 2013 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the then outstanding principal amount of the Note.

“Asset Acquisition” means:

(a) an Investment by American Commercial Lines or any Restricted Subsidiary of American Commercial Lines (including the Company’s) in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into American Commercial Lines or any Restricted Subsidiary; or

(b) the acquisition by American Commercial Lines or any Restricted Subsidiary of American Commercial Lines (including the Company’s) the assets of any Person which constitute all or substantially all of the assets of such Person, any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business and consistent with past practices.

“Asset Sale” means any transfer, conveyance, sale, lease or other disposition (including, without limitation, dispositions pursuant to any consolidation or merger) by American Commercial Lines or any of its Restricted Subsidiaries (including the Company’s) to any Person (other than to American Commercial Lines or one or more of its Restricted Subsidiaries) in any single transaction or series of transactions of:

(i) Capital Interests in another Person (other than Capital Interests in American Commercial Lines or directors’ qualifying shares or shares or interests required to be held by foreign nationals pursuant to local law);

(ii) any other property or assets (other than in the normal course of business, including any sale or other disposition of obsolete or permanently retired equipment and any sale of inventory in the ordinary course of business);

provided, however, that the term “Asset Sale” shall exclude:

(a) an issuance of Capital Interests by a Restricted Subsidiary of American Commercial Lines to American Commercial Lines, the Company or another Restricted Subsidiary;

(b) the sale or lease of products, services or accounts receivable in the ordinary course of business or consistent with past practice (including sales of Vessels) and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business;

(c) any transaction permitted by the provisions described under “Consolidation, Merger, Conveyance, Lease or Transfer” that constitutes a disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole;

(d) any transfer, conveyance, sale, lease or other disposition of property or assets, the gross proceeds of which (exclusive of indemnities) do not exceed in any one or related series of transactions $5.0 million;

(e) sales or other dispositions of cash or Eligible Cash Equivalents;

(f) sales of interests in Unrestricted Subsidiaries;

(g) the sale and leaseback of any assets within 180 days of the acquisition thereof;

(h) the disposition of assets (other than Obsolete Equipment) that, in the good faith judgment of the Board of Directors of American Commercial Lines, are no longer used or useful in the business of American Commercial Lines;

(i) a Restricted Payment or Permitted Investment that is otherwise permitted by the Indenture;

(j) any trade-in of equipment in exchange for other equipment in the ordinary course;

(k) the creation of a Lien (but not the sale or other disposition of the property subject to such Lien);

(l) leases or subleases in the ordinary course of business to third persons not interfering in any material respect with the business of American Commercial Lines or any of its Restricted Subsidiaries and otherwise in accordance with the provisions of the Indenture;

(m) any disposition by a Restricted Subsidiary to American Commercial Lines or by American Commercial Lines or a Restricted Subsidiary to a Restricted Subsidiary; provided, however, if the disposition is by a Restricted Subsidiary that is a Guarantor, then the disposition must be to a Guarantor; provided, further, that any disposition to American Commercial Lines shall be otherwise permitted by the Indenture;

(n) dispositions of accounts receivable in connection with the collection or compromise thereof in the ordinary course of business and consistent with past practice;

(o) licensing of intellectual property in accordance with industry practice in the ordinary course of business;

(p) any transfer of accounts receivable, or a fractional undivided interest therein, by a Receivable Subsidiary in a Qualified Receivables Transaction; or

(q) sales of accounts receivable to a Receivable Subsidiary pursuant to a Qualified Receivables Transaction for the Fair Market Value thereof; including cash in an amount at least equal to 80% of the Fair Market Value thereof (for the purposes of this clause (q), Purchase Money Notes will be deemed to be cash); or

(r) any exchange of like property pursuant to Section 1031 of the Code for use or useful in a Permitted Business;

(s) surrender contract rights or settle or release claims in the ordinary course of business or grant Liens in accordance with the Indenture;

(t) any sales or other dispositions of Obsolete Equipment in the ordinary course of business, including scrapping of Obsolete Equipment;

(u) transactions pursuant to the NRG Agreements;

(v) any Sale and Leaseback Transaction permitted in accordance with the terms of the indenture; or

(w) any sale, transfer or other disposition of assets or property of American Commercial Lines that do not constitute Collateral owned by the Company and the Guarantors (other than American Commercial Lines) and that would not constitute a Change of Control.

For purposes of this definition, any series of related transactions that, if effected as a single transaction, would constitute an Asset Sale, shall be deemed to be a single Asset Sale effected when the last such transaction which is a part thereof is effected.

“Attributable Debt” under the Indenture in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been or may be extended). Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such Sale and Leaseback Transaction results in a Capital Lease Obligation, the amount of Debt represented thereby will be determined in accordance with the definition of “Capital Lease Obligations.”

“Average Life” means, as of any date of determination, with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from the date of determination to the dates of each successive scheduled principal payment (including any sinking fund or mandatory redemption payment requirements) of such Debt multiplied by (y) the amount of such principal payment by (ii) the sum of all such principal payments.

“Bankruptcy Code” means The Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. Section 101 et seq.

“Board of Directors” means (i) with respect to American Commercial Lines or any Restricted Subsidiary, its board of directors or any duly authorized committee thereof; (ii) with respect to a corporation, the board of directors of such corporation or any duly authorized committee thereof; and (iii) with respect to any other entity, the board of directors or similar body of the general partner or managers of such entity or any duly authorized committee thereof.

“Capital Interests” in any Person means any and all shares, interests (including Preferred Interests), participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than Debt securities convertible into an equity interest), warrants or options to acquire an equity interest in such Person.

“Capital Lease Obligations” means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of “— Certain Covenants — Limitation on Liens,” a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

“Change of Control” means, with respect to any Person, the occurrence of any of the following events:

(a) the acquisition by any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, that is or becomes the ultimate “beneficial owner” (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Voting Interests in such Person; provided that if such person is a group of investors which group includes one or more Permitted Holders, the shares of Voting Interests of such Person beneficially owned by the Permitted Holders that are part of such group shall not be counted for purposes of determining whether this clause (a) is triggered; or

(b) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of American Commercial Lines (together with any new directors whose election by the Board of Directors or whose nomination for election by the equityholders of such Person was approved by a vote of a majority of the directors of such Person then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Person’s Board of Directors then in office; provided that any directors elected or appointed to the Board of Directors to satisfy the requirements of any national securities exchange shall not be included for purposes of the foregoing determination; or

(c) American Commercial Lines or any Restricted Subsidiary sells, conveys, transfers or leases (either in one transaction or a series of related transactions) all or substantially all of American Commercial Lines’ and its Restricted Subsidiaries’ assets (determined on a consolidated basis) to any Person, or American Commercial Lines merges or consolidates with, a Person other than a Restricted Subsidiary of American Commercial Lines (unless the shareholders holding Voting Interests of the Company immediately prior to such merger or consolidation control in excess of 50% of the Voting Interests in the surviving Person immediately following such merger or consolidation).

“Code” means the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.

“Collateral Account” means the collateral account established pursuant to the Indenture and the Security Documents.

“Collateral Agent” means The Bank of New York Mellon Trust Company, N.A., in its capacity as Collateral Agent under the Security Documents together with its successors.

“Common Interests” of any Person means Capital Interests in such Person that do not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to Capital Interests of any other class in such Person.

“Consolidated Cash Flow Available for Fixed Charges” means, with respect to any Person for any period:

(i) the sum of, without duplication, the amounts for such period, taken as a single accounting period, of:

(a) Consolidated Net Income;

(b) Consolidated Non-cash Charges;

(c) Consolidated Interest Expense to the extent the same was deducted in computing Consolidated Net Income;

(d) Consolidated Income Tax Expense (other than income tax expense (either positive or negative) attributable to extraordinary gains or losses); and

(e) to the extent actually incurred, all one-time cash severance costs; less

(ii) the sum of the following:

(a) non-cash items increasing Consolidated Net Income for such period, other than (x) the accrual of revenue consistent with past practice, and (y) reversals of prior accruals or reserves for cash items previously excluded in the calculation of Consolidated Non-cash Charges.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of the aggregate amount of Consolidated Cash Flow Available for Fixed Charges of such Person for the four full fiscal quarters, treated as one period, for which financial information in respect thereof is available immediately preceding the date of the transaction (the “Transaction Date”) giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (such four full fiscal quarter period being referred to herein as the “Four Quarter Period”) to the aggregate amount of Consolidated Fixed Charges of such Person for the Four Quarter Period. For purposes of this definition, Consolidated Cash Flow Available for Fixed Charges and Consolidated Fixed Charges shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(a) the Incurrence of any Debt (other than working capital borrowings under any revolving credit facility in the ordinary course of business) of the Company or any Restricted Subsidiary (and the application of the proceeds thereof) and any repayment of other Debt (other than working capital borrowings under any revolving credit facility in the ordinary course of business) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period; and

(b) any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of American Commercial Lines or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) Incurring Acquired Debt and also including any Consolidated Cash Flow Available for Fixed Charges (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act) associated with any such Asset Acquisition or Asset Sale) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence of, or assumption or liability for, any such Debt or Acquired Debt) occurred on the first day of the Four-Quarter Period.

In calculating Consolidated Interest Expense for purposes of determining the denominator (but not the numerator) of this Consolidated Fixed Charge Coverage Ratio:

(a) interest on outstanding Debt determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter (other than working capital borrowings under any revolving credit facility incurred in the ordinary course of business) shall be computed based upon the average daily interest on such Debt during the applicable period;

(b) if interest on any Debt (other than working capital borrowings under any revolving credit facility incurred in the ordinary course of business) actually Incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate will be computed based upon the average daily interest on such Debt during the applicable period; and

(c) notwithstanding clause (a) or (b) above, interest on Debt determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of these agreements.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum of, without duplication, the amounts for such period of:

(i) Consolidated Interest Expense; and

(ii) the product of (a) all dividends and other distributions paid or accrued during such period in respect of Redeemable Capital Interests of such Person and its Restricted Subsidiaries, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP.

“Consolidated Income Tax Expense” means, with respect to any Person for any period, (x) if such Person is not a corporation, the Permitted Tax Payments of such Person for such period or (y) if such Person is a corporation, the provision for federal, state, local and foreign income taxes of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(i) the interest expense of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation:

(a) any amortization of debt discount, original issue discount, non-cash interest payments or accruals;

(b) the net cost under non-speculative Hedging Obligations (including any amortization of discounts);

(c) the interest portion of any deferred payment obligation;

(d) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers’ acceptance financing or similar activities; and

(e) all accrued interest; plus

(ii) the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period determined on a consolidated basis in accordance with GAAP;

(iii) the interest expense on any Debt guaranteed by such Person and its Restricted Subsidiaries; plus

(iv) all capitalized interest of such Person and its Restricted Subsidiaries for such period; less

(v) interest income of such Person and its Restricted Subsidiaries for such period;

provided, however, that Consolidated Interest Expense will exclude the amortization or write off of debt issuance costs and deferred financing fees, commissions, fees and expenses.

“Consolidated Net Income” means, with respect to any Person, for any period, the consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by:

(A) excluding, without duplication

(i) all extraordinary gains or losses (net of fees and expense relating to the transaction giving rise thereto), income, expenses or charges;

(ii) the portion of net income of such Person and its Restricted Subsidiaries allocable to minority interest in unconsolidated Persons or Investments in Unrestricted Subsidiaries to the extent that cash dividends or distributions have not actually been received by such Person or one of its Restricted Subsidiaries;

(iii) gains or losses in respect of any Asset Sales (other than any Asset Sale involving Obsolete Equipment solely for cash) after the Issue Date by such Person or one of its Restricted Subsidiaries (net of fees and expenses relating to the transaction giving rise thereto), on an after-tax basis;

(iv) the net income (loss) from any operations disposed of or discontinued after the Issue Date and any net gains or losses on such disposition or discontinuance, on an after-tax basis;

(v) solely for purposes of determining the amount available for Restricted Payments under clause (c) of the first paragraph of “Certain Covenants — Limitation on Restricted Payments,” the net income of any Restricted Subsidiary (other than a Guarantor) or such Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders;

(vi) any gain or loss realized as a result of the cumulative effect of a change in accounting principles;

(vii) any fees and expenses, including deferred amortization and deferred financing costs, paid in connection with the issuance of the Notes and the entering into of the Credit Agreement contemplated by the offering memorandum related to the original Notes (including, without limitation, ratings agency fees);

(viii) non-cash compensation expense incurred with any issuance of equity interests to an employee of such Person or any Restricted Subsidiary; and

(ix) any net after-tax gains or losses attributable to the early extinguishment of Debt; and

(B) including, without duplication, dividends from Persons that are not Restricted Subsidiaries actually received in cash by American Commercial Lines or any Restricted Subsidiary.

“Consolidated Non-cash Charges” means, with respect to any Person for any period, the aggregate depreciation, amortization (including amortization of goodwill and other intangibles) and other non-cash charges and expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss and excluding any such charges constituting an extraordinary item or loss or any charge which requires an accrual of or a reserve for cash charges for any future period).

“Consolidated Total Debt” means, as of any date of determination, an amount equal to the aggregate principal amount of all outstanding Debt of American Commercial Lines and its Restricted Subsidiaries (excluding (x) Hedging Obligations and (y) any undrawn letters of credit issued in the ordinary course of business).

“Consolidated Total Debt Ratio” means, as of any date of determination, the ratio of (a) the Consolidated Total Debt of American Commercial Lines and its Restricted Subsidiaries on the date of determination to (b) the aggregate amount of Consolidated Cash Flow Available for Fixed Charges for the then most recent Four Quarter

Period, in each case with such pro forma adjustments to Consolidated Total Debt and Consolidated Cash Flow Available for Fixed Charges as are consistent with the pro forma adjustment provisions set forth in the definition of Consolidated Fixed Charge Coverage Ratio.

“Credit Agreement” means, collectively, (x) the Company’s loan agreement, to be dated on or about the Issue Date, among the Company, American Commercial Lines and the other borrowers and guarantors named therein and Bank of America, N.A., as administrative agent and the other agents and lenders named therein and (y) any documentation in connection with a Qualified Receivables Transaction, in each case, together with all related notes, letters of credit, collateral documents, guarantees, and any other related agreements and instruments executed and delivered in connection therewith, in each case as amended, modified, supplemented, restated, refinanced, refunded or replaced in whole or in part from time to time including by or pursuant to any agreement or instrument (including indentures) that extends the maturity of any Debt thereunder, or increases the amount of available borrowings or obligations thereunder (whether pursuant to the same agreement or one or more replacement or additional agreements) (provided that such increase is permitted under clause (i) or (xiv) of the definition of the term “Permitted Debt”), or adds Subsidiaries of American Commercial Lines as additional issuers, borrowers or guarantors thereunder, in each case with respect to such agreement or any successor or replacement agreement and whether by the same or any other agent, lender, group of lenders, purchasers or debt holders.

“Debt” means at any time (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, or non-recourse, the following if and to the extent any of the foregoing items (other than clauses (iii), (vi), (vii), (viii) and (ix) below) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP: (i) all indebtedness of such Person for money borrowed or for the deferred purchase price of property, excluding any trade payables or other current liabilities incurred in the normal course of business; (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments; (iii) all obligations of such Person with respect to letters of credit (other than letters of credit that are secured by cash or Eligible Cash Equivalents), bankers’ acceptances or similar facilities issued for the account of such Person; (iv) all obligations of such Person issued or assumed as the deferred purchase price of property and all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property or assets acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property or assets); (v) all Capital Lease Obligations of such Person (but excluding obligations under operating leases); (vi) the maximum fixed redemption or repurchase price of Redeemable Capital Interests in such Person at the time of determination and the amount of the liquidation preference of any Preferred Interests of any Restricted Subsidiary of such Person, the principal amount of such Capital Interests to be determined in accordance with the Indenture; (vii) any net Obligations under Hedging Obligations of such Person, determined on a marked to market basis in accordance with GAAP; (viii) Attributable Debt with respect to any Sale and Leaseback Transaction to which such Person is a party; and (ix) all obligations of the types referred to in clauses (i) through (viii) of this definition of another Person and all dividends and other distributions of another Person, the payment of which, in either case, (A) such Person has Guaranteed or (B) is secured by (or the holder of such Debt or the recipient of such dividends or other distributions has an existing right, whether contingent or otherwise, to be secured by) any Lien upon the property or other assets of such Person, even though such Person has not assumed or become liable for the payment of such Debt, dividends or other distributions. For purposes of the foregoing: (a) the maximum fixed repurchase price of any Redeemable Capital Interests that do not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Interests as if such Redeemable Capital Interests were repurchased on any date on which Debt shall be required to be determined pursuant to the Indenture; provided, however, that, if such Redeemable Capital Interests are not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Capital Interests; (b) the amount outstanding at any time of any Debt issued with original issue discount is the principal amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt at such time as determined in conformity with GAAP, but such Debt shall be deemed Incurred only as of the date of original issuance thereof; (c) the amount of any Debt described in clause (ix)(A) above shall be the maximum liability under any such Guarantee; (d) the amount of any Debt described in clause (ix)(B) above shall be the lesser of (I) the maximum amount of the obligations so secured and (II) the Fair Market Value of such property or other assets; and (e) interest, fees, premium, and expenses and additional payments, if any, will not constitute Debt.

Notwithstanding the foregoing, in connection with the purchase by American Commercial Lines or any Restricted Subsidiary of any business, the term “Debt” will exclude (x) customary indemnification obligations and (y) post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment is otherwise contingent; provided, however, that, such amounts would not be required to be reflected on the face of a balance sheet prepared in accordance with GAAP.

The amount of Debt of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligations, of any contingent obligations at such date; provided, however, that in the case of Debt sold at a discount, the amount of such Debt at any time will be the accreted value thereof at such time.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Discharge of ABL Obligations” is generally defined in the Intercreditor Agreement to mean (a) the payment in full in cash of all outstanding ABL Obligations excluding contingent indemnity obligations with respect to then unasserted claims but including, with respect to amounts available to be drawn under outstanding letters of credit issued thereunder (or indemnities or other undertakings issued pursuant thereto in respect of outstanding letters of credit), the cancellation of such letters of credit or the delivery or provision of money or backstop letters of credit in respect thereof in compliance with the terms of the Credit Agreement (which shall not exceed an amount equal to 105% of the aggregate undrawn amount of such letters of credit) and (b) the termination of all commitments to extend credit under the Credit Agreement and related loan documents.

“Eligible Bank” means a bank or trust company that (i) is organized and existing under the laws of the United States of America, or any state, territory or possession thereof, (ii) as of the time of the making or acquisition of an Investment in such bank or trust company, has combined capital and surplus in excess of $250.0 million and (iii) the senior Debt of which is rated at least “A-2” by Moody’s or at least “A” by Standard & Poor’s.

“Eligible Cash Equivalents” means any of the following Investments: (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) maturing not more than one year after the date of acquisition; (ii) time deposits in and certificates of deposit of any Eligible Bank, provided that such Investments have a maturity date not more than two years after date of acquisition and that the Average Life of all such Investments is one year or less from the respective dates of acquisition; (iii) repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (i) above entered into with any Eligible Bank; (iv) direct obligations issued by any state of the United States or any political subdivision or public instrumentality thereof, provided that such Investments mature, or are subject to tender at the option of the holder thereof, within 365 days after the date of acquisition and, at the time of acquisition, have a rating of at least A from Standard & Poor’s or A-2 from Moody’s (or an equivalent rating by any other nationally recognized rating agency); (v) commercial paper of any Person other than an Affiliate of American Commercial Lines, provided that such Investments have one of the two highest ratings obtainable from either Standard & Poor’s or Moody’s and mature within 180 days after the date of acquisition; (vi) overnight and demand deposits in and bankers’ acceptances of any Eligible Bank and demand deposits in any bank or trust company to the extent insured by the Federal Deposit Insurance Corporation against the Bank Insurance Fund; (vii) money market funds substantially all of the assets of which comprise Investments of the types described in clauses (i) through (vi); and (viii) instruments equivalent to those referred to in clauses (i) through (vi) above or funds equivalent to those referred to in clause (vii) above denominated in Euros or any other foreign currency comparable in credit quality and tender to those referred to in such clauses and customarily used by corporations for cash management purposes in jurisdictions outside the United States to the extent reasonably required in connection with any business conducted by any Restricted Subsidiary organized in such jurisdiction, all as determined in good faith by American Commercial Lines.

“Event of Loss” means, with respect to any property or asset (tangible or intangible, real or personal) constituting Collateral, any of the following:

(i) any loss, destruction or damage of such property or asset;

(ii) any institution of any proceeding for the condemnation or seizure of such property or asset or for the exercise of any right of eminent domain;

(iii) any actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset; or

(iv) any settlement in lieu of clauses (ii) or (iii) above.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expiration Date” has the meaning set forth in the definition of “Offer to Purchase.”

“Fair Market Value” means (i) with respect to the consideration received or paid in any transaction or series of transactions, the fair market value thereof as determined in good faith by the Board of Directors of American Commercial Lines or (ii) in the case of an Asset Sale pursuant to the NRG Agreements, the value determined in accordance with the NRG Agreements.

“Fleet Mortgages” means the Fleet Mortgages, dated as of the closing date, among each of the American Commercial Lines LLC and ACL Transportation Services LLC, respectively, and Bank of America, N.A., as agent, as amended, amended and restated or otherwise modified from time to time, and any other fleet mortgage executed by the Company or a Guarantor in favor of an agent under the Credit Agreement and the Collateral Agent for the benefit of Holders of the Notes.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state or territory thereof or the District of Columbia and any Restricted Subsidiary of such Foreign Subsidiary.

“Four Quarter Period” has the meaning set forth in the definition of Consolidated Fixed Charge Coverage Ratio.

“GAAP” means generally accepted accounting principles in the United States, consistently applied, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect on the Issue Date.

“General Maritime Law” means the law related to maritime issues as developed and enforced by the Federal Courts of the United States sitting as maritime courts (as provided for in the United States Constitution) and codified by certain United States Federal statutes.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” means, as applied to any Debt of another Person, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the normal course of business), direct or indirect, in any manner, of any part or all of such Debt, (ii) any direct or indirect obligation, contingent or otherwise, of a Person guaranteeing or having the effect of guaranteeing the Debt of any other Person in any manner and (iii) an agreement of a Person, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such Debt of another Person (and “Guaranteed” and “Guaranteeing” shall have meanings that correspond to the foregoing).

“Guarantor” means any Person that executes a Note Guarantee in accordance with the provisions of the Indenture and their respective successors and assigns.

“Hedging Obligations” of any Person means the obligations of such person pursuant to any interest rate agreement, credit, commodity or equity swap, cap, floor, collar, forward transaction, physical transaction, hedge transaction, spot transaction, currency agreement or commodity agreement or any combination thereof, including, but not limited to, obligations relating to fuel prices.

“Holder” means a Person in whose name a Note is registered in the security register.

“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or other obligation on the balance sheet of such Person; Debt otherwise Incurred by a Person before it becomes a Subsidiary of the Company shall be deemed to be Incurred at the time at which such Person becomes a Subsidiary of the Company. “Incurrence,” “Incurred,” “Incurrable” and “Incurring” shall have meanings that correspond to the foregoing. A Guarantee by the Company or a Restricted Subsidiary of Debt Incurred by the Company or a Restricted Subsidiary, as applicable, shall not be a separate Incurrence of Debt. In addition, the following shall not be deemed a separate Incurrence of Debt:

(1) amortization of debt discount or accretion of principal with respect to a non-interest bearing or other discount security;

(2) the payment of regularly scheduled interest in the form of additional Debt of the same instrument or the payment of regularly scheduled dividends on Capital Interests in the form of additional Capital Interests of the same class and with the same terms;

(3) the obligation to pay a premium in respect of Debt arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Debt; and

(4) unrealized losses or charges in respect of Hedging Obligations.

“Initial Purchasers” means Banc of America Securities LLC, and such other initial purchasers party to the purchase agreement entered into in connection with the offer and sale of the Notes on the Issue Date and any similar purchase agreement in connection with any Permitted Additional Pari Passu Obligations.

“Investment” by any Person means any direct or indirect loan, advance (or other extension of credit) or capital contribution to (by means of any direct or indirect transfer of cash or other property or assets to another Person or any other payments for property or services for the account or use of another Person) another Person, including, without limitation, the following: (i) the purchase or acquisition of any Capital Interest or other evidence of beneficial ownership or bonds, notes, debentures or other securities in another Person and (ii) the purchase, acquisition or Guarantee of the obligations of another Person or the issuance of a “keep-well” with respect thereto, but shall exclude: (a) accounts receivable and other extensions of trade credit on commercially reasonable terms in accordance with normal trade practices; (b) the acquisition of property and assets from suppliers and other vendors in the normal course of business; and (c) prepaid expenses and workers’ compensation, utility, lease and similar deposits, in the normal course of business. For the avoidance of doubt, any payments pursuant to any Guarantee of American Commercial Lines or any of its Restricted Subsidiaries previously incurred in compliance with the Indenture shall not be deemed to be Investments by American Commercial Lines or such Restricted Subsidiary, as the case may be.

“Issue Date” means July 7, 2009, the date on which Notes are originally issued under the Indenture.

“Lien” means, with respect to any property or other asset, any mortgage, deed of trust, deed to secure debt, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or otherwise), charge, easement, encumbrance, or other security agreement on or with respect to such property or other asset (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Net Cash Proceeds” means, with respect to Asset Sales of any Person, cash and Eligible Cash Equivalents received, net of: (i) all reasonable out-of-pocket costs and expenses of such Person incurred in connection with such a sale, including, without limitation, all legal, accounting, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, foreign and local taxes arising in connection with such an Asset Sale that are paid or required to be accrued as a liability under GAAP by such Person; (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations associated with such Asset Sale, (iii) all payments made by such Person on any Debt that is secured by such properties or other assets in accordance with the terms of any Lien upon or with respect to such properties or other assets or that must, by the terms of such Lien or such Debt, or in order to obtain a necessary consent to such transaction or by applicable law, be repaid to any other Person (other than the Company or a Restricted Subsidiary thereof) in connection with such Asset Sale; (iv) with respect to the exercise by NRG of its option to purchase the Hall Street Terminal and/or not more than 200 barges dedicated or allocable to the performance of the NRG Agreements, all sums that NRG is permitted to set off against the purchase price payable thereunder pursuant to the terms of the NRG Agreements, and with respect to the foreclosure by NRG of the liens against the Hall Street Terminal granted to it under the NRG Agreements, the obligations secured by such liens and all other amounts that pursuant to applicable law are paid from the proceeds of such foreclosure; and (v) all contractually required distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person as a result of such transaction; provided, however, that: (a) in the event that any consideration for an Asset Sale (which would otherwise constitute Net Cash Proceeds) is required by (I) contract to be held in escrow pending determination of whether a purchase price adjustment will be made or (II) GAAP to be reserved against other liabilities in connection with such Asset Sale, such consideration (or any portion thereof) shall become Net Cash Proceeds only at such time as it is released to such Person from escrow or otherwise; and (b) any non-cash consideration received in connection with any transaction, which is subsequently converted to cash, shall become Net Cash Proceeds only at such time as it is so converted.

“Net Loss Proceeds” means the aggregate cash proceeds received by the Company or any Guarantor in respect of any Event of Loss, including, without limitation, insurance proceeds, condemnation awards or damages awarded by any judgment, net of the direct cost in recovery of such Net Loss Proceeds (including, without limitation, legal, accounting, appraisal and insurance adjuster fees and any relocation expenses incurred as a result thereof), amounts required to be applied to the repayment of Debt secured by any Permitted Collateral Lien on the asset or assets that were the subject of such Event of Loss (other than any Lien which does not rank prior to the Note Liens), and any taxes paid or payable as a result thereof.

“New Vessel” means, in the context of any sale leaseback transaction, any vessel for which construction thereof has been completed not longer than two years prior to such sale leaseback transaction.

“Non-Recourse Receivable Subsidiary Indebtedness” has the meaning set forth in the definition of “Receivable Subsidiary.”

“Note Liens” means all Liens in favor of the Collateral Agent on Collateral securing the Note Obligations, including, without limitation, any Permitted Additional Pari Passu Obligations.

“Note Obligations” means the Debt Incurred and Obligations under the Indenture, the Notes and the Security Documents.

“NRG Agreements” means, collectively, (a) the Coal Transportation Agreement pursuant to which The Burlington Northern and Santa Fe Railway Company and American Commercial Terminals LLC will transport certain tonnages of coal from the Powder River Basin mines in Wyoming and the Decker and Spring Creek mines in Montana to the Big Cajun No. II steam-electric generating plant and coal unloading dock of Louisiana Generating LLC; (b) the Security Side Letter Agreement among American Commercial Terminals LLC, American Commercial Barge Lines LLC, Louisiana Generating LLC and NRG New Roads Holdings LLC; (c) the Lease between American Commercial Terminals LLC and NRG New Roads Holdings LLC covering the Hall Street Terminal; (d) the Terminal Option Agreement between American Commercial Terminals LLC and NRG New Roads Holdings LLC; (e) the Barge and Tug Option Agreement between American Commercial Lines LLC and NRG New Roads Holdings LLC; (f) the Deed of Trust granted by American Commercial Terminals LLC to Louisiana Generating LLC and NRG New Roads Holdings LLC in respect of the Hall Street Terminal; (g) the Conditional Assignment and Assumption of Lease, between American Commercial Terminals LLC and NRG New Roads Holdings LLC with respect to leased properties comprising a portion of the Hall Street Terminal; (h) the Conditional Assignment of Inter Carrier Agreement between American Commercial Terminals LLC and NRG New Roads Holdings LLC; and (i) the Operations Side Letter Agreement between American Commercial Terminals LLC and Louisiana Generating LLC, each dated as of December 10, 2004, as amended from time to time.

“Obligations” means any principal, premium, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Debt.

“Obsolete Equipment” means barges, towboats, vessels and other equipment, property or assets that, in the ordinary course of each of American Commercial Lines’ and its Restricted Subsidiaries’ business as presently conducted, are damaged, obsolete, surplus or at the end of their useful life, in each case as reasonably determined by American Commercial Lines and the Company.

“Offer” has the meaning set forth in the definition of “Offer to Purchase.”

“Offer to Purchase” means a written offer (the “Offer”) sent by the Company by first class mail, postage prepaid, to each Holder at his address appearing in the security register on the date of the Offer, offering to purchase up to the aggregate principal amount of Notes set forth in such Offer at the purchase price set forth in such Offer (as determined pursuant to the Indenture). Unless otherwise required by applicable law, the offer shall specify an expiration date (the “Expiration Date”) of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of mailing of such Offer and a settlement date (the “Purchase Date”) for purchase of Notes within five business days after the Expiration Date. The Company shall notify the Trustee prior to the mailing of the Offer of the Company’s obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase. The Offer shall also state:

(1) the section of the Indenture pursuant to which the Offer to Purchase is being made;

(2) the Expiration Date and the Purchase Date;

(3) the aggregate principal amount of the outstanding Notes offered to be purchased pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to Indenture covenants requiring the Offer to Purchase) (the “Purchase Amount”);

(4) the purchase price to be paid by the Company for each $1,000 principal amount of Notes accepted for payment (as specified pursuant to the Indenture);

(5) that the Holder may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in a minimum amount of $1,000 principal amount;

(6) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase, if applicable;

(7) that, unless the Company defaults in making such purchase, any Note accepted for purchase pursuant to the Offer to Purchase will cease to accrue interest on and after the Purchase Date, but that any Note not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue interest at the same rate;

(8) that, on the Purchase Date, the Purchase Price will become due and payable upon each Note accepted for payment pursuant to the Offer to Purchase;

(9) that each Holder electing to tender a Note pursuant to the Offer to Purchase will be required to surrender such Note or cause such Note to be surrendered at the place or places set forth in the Offer prior to the close of business on the Expiration Date (such Note being, if the issuers or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

(10) that Holders will be entitled to withdraw all or any portion of Notes tendered if the Company (or its paying agent) receives, not later than the close of business on the Expiration Date, a facsimile transmission or letter setting forth the name of the Holder, the aggregate principal amount of the Notes the Holder tendered, the certificate number of the Note the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

(11) that (a) if Notes having an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Notes and (b) if Notes having an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Notes in denominations of $2,000 principal amount or integral multiples of $1,000 in excess thereof shall remain outstanding following such purchase); provided, however that if holders of other Debt also tender their Debt in such Offer to Purchase pursuant to an Asset Sale, then the Trustee will select the Notes and other Permitted Additional Pari Passu Obligations to be purchased on a pro rata basis; and

(12) if applicable, that, in the case of any Holder whose Note is purchased only in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in the aggregate principal amount equal to and in exchange for the unpurchased portion of the aggregate principal amount of the Notes so tendered.

“Officers’ Certificate” means a certificate signed by two officers of the Company or a Guarantor, as applicable, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Company or such Guarantor, as applicable.

“Parent Entity” means American Commercial Lines and any future direct or indirect parent of the Company.

“Parent Guarantee” means a Guarantee of the Notes by American Commercial Lines or any future Parent Entity that executes a supplemental Indenture.

“Parent Guarantors” means American Commercial Lines and any future Parent Entity that executes a Parent Guarantee in accordance with the terms of the Indenture.

“Pari Passu Liens” means Liens securing Obligations ranking pari passu with the Notes which by their terms are intended to be secured equally and ratably with the Notes and are permitted pursuant to the applicable provisions of the Indenture and the Security Documents.

“Permitted Additional Pari Passu Obligations” means obligations under any Additional Notes or other Debt secured by the Note Liens; provided that the amount of such obligations does not exceed an amount such that immediately after giving effect to the Incurrence of such Additional Notes and Debt and the receipt and application of the proceeds therefrom, the Consolidated Total Debt Ratio of American Commercial Lines and its Restricted Subsidiaries would be less than or equal to the lesser of (x) $50.0 million and (y) 2.75:1.0; provided further that (i) the representative of such Permitted Additional Pari Passu Obligation executes a joinder agreement to the Security Agreement and any other applicable Security Documents in the form attached thereto agreeing to be bound thereby and (ii) American Commercial Lines has designated such Debt as “Permitted Additional Pari Passu Obligations” under the Security Agreement and any other applicable Security Documents.

“Permitted Business” means (1) any business similar in nature to any business conducted by the Company and the Restricted Subsidiaries on the Issue Date and any business reasonably ancillary, incidental, complementary or related to the business conducted by the Company and the Restricted Subsidiaries on the Issue Date or a reasonable extension, development or expansion thereof, in each case, as determined in good faith by the Board of Directors of the Company and (2) any business which forms a part of a business (the “Acquired Business”) which is acquired by American Commercial Lines or any of its Restricted Subsidiaries (including, without limitation, the Company) if the primary intent of American Commercial Lines or such Restricted Subsidiary was to acquire that portion of the Acquired Business which meets the requirements of clause (1) of this definition and the portion of the Acquired Business which meets the requirements of clause (1) of this definition constitutes at least 66 2/3% of the Acquired Business and such ancillary portion of the Acquired Business is disposed of within 365 days of its acquisition.

“Permitted Collateral Liens” means:

(i) Liens securing the Notes outstanding on the Issue Date, Refinancing Indebtedness with respect to such Notes, the Guarantees relating thereto and any Obligations with respect to such Notes, Refinancing Debt and Guarantees;

(ii) Pari Passu Liens securing Permitted Additional Pari Passu Obligations permitted to be incurred pursuant to the Indenture which Liens are granted pursuant to the provisions of the Security Documents;

(iii) Liens existing on the Issue Date (other than Liens specified in clause (i) or (ii) above) and any extension, renewal, refinancing or replacement thereof so long as such extension, renewal, refinancing or replacement does not extend to any other property or asset and does not increase the outstanding principal amount thereof (except by the amount of any premium or fee paid or payable or original issue discount in connection with such extension, renewal, replacement or refinancing);

(iv) Liens described in clauses (b) (which Liens shall be subject to the Intercreditor Agreement), (c), (d), (e), (f), (g), (h), (i), (j) (but only with respect to Obligations secured by Liens described in clause (g) referred to therein), (k), (l), (n), (p), (q), (r), (s), (t), (u), (x), (y), (z) and (aa), (bb), (cc) (but only with respect to Liens otherwise described in this clause (iv)) and (dd) of the definition of “Permitted Liens”;

(v) survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other similar restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Debt and which do not individually or in the aggregate materially adversely affect the value of the property affected thereby or materially impair the use of such property in the operation of the business of such Person;

(vi) other Liens (not securing Debt) incidental to the conduct of the business of American Commercial Lines or any of its Restricted Subsidiaries, as the case may be, or the ownership of their assets which do not individually or in the aggregate materially adversely affect the value of the property affected thereby or materially impair the use of such property in the operation of the business of American Commercial Lines or its Restricted Subsidiaries; and

(vii) Liens on the Collateral in favor of the Collateral Agent relating to Collateral Agent’s administrative expenses with respect to the Collateral.

“Permitted Debt” means

(i) Debt Incurred pursuant to any Credit Agreement in an aggregate principal amount at any one time outstanding not to exceed $400.0 million, minus any amounts used to permanently repay Obligations pursuant to clause (1) of the second paragraph of the “Limitation on Asset Sales” covenant and clause (ii) of the first paragraph of the “Events of Loss” covenant;

(ii) Debt outstanding under the Notes (including any Exchange Notes pursuant to the Registration Rights Agreement but excluding any Additional Notes) and contribution, indemnification and reimbursement obligations owed by the Company or any Guarantor to any of the other of them in respect of amounts paid or payable on such Notes;

(iii) Guarantees of the Notes (and any Exchange Notes pursuant to the Registration Rights Agreement);

(iv) Debt of American Commercial Lines or any Restricted Subsidiary outstanding at the time of the Issue Date (other than clauses (i), (ii) or (iii) above or (xvi) below);

(v) Debt owed to and held by American Commercial Lines or a Restricted Subsidiary; provided that if such Debt is owed by the Company or a Guarantor to a Restricted Subsidiary of American Commercial Lines that is not a Guarantor, such Debt shall be subordinated to the prior payment in full of the Note Obligations;

(vi) Guarantees Incurred by American Commercial Lines of Debt of a Restricted Subsidiary otherwise permitted to be incurred under the Indenture;

(vii) Guarantees by any Restricted Subsidiary of Debt of American Commercial Lines or any Restricted Subsidiary, including Guarantees by any Restricted Subsidiary of Debt under the Credit Agreement, provided that (a) such Debt is Permitted Debt or is otherwise Incurred in accordance with the “Limitation on Incurrence of Debt” covenant and (b) such Guarantees are subordinated to the Notes to the same extent as the Debt being guaranteed;

(viii) Debt Incurred in respect of workers’ compensation claims, health, disability or other employee benefits, self-insurance obligations, indemnity, bid, performance, warranty, release, appeal, surety and similar bonds, letters of credit for operating purposes and completion guarantees provided or incurred (including Guarantees thereof) by American Commercial Lines or a Restricted Subsidiary in the ordinary course of business;

(ix) Debt under Hedging Obligations entered into to protect American Commercial Lines and the Restricted Subsidiaries from fluctuations in interest rates, commodity prices and currency exchange rates and guarantees in respect thereof;

(x) Debt of American Commercial Lines or any Restricted Subsidiary pursuant to Capital Lease Obligations and Purchase Money Debt under this clause (x), provided that the aggregate principal amount of such Debt Incurred, together with any amount Incurred pursuant to clause (xix) below, in any calendar year may not exceed $25.0 million in the aggregate;

(xi) Debt arising from agreements of American Commercial Lines or a Restricted Subsidiary providing for indemnification, contribution, earnout, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital Interests of a Restricted Subsidiary otherwise permitted under the Indenture;

(xii) the issuance by any of American Commercial Lines’ Restricted Subsidiaries to American Commercial Lines or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

(a) any subsequent issuance or transfer of Capital Interests that results in any such preferred stock being held by a Person other than American Commercial Lines or a Restricted Subsidiary; and

(b) any sale or other transfer of any such preferred stock to a Person that is not either American Commercial Lines or a Restricted Subsidiary;

shall be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (xii);

(xiii) Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(xiv) Debt of American Commercial Lines or any Restricted Subsidiary not otherwise permitted pursuant to this definition, in an aggregate principal amount not to exceed $25.0 million at any time outstanding, which Debt may be Incurred under a Credit Agreement;

(xv) Refinancing Debt in respect of Debt permitted by clauses (ii), (iii) or (iv) above, this clause (xv) or the first paragraph under “— Certain Covenants — Limitation on Incurrence of Debt”;

(xvi) Debt of the Company or any of its Restricted Subsidiaries arising from customary cash management services or in connection with any automated clearinghouse transfer of funds in the ordinary course of business;

(xvii) Debt arising from (A) investments in Subsidiaries established in connection with financings of Vessels not to exceed $15.0 million in the aggregate outstanding at any time and (B) other similar investments, loans and advances in an amount at any time outstanding not to exceed $3.5 million in the aggregate outstanding at any time;

(xviii) the Incurrence by a Receivables Subsidiary of Debt in a Qualified Receivables Transaction that is without recourse to American Commercial Lines or to any other Subsidiary of American Commercial Lines or their assets (other than such Receivables Subsidiary and its assets and, as to American Commercial Lines or any Subsidiary of American Commercial Lines, other than pursuant to representations, warranties, covenants and indemnities customary for such transactions) and is not guaranteed by any such Person;

(xix) Debt Incurred in connection with Permitted Sale and Leaseback Transactions; and

(xx) Guarantees by American Commercial Lines in connection with a Permitted JV Transaction that are (A) expressly subordinated in right of payment to its guarantee of the Notes, (B) have no guarantees or other credit support from any Restricted Subsidiary of American Commercial Lines (including the Company) and (C) in an aggregate principal amount not in excess of the cash proceeds received by the Company directly related to the applicable Permitted JV Transaction.

Notwithstanding anything herein to the contrary, Debt permitted under clause (i) of this definition of “Permitted Debt” shall not constitute “Refinancing Debt” under clause (xv) of this definition of “Permitted Debt.”

“Permitted Holder” means (i) Samuel Zell, (ii) trusts established for the benefit of Samuel Zell and members of his family and (iii) any of their respective Affiliates.

“Permitted Investments” means:

(a) Investments in existence on the Issue Date;

(b) Investments required pursuant to any agreement or obligation of American Commercial Lines or a Restricted Subsidiary, in effect on the Issue Date, to make such Investments;

(c) Eligible Cash Equivalents;

(d) Investments in property and other assets, owned or used by American Commercial Lines or any Restricted Subsidiary in the operation of a Permitted Business;

(e) (i) Investments by American Commercial Lines or any of its Restricted Subsidiaries in American Commercial Lines or any Restricted Subsidiary that is a Guarantor, (ii) Investments by the Company and the Guarantors in Restricted Subsidiaries of American Commercial Lines that are not Guarantors in the ordinary course of business and (iii) Investments by Restricted Subsidiaries that are not Guarantors in American Commercial Lines or any Restricted Subsidiary;

(f) Investments by American Commercial Lines or any Restricted Subsidiary in a Person, if as a result of such Investment (A) such Person becomes a Restricted Subsidiary or (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated or wound-up into, American Commercial Lines or a Restricted Subsidiary;

(g) Hedging Obligations entered into to protect American Commercial Lines and the Restricted Subsidiaries from fluctuations in interest rates, commodity prices and currency exchange rates;

(h) Investments received in settlement of obligations or claims owed to American Commercial Lines or any Restricted Subsidiary and as a result of bankruptcy or insolvency proceedings or upon the foreclosure or enforcement of any Lien in favor of American Commercial Lines or any Restricted Subsidiary;

(i) Investments by American Commercial Lines or any Restricted Subsidiary (other than in an Affiliate) not otherwise permitted under this definition, in an aggregate amount not to exceed $25.0 million at any one time outstanding;

(j) (A) loans and advances (including for travel and relocation) to employees in an amount not to exceed $5.0 million in the aggregate at any one time outstanding and (B) loans or advances against, and repurchases of capital stock and options of American Commercial Lines and its Restricted Subsidiaries held by management and employees in connection with any stock option, deferred compensation or similar benefit plans approved by the Board of Directors (or similar governing body) and otherwise issued in accordance with the terms of the indenture;

(k) Investments the payment for which consists solely of Qualified Capital Interests of American Commercial Lines;

(l) any Investment in any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with an Asset Sale consummated in compliance with the covenant described under “— Certain Covenants — Limitation on Asset Sales” or any other disposition of Property not constituting an Asset Sale;

(m) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business and consistent with past practice;

(n) guarantees by American Commercial Lines or any Restricted Subsidiary of Debt of American Commercial Lines or a Restricted Subsidiary of Debt otherwise permitted by the covenant described hereunder “— Certain Covenants — Limitation on Incurrence of Debt”;

(o) any Investment by American Commercial Lines or any Restricted Subsidiary in a Receivable Subsidiary or any Investment by a Receivable Subsidiary in any other Person in connection with a Qualified Receivables Transaction, so long as any Investment in a Receivable Subsidiary is in the form of a Purchase Money Note or an Investment in Capital Interests;

(p) the issuance of any letter of credit or similar support for the obligations of any insurance Subsidiary in the ordinary course of business; and

(q) any Investment by American Commercial Lines or any Restricted Subsidiary in connection with a joint venture on or after the Issue Date not to exceed $25.0 million in aggregate amount at any one time outstanding (measured by the fair market value of such investments as of the date made) so long as such joint venture is engaged only in a Permitted Business.

“Permitted JV Transaction” means a transaction or series of simultaneous related transactions pursuant to which (1) American Commercial Lines Inc. or a Restricted Subsidiary contributes assets or property (including Capital Interests) to a joint venture in exchange for cash, property, Capital Interests or any combination of the foregoing and (2) the Company receives cash consideration equal to at least 90% of the fair market value of the contributed assets (as determined in good faith by the Company’s Board of Directors).

“Permitted Liens” means:

(a) Liens existing at the Issue Date;

(b) Liens that secure Obligations incurred pursuant to clause (i) or (ix) of the definition of “Permitted Debt” (including cash management obligations and Hedging Obligations owed to a Lender or an affiliate of a Lender and described as “Bank Products” in the Intercreditor Agreement), provided that such Liens are subject to the provisions of the Intercreditor Agreement;

(c) any Lien for taxes or assessments or other governmental charges or levies not then due and payable (or which, if due and payable, are being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained, to the extent required by GAAP and such proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien);

(d) any carrier’s, warehousemen’s, materialmen’s, mechanic’s, landlord’s, repairmen’s, or other similar Liens arising, in the case of such other similar Liens, in the ordinary course of business and by Law for sums not then due and payable after giving effect to any applicable grace periods (or which, if due and payable, are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained, to the extent required by GAAP and such proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien);

(e) survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other similar restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Debt and which do not individually or in the aggregate materially adversely affect the value of American Commercial Lines or its subsidiaries or materially impair the operation of the business of such Person;

(f) pledges or deposits (i) in connection with workers’ compensation, unemployment insurance and other types of statutory obligations, completion guarantees or the requirements of any official body, or (ii) to secure the performance of tenders, bids, surety or performance bonds, leases, purchase, construction, sales, work in process relating to progress payment contracts for the construction of barges or servicing contracts and other similar obligations Incurred in the normal course of business consistent with industry practice; or (iii) to obtain or secure obligations with respect to letters of credit, Guarantees, bonds or other sureties or assurances given in connection with the activities described in clauses (i) and (ii) above, in each case not Incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property or services or imposed by ERISA or the Code in connection with a “plan” (as defined in ERISA) or (iv) arising in connection with any attachment unless such Liens shall not be satisfied or discharged or stayed pending appeal within 60 days after the entry thereof or the expiration of any such stay;

(g) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with American Commercial Lines or a Restricted Subsidiary, or becomes a Restricted Subsidiary or Liens on any property or asset prior to the acquisition thereof by the Company (and in any case not created or Incurred in anticipation of such transaction), provided that such Liens are not extended to the property and assets of American Commercial Lines and its Restricted Subsidiaries other than the property or assets acquired;

(h) Liens securing Debt of a Restricted Subsidiary that is a Guarantor owed to and held by American Commercial Lines or a Restricted Subsidiary that is a Guarantor thereof;

(i) other Liens (not securing Debt) incidental to the conduct of the business of American Commercial Lines or any of its Restricted Subsidiaries, as the case may be, or the ownership of their assets which do not individually or in the aggregate materially adversely affect the value of such assets or materially impair the operation of the business of American Commercial Lines or its Restricted Subsidiaries;

(j) Liens to secure any permitted extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Debt secured by Liens referred to in the foregoing clauses (a) and (g); provided that such Liens do not extend to any other property or assets and the principal amount of the obligations secured by such Liens is not greater than the sum of the outstanding principal amount of the refinanced Debt plus any fees and expenses, including premiums or original issue discount related to such extension, renewal, refinancing or refunding;

(k) Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods incurred in the ordinary course of business;

(l) licenses of intellectual property granted in the ordinary course of business;

(m) Liens to secure Capital Lease Obligations permitted to be incurred pursuant to clause (x) or (xix) of the definition of “Permitted Debt”; provided that such Liens do not extend to any Collateral;

(n) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligation in respect of banker’s acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods;

(o) Liens securing Debt permitted to be Incurred pursuant to clause (x) of the definition of “Permitted Debt” to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person; provided, however, that the Lien may not extend to any Collateral or other property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto and any proceeds thereof), and the Debt (other than any interest and fees thereon, or expenses incurred in connection therewith) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

(p) Liens on property or shares of Capital Interests of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that (i) the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto and proceeds thereof) and (ii) such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Restricted Subsidiary;

(q) Liens (i) that are contractual rights of set-off (A) relating to the establishment of depository relations with banks not given in connection with the issuance of Debt, (B) relating to pooled deposit or sweep accounts of American Commercial Lines or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations and other cash management activities incurred in the ordinary course of business of American Commercial Lines and or any of its Restricted Subsidiaries or (C) relating to purchase orders and other agreements entered into with customers of American Commercial Lines or any of its Restricted Subsidiaries in the ordinary course of business and (ii) of a collection bank arising under Section 4-210 of the UCC on items in the course of collection, (Y) encumbering reasonable customary initial deposits and margin deposits and attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business, and (Z) in favor of banking institutions arising as a matter of law or pursuant to customary account agreements encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(r) Liens securing judgments for the payment of money not constituting an Event of Default under clause (7) under the caption “Events of Default and Remedies” so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(s) Deposits made in the ordinary course of business to secure liability to insurance carriers;

(t) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business so long as such leases, subleases, licenses or sublicenses are subordinate in all respects to the Liens granted and evidenced by the Security Documents and which do not materially interfere with the ordinary conduct of the business of American Commercial Lines or any Restricted Subsidiaries and do not secure any Debt;

(u) Liens arising from UCC financing statement filings regarding operating leases entered into by American Commercial Lines or any Restricted Subsidiary in the ordinary course of business;

(v) Liens on the assets of a Restricted Subsidiary that is not a Guarantor securing Debt and other obligations of such Restricted Subsidiary incurred in compliance with the Indenture (including Liens on the assets of a Receivables Subsidiary);

(w) Liens on the Collateral granted under the Security Documents in favor of the Collateral Agent to secure the Notes, the Guarantees and the Permitted Additional Pari Passu Obligations and Liens permitted under the Security Documents;

(x) Liens arising from Uniform Commercial Code financing statements filings or other applicable similar filings regarding operating leases and vessel charters entered into by American Commercial Lines and its Restricted Subsidiaries in the ordinary course of business;

(y) Liens incurred in the ordinary course of business of American Commercial Lines or any Restricted Subsidiary of American Commercial Lines arising from the provision of necessaries to any Vessel pursuant to General Maritime Law of the United States and 46 U.S.C. Section 31301 et seq., including but not limited to Vessel chartering, drydocking, maintenance, repair, refurbishment or replacement, the furnishing of supplies and fuel, payment of fuel user taxes and insurance premiums, boat stores and provisions, telephone charges, groceries and food stocks, rigging and rope, fleeting, shifting, towing, port charges, cover handling, barge cleaning, tankering and gas freeing services, to Vessels and Related Assets, repairs and improvements to Vessels and Related Assets, personal injury, and/or death occurring on a Vessel, claims for property damage and/or cargo loss or damage and crews’ wages, each known as maritime liens;

(z) Liens resulting from arrangements among the stockholders of Foreign Subsidiaries which limit or restrict the transfer of equity interests of such Foreign Subsidiaries by those stockholders to third parties;

(aa) Liens for salvage and general average;

(bb) Liens under the NRG Agreements;

(cc) any extensions, substitutions, replacements or renewals of the foregoing;

(dd) Liens on shares of Capital Interests of a joint venture held by the Company or any Guarantor in connection with a Permitted JV Transaction; and

(ee) Liens securing Debt, as measured by principal amount, which, when taken together with the principal amount of all other Debt secured by Liens (excluding Liens permitted by clauses (a) though (dd) above) at the time of determination, does not exceed $25.0 million in the aggregate at any one time outstanding.

“Permitted Sale and Leaseback Transactions” means, individually or collectively, a Sale and Leaseback Transaction entered into by the Company or the Restricted Subsidiaries with any Person (a) upon fair and reasonable terms, with respect to any New Vessel which, individually or in the aggregate, does not exceed $50.0 million in any calendar year, and with respect to any Vessels which are not New Vessels, does not exceed $40.0 million at any time during the term of the Notes, in each case, together with any amounts Incurred pursuant to clause (x) of the definition of “Permitted Debt” or (b) that individually or in the aggregate relates to assets having a fair market value not exceeding $25.0 million.

“Permitted Tax Payments” means, with respect to any Person, without duplication as to amounts and as long as such Person is a pass-through entity for U.S. federal income tax purposes, payments made to American Commercial Lines in an amount equal to the federal, state, local and foreign taxes (including any penalties and interest) that such Person would owe if such Person were a corporation for U.S. federal income tax purposes filing a consolidated or combined return with its Subsidiaries.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Pledge Agreement” means the pledge agreement to be dated as of the Issue Date between the Collateral Agent, the Company and the Guarantors granting, among other things, a second-priority Lien on the Capital Interests (as defined in the Pledge Agreement) subject to Permitted Collateral Liens and Permitted Liens, in each case in favor of the Collateral Agent for its benefit and for the benefit of the Trustee and the Holders of the Notes and the holders of any Permitted Additional Pari Passu Obligations, as amended, modified, restated, supplemented or replaced from time to time in accordance with its terms.

“Preferred Interests,” as applied to the Capital Interests in any Person, means Capital Interests in such Person of any class or classes (however designated) that rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Common Interests in such Person.

“Purchase Amount” has the meaning set forth in the definition of “Offer to Purchase.”

“Purchase Date” has the meaning set forth in the definition of “Offer to Purchase.”

“Purchase Money Debt” means Debt

(i) Incurred to finance the purchase or construction (including additions and improvements thereto) of any assets (other than Capital Interests) of such Person or any Restricted Subsidiary; and

(ii) that is secured by a Lien on such assets where the lender’s sole security is to the assets so purchased or constructed (and assets or property affixed or appurtenant thereto and any proceeds thereof); and

in either case that does not exceed 100% of the cost and to the extent the purchase or construction prices for such assets are or should be included in “addition to property, plant or equipment” in accordance with GAAP.

“Purchase Money Note” means a promissory note of a Receivable Subsidiary to American Commercial Lines or any Restricted Subsidiary, which note must be repaid from cash available to the Receivable Subsidiary, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables. The repayment of a Purchase Money Note may be subordinated to the repayment of other liabilities of the Receivable Subsidiary on terms determined in good faith by the Company to be substantially consistent with market practice in connection with Qualified Receivables Transactions.

“Purchase Price” has the meaning set forth in the definition of “Offer to Purchase.”

“Qualified Capital Interests” in any Person means a class of Capital Interests other than Redeemable Capital Interests.

“Qualified Equity Offering” means (i) an underwritten public equity offering of Qualified Capital Interests pursuant to an effective registration statement under the Securities Act yielding gross proceeds to the Company, or any direct or indirect parent company of the Company, of at least $25.0 million or (ii) a private equity offering of Qualified Capital Interests of the Company other than (x) any such public or private sale to an entity that is an Affiliate of the Company and (y) any public offerings registered on Form S-8.

“Qualified Receivables Transaction” means any transaction or series of transactions entered into by American Commercial Lines or any of its Restricted Subsidiaries pursuant to which American Commercial Lines or such Restricted Subsidiary transfers to (a) a Receivable Subsidiary (in the case of a transfer by American Commercial Lines or any of its Restricted Subsidiaries) or (b) any other Person (in the case of a transfer by a Receivable Subsidiary), or grants a security interest in, any accounts receivable (whether now existing or arising in the future) of American Commercial Lines or any of its Restricted Subsidiaries, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable, all contracts and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with an accounts receivable financing transaction; provided such transaction is on market terms as determined in good faith by the Board of Directors of American Commercial Lines at the time American Commercial Lines or such Restricted Subsidiary enters into such transaction

“Receivable Subsidiary” means a Restricted Subsidiary of American Commercial Lines:

(1) that is formed solely for the purpose of, and that engages in no activities other than activities in connection with, financing accounts receivable of American Commercial Lines and/or its Restricted Subsidiaries;

(2) that is designated by the Board of Directors of American Commercial Lines as a Receivable Subsidiary pursuant to a Board of Directors’ resolution set forth in an Officers’ Certificate and delivered to the Trustee;

(3) that is either (a) a Restricted Subsidiary or (b) an Unrestricted Subsidiary designated in accordance with the covenant described under “— Certain Covenants — Limitation on Creation of Unrestricted Subsidiaries”;

(4) no portion of the Debt or any other obligation (contingent or otherwise) of which (a) is at any time Guaranteed by American Commercial Lines or any Restricted Subsidiary (excluding Guarantees of obligations (other than any Guarantee of Debt) pursuant to Standard Securitization Undertakings), (b) is at any time recourse to or obligates American Commercial Lines or any Restricted Subsidiary in any way, other than pursuant to Standard Securitization Undertakings or (c) subjects any asset of the Company or any other Restricted Subsidiary of American Commercial Lines, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings (such Debt, “Non-Recourse Receivable Subsidiary Indebtedness”);

(5) with which neither American Commercial Lines nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding other than (a) contracts, agreements, arrangements and understandings entered into in the ordinary course of business on terms no less favorable to American Commercial Lines or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of American Commercial Lines in connection with a Qualified Receivables Transaction as determined in good faith by the Board of Directors of American Commercial Lines, (b) fees payable in the ordinary course of business in connection with servicing accounts receivable in connection with such a Qualified Receivables Transaction as determined in good faith by the Board of Directors of American Commercial Lines and (c) any Purchase Money Note issued by such Receivable Subsidiary to American Commercial Lines or a Restricted Subsidiary; and

(6) with respect to which neither American Commercial Lines nor any other Restricted Subsidiary has any obligation (a) to subscribe for additional shares of Capital Interests therein or make any additional capital contribution or similar payment or transfer thereto except in connection with a Qualified Receivables Transaction or (b) to maintain or preserve the solvency or any balance sheet term, financial condition, level of income or results of operations thereof.

“Redeemable Capital Interests” in any Person means any equity security of such Person that by its terms (or by terms of any security into which it is convertible or for which it is exchangeable), or otherwise (including the passage of time or the happening of an event), is required to be redeemed, is redeemable at the option of the holder thereof in whole or in part (including by operation of a sinking fund), or is convertible or exchangeable for Debt of such Person at the option of the holder thereof, in whole or in part, at any time prior to the Stated Maturity of the Notes; provided that only the portion of such equity security which is required to be redeemed, is so convertible or exchangeable or is so redeemable at the option of the holder thereof before such date will be deemed to be Redeemable Capital Interests. Notwithstanding the preceding sentence, any equity security that would constitute Redeemable Capital Interests solely because the holders of the equity security have the right to require American Commercial Lines or its Restricted Subsidiaries to repurchase such equity security upon the occurrence of a change of control or an asset sale will not constitute Redeemable Capital Interests if the terms of such equity security provide that American Commercial Lines of such Restricted Subsidiary, as the case may be, may not repurchase or redeem any such equity security pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “— Certain Covenants — Limitation on Restricted Payments.” The amount of Redeemable Capital Interests deemed to be outstanding at any time for purposes of the Indenture will be the maximum amount that American Commercial Lines and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Redeemable Capital Interests or portion thereof, exclusive of accrued dividends.

“Refinancing Debt” means Debt that refunds, refinances, renews, replaces or extends any Debt permitted to be Incurred by American Commercial Lines or any Restricted Subsidiary pursuant to the terms of the Indenture, whether involving the same or any other lender or creditor or group of lenders or creditors, but only to the extent that

(i) the Refinancing Debt is subordinated to the Notes to at least the same extent as the Debt being refunded, refinanced or extended, if such Debt was subordinated to the Notes,

(ii) the Refinancing Debt is scheduled to mature either (a) no earlier than the Debt being refunded, refinanced or extended or (b) at least 91 days after the maturity date of the Notes,

(iii) the Refinancing Debt has a weighted average life to maturity at the time such Refinancing Debt is Incurred that is either (a) equal to or greater than the weighted average life to maturity of the Debt being refunded, refinanced, renewed, replaced or extended or (b) at least 91 days after the maturity date of the Notes,

(iv) such Refinancing Debt is in an aggregate principal amount that is less than or equal to the sum of (a) the aggregate principal or accreted amount (in the case of any Debt issued with original issue discount, as such) then outstanding under the Debt being refunded, refinanced, renewed, replaced or extended, (b) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Debt being refunded, refinanced, renewed, replaced or extended and (c) the amount of reasonable and customary fees, expenses and costs related to the Incurrence of such Refinancing Debt, and

(v) such Refinancing Debt is Incurred by the same Person (or its successor) that initially Incurred the Debt being refunded, refinanced, renewed, replaced or extended, except that (i) American Commercial Lines and any Restricted Subsidiary that is a Guarantor may Incur Refinancing Debt to refund, refinance, renew, replace or extend Debt of any Restricted Subsidiary of American Commercial Lines that is a Guarantor and (ii) any Restricted Subsidiary that is not a Guarantor may Incur Refinancing Debt to refund, refinance, renew, replace or extend Debt of any Restricted Subsidiary that is not a Guarantor.

“Registration Rights Agreement” means the Registration Rights Agreement, to be dated the date of the Indenture, among the Company, the Guarantors and the initial purchasers named therein and any similar agreement entered into in connection with any Additional Notes.

“Related Asset” means, with respect to a Vessel, (i) any insurance policies and contracts from time to time in force with respect to such Vessel, (ii) the Capital Interests of any Restricted Subsidiary of American Commercial Lines owning such Vessel and related assets, (iii) any requisition compensation payable in respect of any compulsory acquisition thereof, (iv) any earnings derived from the use or operation thereof and/or any earnings account with respect to such earnings, (v) any charters, operating leases and related agreements entered into in respect of such Vessel and any security or guarantee in respect of the charterer’s or lessee’s obligations under such charter, lease or agreement, (vi) any cash collateral account established with respect to such Vessel pursuant to the financing arrangement with respect thereto, (vii) any building, conversion or repair contracts relating to such Vessel and any security or guarantee in respect of the builder’s obligations under such contract and (viii) any security interest in, or agreement or assignment relating to, any of the foregoing or any mortgage in respect of such Vessel.

“Requirement of Law” means as to any Person, the certificate or articles of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Restricted Payment” is defined to mean any of the following:

(a) any dividend or other distribution declared and paid on the Capital Interests in American Commercial Lines or on the Capital Interests in any Restricted Subsidiary of American Commercial Lines that are held by, or declared and paid to, any Person other than American Commercial Lines or a Restricted Subsidiary of American Commercial Lines; provided that (i) dividends, distributions or payments, in each case, made solely in Qualified Capital Interests in American Commercial Lines or any Restricted Subsidiary of American Commercial Lines, as applicable; and (ii) dividends or distributions payable to a Restricted Subsidiary of American Commercial Lines or to other holders of Capital Interests of a Restricted Subsidiary of American Commercial Lines on a pro rata basis shall not be “Restricted Payments”;

(b) any payment made by American Commercial Lines or any of its Restricted Subsidiaries to purchase, redeem, acquire or retire any Capital Interests in American Commercial Lines or any of its Restricted Subsidiaries, including any issuance of Debt, in exchange for such Capital Interests or the conversion or exchange of such Capital Interests into or for Debt other than any such Capital Interests owned by American Commercial Lines or any Restricted Subsidiary;

(c) any payment made by American Commercial Lines or any of its Restricted Subsidiaries (other than a payment made solely in Qualified Capital Interests in American Commercial Lines) to redeem, repurchase, defease (including an in substance or legal defeasance) or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), (i) prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment, Debt of American Commercial Lines or any Guarantor that is subordinate (whether pursuant to its terms or by operation of law) in right of payment to the Notes or Note Guarantees (excluding any Debt owed to American Commercial Lines or any Restricted Subsidiary); except (y) payments of principal in anticipation of satisfying a sinking fund obligation or final maturity, in each case, within one year of the due date thereof and (z) any payments in respect of Debt to the extent the issuance of such Debt was a Restricted Payment and (ii) any Debt which would have constituted a Restricted Payment under clause (b) above except for the first parenthetical in such clause;

(d) any Investment by American Commercial Lines or a Restricted Subsidiary in any Person, other than a Permitted Investment; and

(e) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary;

provided, that notwithstanding the foregoing clauses (a) through (e), any payments in respect of Debt, if such Debt was issued prior to the Issue Date or the issuance of such Debt constituted a Restricted Payment under clause (b) above, shall not be deemed to be Restricted Payments.

“Restricted Subsidiary” means any Subsidiary that has not been designated as an “Unrestricted Subsidiary” in accordance with the Indenture.

“Sale and Leaseback Transaction” means any direct or indirect arrangement pursuant to which property is sold or transferred by American Commercial Lines or a Restricted Subsidiary and is thereafter leased back as a capital lease by American Commercial Lines or a Restricted Subsidiary.

“Security Agreement” means the security agreement to be dated as of the Issue Date between the Collateral Agent, the Company and the Guarantors granting, among other things, a second-priority Lien on the Collateral subject to Permitted Collateral Liens and Permitted Liens, in each case in favor of the Collateral Agent for its benefit and for the benefit of the Trustee and the Holders of the Notes and the holders of any Permitted Additional Pari Passu Obligations, as amended, modified, restated, supplemented or replaced from time to time in accordance with its terms.

“Security Documents” means the Security Agreement, the Pledge Agreement, the Fleet Mortgage, any mortgages, deeds of trust, deeds to secure debt, the Intercreditor Agreement and all of the security agreements, pledges, collateral assignments, mortgages, deeds of trust, trust deeds or other instruments evidencing or creating or purporting to create any security interests in favor of the Collateral Agent for its benefit and for the benefit of the Trustee and the Holders of the Notes and the holders of any Permitted Additional Pari Passu Obligations, in all or any portion of the Collateral, as amended, modified, restated, supplemented or replaced from time to time.

“Senior Secured Note Documents” means the Indenture, Notes, the Note Guarantees and the Security Documents.

“Significant Subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Securities Act and Exchange Act, but shall not include any Unrestricted Subsidiary.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary which are reasonably customary in an accounts receivable securitization transaction as determined in good faith by the Board of Directors of American Commercial Lines, including Guarantees by American Commercial Lines or any Restricted Subsidiary of any of the foregoing obligations of American Commercial Lines or a Restricted Subsidiary.

“Stated Maturity,” when used with respect to (i) any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal amount of such Note or such installment of interest is due and payable and (ii) any other Debt or any installment of interest thereon, means the date specified in the instrument governing such Debt as the fixed date on which the principal of such Debt or such installment of interest is due and payable.

“Subsidiary” means, with respect to any Person, any corporation, limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Interests therein is, at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person.

“Subsidiary Guarantor” means any Guarantor that is not a Parent Guarantor.

“Total Assets” means the total assets of American Commercial Lines and its Restricted Subsidiaries on a consolidated basis, determined in accordance with GAAP, as of the last day of the most recently ended fiscal quarter of the Company for which internal financial statements are available.

“Treasury Rate” means with respect to the Notes, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to July 15, 2013; provided, however, that if the period from such redemption date to July 15, 2013 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Monies” means all cash and Cash Equivalents received by the Trustee:

(1) upon the release of Collateral from the Lien of the Indenture or the Security Documents, including all Net Cash Proceeds and Net Loss Proceeds and all moneys received in respect of the principal of all purchase money, governmental and other obligations;

(2) pursuant to the Security Documents;

(3) as proceeds of any sale or other disposition of all or any part of the Collateral by or on behalf of the Trustee or any collection, recovery, receipt, appropriation or other realization of or from all or any part of the Collateral pursuant to the Indenture or any of the Security Documents or otherwise; or

(4) for application as provided in the relevant provisions of the Indenture or any Security Document or which disposition is not otherwise specifically provided for in the Indenture or in any Security Document;

provided, however, that Trust Monies shall in no event include any property deposited with the Trustee for any redemption, legal defeasance or covenant defeasance of Notes, for the satisfaction and discharge of the Indenture or to pay the purchase price of Notes pursuant to an Offer to Purchase in accordance with the terms of the Indenture and shall not include any cash received or applicable by the Trustee in payment of its fees and expenses (or, prior to the Discharge of ABL Obligations, any Collateral).

“UCC” means the Uniform Commercial Code (or any successor statute) as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Agent’s security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other that the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“Vessel” means one or more shipping vessels whose primary purpose is the maritime transportation of cargo or which are otherwise engaged, used or useful in any business activities of American Commercial Lines and its Restricted Subsidiaries and which are owned by and registered (or to be owned by and registered) in the name of American Commercial Lines or any of its Restricted Subsidiaries or operated (or to be operated) by American Commercial Lines or any of its Restricted Subsidiaries pursuant to a charter or other operating agreement constituting a Capital Lease Obligation, in each case together with all related spares, equipment and any additions or improvements.

“Voting Interests” means, with respect to any Person, securities of any class or classes of Capital Interests in such Person entitling the holders thereof generally to vote on the election of members of the Board of Directors or comparable body of such Person.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material U.S. federal income tax considerations of Exchange Offer and of the purchase, ownership and disposition of notes. This summary is based upon provisions of the Internal Revenue Code of 1986, or the Code, applicable regulations, administrative rulings and judicial decisions in effect as of the date of this prospectus, any of which may subsequently be changed, possibly retroactively, or interpreted differently by the Internal Revenue Service, or the IRS, so as to result in U.S. federal income tax consequences different from those discussed below. Except where noted, this summary deals only with a note held as a capital asset by a beneficial owner who purchases the note on original issuance at the first price at which a substantial portion of the notes are sold for cash to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers, which we refer to as the “issue price.” This summary does not address all aspects of U.S. federal income taxes and does not deal with all tax consequences that may be relevant to holders in light of their personal circumstances or particular situations, such as tax consequences to:

•	dealers in securities or currencies, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, insurance companies and traders in securities that elect to use a mark-to-market method of accounting for their securities;

•	persons holding notes as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•	U.S. holders, as defined below, whose functional currency is not the U.S. dollar;

•	certain former citizens or residents of the United States;

•	taxpayers subject to the alternative minimum tax; or

•	tax exempt organizations.

Moreover, this discussion does not address any non-U.S. federal income tax consequences, including any state, local or foreign tax, or any estate or gift tax. If you are considering the purchase of notes, you should consult your tax advisors concerning the U.S. federal income tax consequences to you in light of your own specific situation, as well as consequences arising under the laws of any other taxing jurisdiction.

In this discussion, we use the term “U.S. holder” to refer to a beneficial owner of notes that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if it (1) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding the notes, you should consult your tax advisors.

We use the term “non-U.S. holder” to describe a beneficial owner of notes (other than a partnership) that is not a U.S. holder. Non-U.S. holders should consult their tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

Exchange of the Original Notes for Exchange Notes

The exchange of an original note for an Exchange Note pursuant to the Exchange Offer will not constitute a taxable exchange for U.S. federal income tax purposes because the Exchange Note will not be considered to differ materially in kind or extent from the original note. Accordingly, the Exchange Note will be treated for U.S. federal tax purposes as a continuation of the original note in the hands of a U.S. holder or a Non-U.S. holder. As a result, (1) a holder will not recognize any gain or loss on the exchange, (2) the holder’s holding period for an Exchange Note will include the holding period for the original note, and (3) the holder’s adjusted tax basis of the Exchange Note will be the same as the holder’s adjusted basis of the original note. The Exchange Offer will not have any U.S. federal income tax consequences for a nonexchanging holder of an original note.

Consequences of Holding Notes to U.S. Holders

Inclusion of Interest and Original Issue Discount.  The notes have original issue discount (“OID”) because their stated redemption price at maturity exceeds their issue price by more than a de minimis amount. The “stated redemption price at maturity” is the total of all payments provided by a note that are not qualified stated interest. An interest payment is qualified stated interest if it is one of a series of stated interest payments on a note that are unconditionally payable at least annually at a single fixed rate applied to the outstanding principal amount of the note. We believe that interest paid with respect to the notes is qualified stated interest. Qualified stated interest will generally be taxable to a U.S. holder as ordinary income when accrued or received in accordance with the U.S. holder’s usual method of accounting for tax purposes.

A U.S. holder must include both qualified stated interest and OID in income throughout the term of the note. In general, unless the U.S. holder makes a special election to treat all interest on a note (including qualified stated interest) as OID, the amount of OID included in income is calculated using a constant-yield method, adding the daily portions of OID with respect to the note for each day during the taxable year or portion of the taxable year that the U.S. holder owns the note, referred to as “accrued OID.” The daily portion is determined by allocating to each day in any accrual period or a pro rata portion of the OID allocable to that accrual period. The accrual period is generally selected by the holder, provided that no accrual period may be longer than one year and each scheduled payment of interest or principal on the note must occur on either the first or final day of an accrual period.

The amount of OID allocable to an accrual period is determined by:

•	multiplying the note’s “adjusted issue price” at the beginning of the accrual period by its yield to maturity; and

•	subtracting from this figure the sum of the payments of qualified stated interest on the note allocable to the accrual period.

The note’s yield to maturity is the discount rate that, when used in computing the present value of all principal and interest payments to be made under the note, produces an amount equal to the issue price of the note. The adjusted issue price is determined at the beginning of any accrual period by (i) adding the note’s issue price and any accrued OID for each prior accrual period, and (ii) subtracting any payments previously made on the note that were not qualified stated interest.

If an interval between payments of qualified stated interest on a U.S. holder’s note contains more than one accrual period, then, to determine the amount of OID allocable to an accrual period, such U.S. holder must allocate the amount of qualified stated interest payable at the end of the interval (including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval) pro rata to each accrual period in the interval based on their relative lengths. In addition, such U.S. holder must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. The U.S. holder may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

The amount of OID allocable to the final accrual period is equal to the difference between:

•	the amount payable at the maturity of the note (other than any payment of qualified stated interest); and

•	the note’s adjusted issue price as of the beginning of the final accrual period.

Additional interest.  If we fail to comply with specified obligations under the registration rights agreement, that non-compliance may result in the payment of additional interest in the manner described under “Registration Rights.” We intend to take the position for U.S. federal income tax purposes that the possibility of such payments should not cause the notes to be subject to the special rules applicable to contingent payment debt instruments and, accordingly, that any such payments of interest should be taxable to you as ordinary interest income when received or accrued, in accordance with your usual method of tax accounting. This position is based in part on our determination that as of the date of issuance of the notes, the possibility that such additional payments will be made is a remote or incidental contingency, within the meaning of applicable Treasury Regulations. If the IRS successfully challenged this position, and the notes were treated as contingent payment debt instruments, U.S. holders could be required to accrue interest income on a constant yield basis at an assumed yield determined at the time of the issuance of the notes and to treat as ordinary income, rather than capital gain, any gain recognized on a sale or exchange of a note. Except as otherwise specifically discussed herein, the remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments.

Sale, redemption or other taxable disposition of notes.  Except as discussed below under “Notes Purchased at a Premium” or “Market Discount,” a U.S. holder will generally recognize gain or loss upon the sale, redemption or other taxable disposition of a note equal to the difference between the amount realized (other than amounts attributable to accrued but unpaid interest, which will be taxed as interest income to the extent not previously so taxed) upon such sale, redemption or other taxable disposition and such U.S. holder’s adjusted tax basis in the note.

A U.S. holder’s tax basis in a note will generally be equal to the amount that such U.S. holder paid for the note, increased by the amount of OID, if any, previously included in income. Any gain or loss recognized on a taxable disposition of the note will be capital gain or loss. The capital gain or loss will be long-term capital gain or loss if, at the time of the sale, redemption or other taxable disposition of the note, the U.S. holder’s holding period in the note is more than one year. Otherwise, such capital gain or loss will be a short-term capital gain or loss. A U.S. holder’s ability to deduct capital losses may be limited.

Notes Purchased at a Premium.  If a U.S. holder purchases a note for an amount that is greater than the sum of all amounts (other than qualified stated interest) payable on the note after the purchase date (as determined above under “Inclusion of Interest and Original Issue Discount”), the excess is “bond premium.” Such U.S. holder may elect to treat the premium as “amortizable bond premium.” If such an election is made, the amount of qualified stated interest such U.S. holder must include in income for each accrual period is reduced by the portion of the premium allocable to such period based on the note’s yield to maturity. If the amortizable bond premium exceeds the interest allocable to the accrual period, the electing U.S. holder must treat the excess as a bond premium deduction for the accrual period. However, the amount treated as a bond premium deduction is limited to the amount by which such U.S. holder’s total interest income on the note in prior accrual periods exceeds the total amount treated by such U.S. holder as bond premium on the note in prior accrual periods. A U.S. holder generally may not assume that a note will be redeemed prior to maturity, and therefore must amortize the premium until the maturity date. If the note is in fact redeemed, such U.S. holder may deduct any unamortized premium in the year of redemption. If a U.S. holder makes the election described in this paragraph, the election will apply to all debt instruments the interest on which is not excludible from gross income (“fully taxable bonds”) that such U.S. holder holds at the beginning of the first taxable year to which the election applies and to all fully taxable bonds such U.S. holder later acquires. The election may be revoked only with the consent of the IRS.

If a U.S. holder does not make this election, such U.S. holder must include the full amount of each interest payment in income as described in “Interest” above. The U.S. holder will receive a tax benefit from the premium only in computing gain or loss upon the sale or other disposition or retirement of the note.

Notes Purchased at a Discount.  If a U.S. holder purchases a note for an amount that is less than its “revised issue price” by less than a de minimis amount, such U.S. holder will have market discount with respect to the note. The “revised issue price” of a note is generally the sum of (i) the issue price of the note and (ii) the aggregate amount of original issue discount includible in the gross income of all holders before the acquisition of the note by such U.S. holder (as determined above under “Inclusion of Interest and Original Issue Discount”). Such U.S. holder is required to treat any principal payments on, or any gain realized on the disposition or retirement of such note, as interest income to the extent of the market discount that accrued while such U.S. holder held the note, unless the U.S. holder elects to include the market discount in income on a current basis (see “Accrual Method Election” below). “Accrued” market discount is determined on a straight-line basis or, at the U.S. holder’s election, on a constant-yield basis. Market discount is considered to be a de minimis amount if it is less than one-quarter of one percent of the note’s principal amount multiplied by the number of complete years to maturity after the U.S. holder acquired the note. If a U.S. holder disposes of a note with more than a de minimis amount of market discount in a nontaxable transaction in exchange for property whose adjusted basis is determined by reference to the adjusted basis of the note, such U.S. holder must include all market discount in income as if such U.S. holder had sold the note at its then fair market value.

If a U.S. holder acquires a note at a market discount and does not make the accrual method election described below, such U.S. holder may be required to defer the deduction of a portion of the interest expense on any indebtedness incurred or continued to purchase or carry the note until the deferred income is realized.

Accrual Method Election.  A U.S. holder that purchases a note with market discount may elect to include in gross income such U.S. holder’s entire return on the note (i.e., the excess of all remaining payments to be received on the note over the amount such U.S. holder paid for the note) based on the compounding of interest at a constant rate. Such an election will result in a deemed election for all of such U.S. holder’s debt instruments with market discount to include the market discount currently, and for all of such U.S. holder’s debt instruments with amortizable bond premium to amortize the premium. The election may be revoked only with the consent of the IRS.

Information reporting and backup withholding.  Information reporting requirements generally will apply to interest on the notes (including OID) and the proceeds of a sale of a note paid to a U.S. holder unless the U.S. holder is an exempt recipient (such as a corporation). A backup withholding tax will apply to those payments if the U.S. holder fails to provide its correct taxpayer identification number, or certification of exempt status, or if the U.S. holder is notified by the IRS that it has failed to report in full payments of interest income. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is furnished timely to the IRS.

Consequences of Holding Notes to Non-U.S. Holders

Payments of interest.  Generally, interest income (including OID, as defined above under “Consequences to U.S. Holders”) of a non-U.S. holder with respect to the notes that is not effectively connected with a trade or business in the United States (or, in the case of a non-U.S. holder eligible for benefits under an income tax treaty, attributable to a permanent establishment in the United States) will not be subject to U.S. income or withholding tax, provided that:

•	the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote;

•	the non-U.S. holder is not a bank whose receipt of interest on a note is described in section 881(c)(3)(A) of the Code;

•	the non-U.S. holder is not a controlled foreign corporation that is related to us (actually or constructively) through stock ownership; and

•	either (1) the non-U.S. holder provides its name and address, and certifies, under penalties of perjury, that it is not a U.S. person (which certification may be made on an IRS Form W-8BEN or other applicable form) or (2) the non-U.S. holder holds the notes through certain foreign intermediaries or certain foreign partnerships, and the non-U.S. holder and the foreign intermediary or foreign partnership satisfies the certification requirements of applicable Treasury regulations.

If a non-U.S. holder cannot satisfy the requirements described above, payments of interest will be subject to U.S. federal withholding tax at a rate of 30%, unless the non-U.S. holder provides us with a properly executed IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty.

If a non-U.S. holder is engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business (or, if an income tax treaty applies, is attributable to a permanent establishment in the United States), then the non-U.S. holder will be exempt from the 30% withholding tax, provided the non-U.S. holder provides us with a properly executed IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States. However, such non-U.S. holder will be subject to U.S. federal income tax on that interest on a net income basis in the same manner as if the non-U.S. holder were a U.S. holder. In addition, if a non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lesser rate under an applicable income tax treaty) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States.

Sale, redemption or other taxable disposition of notes.  Gain realized by a non-U.S. holder on the sale, redemption or other taxable disposition of a note will not be subject to U.S. federal income tax unless:

•	the gain is effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States (or, if an income tax treaty applies, is attributable to a permanent establishment in the United States); or

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met.

If a non-U.S. holder is described in the first bullet point above, it will be subject to tax on the net gain derived from the sale, redemption or other taxable disposition under regular graduated U.S. federal income tax rates and in the same manner as if the non-U.S. holder were a U.S. holder. In addition, if a non-U.S. holder is a foreign corporation that falls under the first bullet point above, it may be subject to the branch profits tax equal to 30% (or lesser rate as may be specified under an applicable income tax treaty). If a non-U.S. holder is an individual described in the second bullet point above, such holder will be subject to a flat 30% tax on the gain derived from the sale, redemption or other taxable disposition, which may be offset by U.S. source capital losses, even though such holder is not considered a resident of the United States.

Information Reporting and Backup Withholding.  Generally, we must report annually to the IRS and to non-U.S. holders the amount of interest (including OID) to non-U.S. holders and the amount of tax, if any, withheld with respect to those amounts. Copies of the information returns reporting such interest and withholding may also be made available to the tax authorities in the country in which a non-U.S. holder resides under the provisions of an applicable income tax treaty.

In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of interest that we make, provided the statement on IRS Form W-8BEN or W-8ECI (or other applicable form) has been received and we do not have actual knowledge or reason to know that the holder is a U.S. person, as defined under the Code, that is not an exempt recipient. In addition, a non-U.S. holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale of a note within the United States or conducted through certain U.S.-related financial intermediaries, unless the statement described above has been received, and we do not have actual knowledge or reason to know that a holder is a U.S. person, as defined under the Code, that is not an exempt recipient, or the non-U.S. holder otherwise establishes an exemption. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is furnished timely to the IRS.

BOOK-ENTRY; DELIVERY AND FORM

We will initially issue the Exchange Notes in the form of one or more global notes. Each global note will be deposited with, or on behalf of, DTC and registered in the name of DTC or its nominee. Except as described below, a global note may be transferred, in whole and not in part, only to DTC or another nominee of DTC. You may hold your beneficial interests in any global note directly through DTC if you have an account with DTC or indirectly through organizations which have accounts with DTC.

DTC has advised us as follows:

•	it is a limited-purpose trust company organized under the laws of the State of New York,

•	it is a member of the Federal Reserve System,

•	is a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and

•	it is “a clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities of institutions that have accounts with it (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, which may include the initial purchasers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and FINRA. Access to DTC’s book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

The rules applicable to DTC and its participants are on file with the Commission.

We expect that, pursuant to procedures established by DTC, upon the deposit of a global note with DTC, DTC will credit, on its book-entry registration and transfer system, the principal amount of notes represented by the global note to the accounts of participants. The accounts to be credited will be designated by the initial purchasers. Ownership of beneficial interests in the global note will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global note will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC, with respect to participants’ interests, or by DTC’s direct and indirect participants, with respect to the owners of beneficial interests in the global note other than participants. The laws of some jurisdictions may require that purchasers of securities take physical delivery of securities in definitive form. These limits and laws may impair the ability to transfer or pledge beneficial interests in the global note.

So long as DTC, or its nominee, is the registered holder and owner of the global note, DTC or its nominee, as the case may be, will be considered the sole legal owner and holder of any notes evidenced by the global note for all purposes of the notes and the indenture. DTC has no knowledge of the actual beneficial owners of the notes; DTC’s records reflect only the identity of the participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers. Except as set forth below, as an owner of a beneficial interest in the global note, you will not be entitled to have the notes represented by the global note registered in your name, will not receive or be entitled to receive physical delivery of certificated notes and will not be considered to be the owner or holder of any notes under the global note. We understand that under existing industry practice, in the event an owner of a beneficial interest in the global note desires to take any action that DTC, as the holder of the global note, is entitled to take, DTC would authorize the participants to take the action, and the participants would authorize beneficial owners owning through the participants to take the action or would otherwise act upon the instructions of beneficial owners owning through those participants and indirect participants.

Conveyance of notices and other communications by DTC to participants, by participants to indirect participants, and by participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of the notes may wish to take certain steps to augment transmission to them of notices of significant events with respect to the notes, such as redemptions, tenders, defaults and proposed amendments to the security documents. Beneficial owners of the notes may wish to ascertain that the nominee holding the notes for their benefit has agreed to obtain and transmit notices to beneficial owners, or in the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of the notices be provided directly to them.

Redemption notices shall be sent to DTC. If less than all of the notes within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each participant in such issue to be redeemed.

We will make payments of principal of, premium, if any, and interest on notes represented by the global note registered in the name of and held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global note.

We expect that DTC or its nominee, upon receipt of any payment of principal of, premium, if any, or interest on the global note will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global note as shown on the records of DTC or its nominee. We also expect that payments by participants or indirect participants to owners of beneficial interests in the global note held through direct and indirect participants will be governed by standing instructions and customary practices and will be the responsibility of the participants. We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global note for any note or for maintaining, supervising or reviewing any records relating to beneficial ownership interests or for any other aspect of the relationship between DTC and its direct or indirect participants or the relationship between those participants and the owners of beneficial interests in the global note owning through those participants.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the global note among participants in DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Under such circumstances, in the event that a successor securities depository is not obtained, note certificates are required to be printed and delivered as described under “Description of the Notes.” Neither the Trustee nor the Company will have any responsibility or liability for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

PLAN OF DISTRIBUTION

Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with the resale of the Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for original notes where such original notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a one-year period (or shorter as provided in the Registration Rights Agreement), we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until          , 2010 (90 days after the date of delivery of this prospectus), all broker-dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale. These resales may be made at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any of the Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of the Exchange Notes may be deemed to be an underwriter within the meaning of the Securities Act, and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act.

We have agreed to pay all expenses incident to the performance of our obligations in connection with the Exchange Offer. We will indemnify the holders of the notes (including any broker-dealer) against certain liabilities, including liabilities under the Securities Act.

WHERE YOU CAN FIND MORE INFORMATION

American Commercial Lines Inc. is subject to the informational requirements of the Exchange Act and files reports and other information with the Commission.

You may read and copy this information at the Public Reference Room of the Commission, 100 F Street N.E., Washington, D.C. 20549. For more information about the operation of the Public Reference Room, call the Commission at 1-800-SEC-0330. The Commission also maintains a website that contains reports and other information about issuers who file electronically with the Commission. The Internet address of the site is http://www.sec.gov. Some, but not all, of American Commercial Lines Inc.’s publicly filed information is available through the Commission’s web site. You may also obtain certain of these documents at American Commercial Lines Inc.’s website at www.aclines.com. We are not incorporating the contents of the websites of the Commission, American Commercial Lines Inc. or any other person into this document. We are only providing information about how you may obtain certain documents that are incorporated into this document by reference at these websites.

This prospectus forms part of the registration statement filed by Commercial Barge Line Company, American Commercial Lines Inc., American Commercial Lines LLC, ACL Transportation Services LLC and Jeffboat LLC with the Commission under the Securities Act. This prospectus omits certain of the information contained in the registration statement in accordance with the rules and regulations of the Commission.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows American Commercial Lines Inc. to “incorporate by reference” information into this prospectus, which means important information may be disclosed to you by referring you to another document filed separately with the Commission. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. This prospectus incorporates by reference the documents set forth below that American Commercial Lines Inc. has previously filed with the Commission. These documents contain important information about American Commercial Lines Inc. and its consolidated subsidiaries and their finances.

American Commercial Lines Inc. has filed with the Commission (other than any portions of any document listed below or any portions of such future filings deemed, under SEC rules, not to have been filed, including as a result of any information being furnished under any item of any current report on Form 8-K, including the related exhibits), pursuant to the Exchange Act, its Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the SEC on March 11, 2009, as amended by Amendment No. 1 to such report filed with the SEC on March 27, 2009, Quarterly Reports on Form 10-Q for the for the quarterly periods ended March 31, 2009 and June 30, 2009, filed with the SEC on May 8, 2009 and August 7, 2009, respectively, and Current Reports on Form 8-K and Form 8-K/A filed with the SEC on February 23, 2009, March 13, 2009, April 3, 2009, May 12, 2009, May 26, 2009, June 8, 2009, July 1, 2009, July 7, 2009, July 13, 2009 and July 29, 2009, and a Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 13, 2009.

Reports and other information filed by American Commercial Lines Inc. with the Commission pursuant to the Securities Exchange Act of 1934, as amended, after the date of this registration statement and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into the prospectus. In addition, all reports and other information filed by American Commercial Lines Inc. with the Commission following the date hereof and prior to the termination of the exchange offer, including American Commercial Lines Inc.’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Proxy Statement filed on Schedule 14A, shall be deemed to be incorporated by reference herein. Statements contained in this document as to the contents of any contract or other document referred to in such document are not necessarily complete and, in each instance, reference is made to the copy of such contract or other document filed with the Commission, each such statement being qualified in all respects by such reference.

We will provide to you upon written or oral request, without charge, a copy of any and all of the information incorporated by reference in this prospectus; however, a reasonable fee per page will be charged for any paper copies of any exhibits to such information. Requests should be addressed to American Commercial Lines Inc., 1701 East Market Street, Jeffersonville, Indiana 47130, telephone number (812) 288-0100.

LEGAL MATTERS

Certain legal matters in connection with the notes and the Guarantees have been passed upon for the Company and the Guarantors by Hogan & Hartson LLP, 875 Third Avenue, New York, New York 10022.

EXPERTS

The consolidated financial statements of American Commercial Lines Inc. appearing in American Commercial Lines Inc.’s Annual Report (Form 10-K) for the fiscal year ended December 31, 2008 (including schedules appearing therein), and the effectiveness of American Commercial Lines Inc.’s internal control over financial reporting as of December 31, 2008, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

We have not authorized any dealer or salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not constitute an offer to sell or buy any securities in any jurisdiction where it is unlawful. The information in this prospectus is current only as of the date of this prospectus unless the information specifically indicates that another date applies.

Until          , 2009, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$200,000,000

Commercial Barge Line Company

Exchange Offer of
$200,000,000 of our 12 1/2% Senior Secured Notes due 2017

Unconditionally Guaranteed by

          , 2009

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The following applies to American Commercial Lines Inc. and Commercial Barge Line Company

American Commercial Lines Inc. and Commercial Barge Line Company are governed by the laws of the state of Delaware.

Section 145 of the General Corporation Law of the State of Delaware, or the DGCL, provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a pending or completed action, suit or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful, provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such an indemnification is proper under the circumstances.

Section 102(b)(7) of the DGCL enables a corporation in its original certificate of incorporation, or an amendment thereto validly approved by stockholders, to eliminate or limit personal liability of members of its Board of Directors for violations of a director’s fiduciary duty of care. However, the elimination or limitation shall not apply where there has been a breach of the duty of loyalty, a failure to act in good faith, intentional misconduct or a knowing violation of a law, a violation of Section 174 of the DGCL or an improper personal benefit is obtained in any transaction.

American Commercial Lines Inc.’s Certificate of Incorporation, as amended, provides that no director shall be personally liable to American Commercial Lines Inc. or its stockholders for monetary damages for breach of his fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to American Commercial Lines Inc. or its stockholders, (ii) for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL or (iv) for any transaction in which the director derived an improper personal benefit.

American Commercial Lines Inc. maintains insurance, at its expense, to protect itself and any director, officer or employee of American Commercial Lines Inc. against any expense, liability, or loss, whether or not American Commercial Lines Inc. would have the power to indemnify such person against such expense, liability, or loss under the Delaware General Corporation Law.

American Commercial Lines Inc.’s Amended and Restated Bylaws provides that American Commercial Lines Inc. shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

As permitted by the DGCL, American Commercial Lines Inc. has entered into indemnification agreements with each of its directors that require American Commercial Lines Inc. to indemnify such persons who are made a party to or threatened to be made a party to or a participant in any proceeding, other than a proceeding by or in the right of American Commercial Lines Inc. to procure a judgment in its favor, against all expenses (including, without limitation, fees and expenses of counsel, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage and delivery service fees and all other disbursements or expenses), judgments, liabilities, fines, penalties and amounts paid in settlement actually and reasonably incurred by any such person or on his or her behalf in connection with such proceeding or claim, issue or matter therein, if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of American Commercial Lines Inc. and, in the case of a criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Pursuant to the indemnification agreements, if such person was, is or is threatened to be made a party to or a participant (as a witness or otherwise) in any proceeding by or in the right of American Commercial Lines Inc. to procure a judgment in its favor, such person shall be indemnified against all expenses actually and reasonably incurred by such person or on such person’s behalf in connection with such proceeding or any claim, issue or matter therein, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of American Commercial Lines Inc.; however, no indemnification for expenses shall be made in respect of any proceeding, claim, issue or matter as to which such person shall have been finally adjudged by a court to be liable to American Commercial Lines Inc., unless and only to the extent that the Delaware Court (or court hearing appeals therefrom) shall determine that such person is fairly and reasonably entitled to indemnification. Pursuant to the agreements with American Commercial Lines Inc.’s directors, if such persons, by reason of his or her corporate status, serve as a witness in any proceeding to which such persons are not a party, he or she shall be indemnified against all expenses actually and reasonable incurred in connection therewith.

Commercial Barge Line Company’s Certificate of Incorporation provides that no director shall be personally liable to Commercial Barge Line Company or its stockholders for monetary damages for breach of his fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to Commercial Barge Line Company or its stockholders, (ii) for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL or (iv) for any transaction in which the director derived an improper personal benefit.

Commercial Barge Line Company maintains insurance, at its expense, to protect itself and any director, officer or employee of Commercial Barge Line Company against any expense, liability, or loss, whether or not Commercial Barge Line Company would have the power to indemnify such person against such expense, liability, or loss under the Delaware General Corporation Law.

Commercial Barge Line Company’s Bylaws provides that American Commercial Lines Inc. shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

Article VIII of American Commercial Lines Inc.’s Amended and Restated Bylaws and Commercial Barge Line Company’s By-Laws include the following language:

“ARTICLE VIII-INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1.  Right to Indemnification.

Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, or trustee of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, or trustee or in any other capacity while serving as a director, officer, or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability, and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this Article VIII with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation; and provided further, however, that, the Corporation’s obligation to indemnify and hold harmless any person serving at the request of the Corporation as a director, officer, or trustee of another corporation or of a partnership, joint venture, trust, or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, or other enterprise.

Section 2.  Right to Advancement of Expenses.

In addition to the right to indemnification conferred in Section 1 of this Article VIII, an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Article VIII or otherwise.

Section 6.  Indemnification of Employees and Agents of the Corporation.

The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.”

The following applies to American Commercial Lines LLC, ACL Transportation Services LLC, and Jeffboat LLC

American Commercial Lines LLC, ACL Transportation Services LLC and Jeffboat LLC are governed by the laws of the State of Delaware.

Section 18-108 of the Delaware Limited Liability Company Act, provides that a limited liability company shall have the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands, subject to such standards and restrictions as set forth in its limited liability company agreement.

American Commercial Lines LLC, ACL Transportation Services LLC and Jeffboat LLC each maintains insurance, at its expense, to protect itself and any director, officer or employee of American Commercial Lines LLC, ACL Transportation Services LLC and Jeffboat LLC, respectively, against any expense, liability, or loss, whether or not American Commercial Lines LLC, ACL Transportation Services LLC and Jeffboat LLC, respectively, would have the power to indemnify such person against such expense, liability, or loss under the Delaware Limited Liability Company Act.

American Commercial Lines LLC’s Second Amended and Restated Limited Liability Company Agreement provides that American Commercial Lines LLC shall, to the fullest extent authorized by the Delaware Limited Liability Company Act, indemnify and hold harmless any member, manager, officer or employee of American Commercial Lines LLC from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of American Commercial Lines LLC.

Article XIV of American Commercial Lines LLC’s Second Amended and Restated Limited Liability Company Agreement includes the following language:

“14. Indemnification.   To the fullest extent permitted by the laws of the State of Delaware, the Company shall indemnify and hold harmless any person who is or was a party, or is threatened to be made a party, to any threatened, pending or completed action, claim, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action, claim, suit or proceeding by or in the right of the Company) by reason of the fact that such person is or was a Manager, Member, officer or employee of the Company or is or was serving at the request of the Company as a director, manager, officer, employee or agent of a corporation, limited liability company, partnership, joint venture, trust or other enterprise (each, an “Eligible Peron”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Eligible Person in connection with such action, claim, suit or proceeding, including appeals (collectively, “Indemnifiable Losses”), except to the extent that it is finally judicially determined that such Indemnifiable Losses arose out of or were related to actions or omissions of the Eligible Person constituting bad faith, gross negligence, fraud or intentional misconduct.

To the fullest extent permitted by the laws of the State of Delaware, the Company shall indemnify and hold harmless any Eligible Person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, claim, suit or proceeding by or in the right of the Company to procure a judgment in its favor by reason of the Eligible Person’s status as such, against expenses (including attorneys’ fees) actually and reasonably incurred by the Eligible Person in connection with the defense or settlement of such action, claim, suit or proceeding, including appeals, except to the extent that it is finally judicially determined that such expenses arose out of or were related to actions or omissions of the Eligible Person constituting bad faith, gross negligence, fraud or intentional misconduct.

To the fullest extent permitted by the laws of the State of Delaware, the Company shall pay expenses incurred in defending a civil or criminal action, claim, suit or proceeding described in this Section 14 in advance of the final disposition of such action, claim, suit or proceeding upon receipt of an undertaking by or on behalf of the Eligible Person to repay such amount if it shall ultimately be determined that such Eligible Person is not entitled to be indemnified by the Company.

The provisions of this Section 14 shall be applicable to all actions, claims, suits or proceedings made or commenced after the date of this Agreement, whether arising from acts or omissions to act occurring before or after such date. The provisions of this Section 14 shall be deemed to be a contract between the Company and each Eligible Person who serves in such capacity at any time while this Section 14 and the relevant provisions of the laws of the State of Delaware and other applicable law, if any, are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts or any action, claim, suit or proceeding then or theretofore existing, or any action, claim, suit or proceeding thereafter brought or threatened based in whole or in part on any such state of facts. If any provision of this Section 14 shall be found to be invalid or limited in application by reason of any law or regulation, it shall not affect the validity of the remaining provisions hereof. The rights of indemnification provided in this Section 14 shall neither be exclusive of, nor be deemed in limitation of, any rights to which any such Eligible Person may otherwise be entitled or permitted by contract, the Certificate, vote of the Member or Managers or otherwise, or as a matter of law, both as to actions in such Eligible Person’s official capacity and actions in any other capacity while holding such office, it being the policy of the Company that indemnification of the specified Eligible Persons shall be made to the fullest extent permitted by law.

For purposes of this Section 14, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on an Eligible Person with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include, but not be limited to, any service as a Manager, officer, employee or agent of the Company which imposes duties on, or involves services by, such Manager, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries.”

ACL Transportation Services LLC’s Amended and Restated Limited Liability Company Agreement provides that ACL Transportation Services LLC shall, to the fullest extent authorized by the Delaware Limited Liability Company Act, indemnify and hold harmless any member, manager, officer or employee of ACL Transportation Services LLC from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of ACL Transportation Services LLC.

Jeffboat LLC’s Amended and Restated Limited Liability Company Agreement provides that Jeffboat LLC shall, to the fullest extent authorized by the Delaware Limited Liability Company Act, indemnify and hold harmless any member, manager, officer or employee of Jeffboat LLC from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of Jeffboat LLC.

ITEM 21.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

INDEX TO EXHIBITS

Number	Description

2.1	First Amended Joint Plan of Reorganization, dated as of October 19, 2004, of American Commercial Lines LLC and Affiliated Debtors (Incorporated by reference to the Registration Statement on Form S-4 of American Commercial Lines LLC and ACL Finance Corp., filed on April 29, 2005)
3.1	Certificate of Incorporation of American Commercial Lines Inc. (Incorporated by reference to the Company’s Form S-1, filed on July 19, 2005)
3.2	Certificate of Amendment to Certificate of Incorporation of American Commercial Lines Inc. (Incorporated by reference to the Company’s Form S-1, filed on July 19, 2005)
3.3	Certificate of Amendment to Certificate of Incorporation of American Commercial Lines Inc. (Incorporated by reference to the Company’s Form 8-K, filed on May 26, 2009)
3.4	Second Amended and Restated Bylaws of American Commercial Lines Inc. dated July 27, 2006 (Incorporated herein by reference to the Company’s Current Report on Form 8-K, filed on August 1, 2006)
4.1	Indenture, dated as of July 7, 2009, by and among, by and among Commercial Barge Line Company, the guarantors named therein (which include American Commercial Lines Inc.), and The Bank of New York Mellon Trust Company, N.A., as trustee with respect to senior secured debt securities.*
4.2	Registration Rights Agreement, dated July 7, 2009, by and among Commercial Barge Line Company, the guarantors named therein (which include American Commercial Lines Inc.), and Banc of America Securities LLC, as representative of the initial purchasers.*
4.3	Form of Notes representing $200,000,000 principal amount of 12 1/2% Senior Secured Notes due 2017, dated July 7, 2009.*
5.1	Opinion of Hogan & Hartson LLP with respect to Commercial Barge Line Company and the Guarantors.*
10.1	Credit Agreement, dated as of July 7, 2009, among Commercial Barge Line Company and certain of its direct wholly owned subsidiaries, Bank of America, N.A. as administrative agent, collateral agent and security trustee, the lending institutions from time to time party thereto, Banc of America Securities LLC, Wachovia Capital Markets, LLC, UBS Securities LLC and Suntrust Robinson Humphrey, Inc., as joint lead arrangers, Banc of America Securities LLC, Wachovia Capital Markets, LLC, UBS Securities LLC and Suntrust Robinson Humphrey, Inc., as joint book runners, Wells Fargo Foothill, LLC, as syndication agent, and UBS Securities LLC, Suntrust Bank and RBS Business Capital, as co-documentation agents.*
10.2	Intercreditor Agreement, dated as of July 7, 2009 among Bank of America, N.A. as administrative agent, collateral agent and security trustee, The Bank of New York Mellon Trust Company, N.A., Commercial Barge Line Company, American Commercial Lines LLC, ACL Transportation Services and Jeffboat LLC.*
10.3	Security Agreement dated as of July 7, 2009, among The Bank of New York Mellon Trust Company, N.A., as collateral agent, Commercial Barge Line Company, American Commercial Lines Inc., American Commercial Lines LLC, Jeffboat LLC, and ACL Transportation Services LLC.* **
10.4	Pledge Agreement, dated as of July 7, 2009, among Commercial Barge Line Company, American Commercial Lines Inc., American Commercial Lines LLC, Jeffboat LLC, and ACL Transportation Services LLC and The Bank of New York Mellon Trust Company, N.A., as collateral agent.*
12.1	Ratio of Earnings to Fixed Charges of American Commercial Lines Inc.*
23.1	Consent of Ernst & Young LLP regarding American Commercial Lines Inc.*
23.2	Consent of Hogan & Hartson LLP with respect to Commercial Barge Line Company and the Guarantors (included in Exhibit 5.1).*
24	Power of Attorney (included on signature pages hereof).*
25	Statement of Eligibility of the Trustee on Form T-1 under the Trust Indenture Act of 1939.*
99.1	Form of Letter of Transmittal.*
99.2	Form of Notice of Guaranteed Delivery.*

Number	Description

99.3	Form of Exchange Agent Agreement.*
99.4	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees and Form of Letter to Clients.*

*	Filed herewith.

**	The two asterisks denote that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

ITEM 22.	UNDERTAKINGS

1. The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants’ annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

2. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

3. The undersigned registrants hereby undertake that:

(i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

4. The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

5. The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jeffersonville, State of Indiana, on the 2nd day of October 2009.

COMMERCIAL BARGE LINE COMPANY

By:	/s/ Michael P. Ryan
Michael P. Ryan
Director, President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Michael P. Ryan and Thomas R. Pilholski, and each of them individually, his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them individually, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael P. Ryan Michael P. Ryan	Director, President and Chief Executive Officer (Principal Executive Officer)	October 2, 2009

/s/ Thomas R. Pilholski Thomas R. Pilholski	Director, Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	October 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jeffersonville, State of Indiana, on the 2nd day of October 2009.

AMERICAN COMMERCIAL LINES INC.

By:	/s/ Michael P. Ryan
Michael P. Ryan
President, Chief Executive Officer and Director
(Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Michael P. Ryan and Thomas R. Pilholski, and each of them individually, his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them individually, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael P. Ryan Michael P. Ryan	President and Chief Executive Officer and Director (Principal Executive Officer)	October 2, 2009

/s/ Thomas R. Pilholski Thomas R. Pilholski	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	October 2, 2009

/s/ Clayton K. Yeutter Clayton K. Yeutter	Chairman of the Board of Directors	October 2, 2009

/s/ Eugene I. Davis Eugene I. Davis	Director	October 2, 2009

/s/ Richard L. Huber Richard L. Huber	Director	October 2, 2009

Signature	Title	Date

/s/ Nils E. Larsen Nils E. Larsen	Director	October 2, 2009

/s/ Emanuel L. Rouvelas Emanuel L. Rouvelas	Director	October 2, 2009

/s/ R. Christopher Weber R. Christopher Weber	Director	October 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jeffersonville, State of Indiana, on the 2nd day of October 2009.

AMERICAN COMMERCIAL LINES LLC
ACL TRANSPORTATION SERVICES LLC
JEFFBOAT LLC

By:	/s/ Michael P. Ryan
Michael P. Ryan
Manager, President, and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Michael P. Ryan and Thomas R. Pilholski, and each of them individually, his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them individually, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael P. Ryan Michael P. Ryan	Manager, President and Chief Executive Officer (Principal Executive Officer)	October 2, 2009

/s/ Thomas R. Pilholski Thomas R. Pilholski	Manager, Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	October 2, 2009

INDEX TO EXHIBITS

Number	Description

2.1	First Amended Joint Plan of Reorganization, dated as of October 19, 2004, of American Commercial Lines LLC and Affiliated Debtors (Incorporated by reference to the Registration Statement on Form S-4 of American Commercial Lines LLC and ACL Finance Corp., filed on April 29, 2005)
3.1	Certificate of Incorporation of American Commercial Lines Inc. (Incorporated by reference to the Company’s Form S-1, filed on July 19, 2005)
3.2	Certificate of Amendment to Certificate of Incorporation of American Commercial Lines Inc. (Incorporated by reference to the Company’s Form S-1, filed on July 19, 2005)
3.3	Certificate of Amendment to Certificate of Incorporation of American Commercial Lines Inc. (Incorporated by reference to the Company’s Form 8-K, filed on May 26, 2009)
3.4	Second Amended and Restated Bylaws of American Commercial Lines Inc. dated July 27, 2006 (Incorporated herein by reference to the Company’s Current Report on Form 8-K, filed on August 1, 2006)
4.1	Indenture, dated as of July 7, 2009, by and among, by and among Commercial Barge Line Company, the guarantors named therein (which include American Commercial Lines Inc.), and The Bank of New York Mellon Trust Company, N.A., as trustee with respect to senior secured debt securities.*
4.2	Registration Rights Agreement, dated July 7, 2009, by and among Commercial Barge Line Company, the guarantors named therein (which include American Commercial Lines Inc.), and Banc of America Securities LLC, as representative of the initial purchasers.*
4.3	Form of Notes representing $200,000,000 principal amount of 12 1/2% Senior Secured Notes due 2017, dated July 7, 2009.*
5.1	Opinion of Hogan & Hartson LLP with respect to Commercial Barge Line Company and the Guarantors.*
10.1	Credit Agreement, dated as of July 7, 2009, among Commercial Barge Line Company and certain of its direct wholly owned subsidiaries, Bank of America, N.A. as administrative agent, collateral agent and security trustee, the lending institutions from time to time party thereto, Banc of America Securities LLC, Wachovia Capital Markets, LLC, UBS Securities LLC and Suntrust Robinson Humphrey, Inc., as joint lead arrangers, Banc of America Securities LLC, Wachovia Capital Markets, LLC, UBS Securities LLC and Suntrust Robinson Humphrey, Inc., as joint book runners, Wells Fargo Foothill, LLC, as syndication agent, and UBS Securities LLC, Suntrust Bank and RBS Business Capital, as co-documentation agents.*
10.2	Intercreditor Agreement, dated as of July 7, 2009 among Bank of America, N.A. as administrative agent, collateral agent and security trustee, The Bank of New York Mellon Trust Company, N.A., Commercial Barge Line Company, American Commercial Lines LLC, ACL Transportation Services and Jeffboat LLC.*
10.3	Security Agreement dated as of July 7, 2009, among The Bank of New York Mellon Trust Company, N.A., as collateral agent, Commercial Barge Line Company, American Commercial Lines Inc., American Commercial Lines LLC, Jeffboat LLC, and ACL Transportation Services LLC.* **
10.4	Pledge Agreement, dated as of July 7, 2009, among Commercial Barge Line Company, American Commercial Lines Inc., American Commercial Lines LLC, Jeffboat LLC, and ACL Transportation Services LLC and The Bank of New York Mellon Trust Company, N.A., as collateral agent.*
12.1	Ratio of Earnings to Fixed Charges of American Commercial Lines Inc.*
23.1	Consent of Ernst & Young LLP regarding American Commercial Lines Inc.*
23.2	Consent of Hogan & Hartson LLP with respect to Commercial Barge Line Company and the Guarantors (included in Exhibit 5.1).*
24	Power of Attorney (included on signature pages hereof).*
25	Statement of Eligibility of the Trustee on Form T-1 under the Trust Indenture Act of 1939.*
99.1	Form of Letter of Transmittal.*
99.2	Form of Notice of Guaranteed Delivery.*
99.3	Form of Exchange Agent Agreement.*
99.4	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees and Form of Letter to Clients.*

*	Filed herewith.

**	The two asterisks denote that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.